Exhibit 10.13

December 28, 2018

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

PRELIMINARY LEASE AGREEMENT

/signed/

This Preliminary Lease Agreement (hereinafter referred to as the “Preliminary Agreement”) is executed on December 28, 2018 in Moscow, Russian Federation, by and between:

(1)

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, located at building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

(2)

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 997750001, located at 10, Premise I, Floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessee”), on the other part;

hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	GLOSSARY

“Access Certificate” shall mean a certificate confirming the fact of granting the Lessee with access to the Building, stipulated in Section 3, for performing the Lessee’s Works;

“Acceptance Certificate” shall mean any one of the certificates confirming transfer by the Lessor to the Lessee of the Premises (as defined in the Lease Agreement) in the respective Buildings under the Lease Agreement for actual use in accordance with the Permitted Use, and “Acceptance Certificates” shall mean any or all such certificates;

“Leased Area of the Building(s)” shall mean the leased area of the Premises of each Building, determined and calculated in accordance with Clause 12.5 hereof;

“Leased Area of the Premises of Block 1-1” shall mean the leased area of all types of the Premises (as defined in the Lease Agreement) at Block 1-1, and, in respect of certain types of the Premises, the leased area of the respective type of the Premises at Block 1-1, determined as per Clause 12.5 hereof and specified in Appendix No. 2 to the draft Lease Agreement as of the date of signing the Preliminary Agreement;

“Guarantor Bank” shall mean the following banking institutions agreed by the Parties: …;

“Bank Guarantee” shall mean an irrevocable first-demand bank payment guarantee issued by the Guarantor Bank in favor of the Lessor, corresponding to this Preliminary Agreement and the Lease Agreement in form and substance, as security for the Lessee’s performance of its obligations under this Preliminary Agreement, the Lease Agreement or in connection with them;

“Block 1-1” shall mean a non-residential building owned by the Lessor, with the total area of 18,353.6 sq. m with cadastral number 50:09:0020544:401, located at bld. 32/1, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, color-coded in red in the Warehouse Complex Plan. The Lessor’s property right to Block 1-1 is confirmed by an entry in the Unified State Register of Real Estate No. 50-50-09/080/2013-409 dated October 25, 2013;

“Access Date” shall mean the date of signing the Access Certificate or the date when it is deemed to be signed according to the conditions of Section 3 hereof;

“Lease Agreement” shall mean a long-term lease agreement for lease of the Buildings, the agreed draft of which is set forth in Appendix No. 4 to this Preliminary Agreement, and the term “Lease Agreement” in the Preliminary Agreement shall apply both to the draft Lease Agreement and to the Lease Agreement signed by the Parties, as applicable;

“Lease Agreement for Phase 1” shall mean a long-term lease agreement in respect of Block 1-2, Block 2-1, Block 2-2, Block 2-3, Checkpoint 1 and Checkpoint 2 (as defined in the respective agreement), executed by the Lessor as the lessor and the Lessee as the lessee on the date hereof;

“Lease Agreement with ZARA CIS” shall mean a long-term lease agreement (including all the supplementary agreements thereto) in respect of the premises of Block 1-1 with the total area of 11,219.4 sq. m, executed by the Lessor and ZARA CIS JSC (OGRN 1027700429690, INN 7707099460) as the lessee on …, the lease period of …;

“Lease Agreement with VOLNA” shall mean a long-term lease agreement (including all the supplementary agreements thereto) in respect of the premises of Block 1-1 with the total area of 6,026.4 sq. m, executed by the Lessor and VOLNA LLC (OGRN 1177746437758, INN 7727317719) as the lessee on …, the lease period of …;

“Laws” shall mean the federal laws of the Russian Federation, laws of the constituent entities of the Russian Federation (including the laws of the Moscow Region), including any regulations: orders, directions, ordinances, rules, authorizations or instructions, including the Mandatory Rules;

“Structure” shall mean a utility tunnel connecting Block 1-1 and/or Block 1-2 (as defined in the Lease Agreement for Phase 1) and any of Blocks 2 leased under the Lease Agreement for Phase 1, with the total approximate area of three hundred seventy-two point six (372.6) sq. m, erected by the Lessor in accordance with the Terms of Reference (Appendix No. 3 to the Preliminary Agreement) on the Land Plot, whose characteristics and layout on the Land Plot will be determined in accordance with the Terms of Reference;

“Buildings” shall mean collectively Block 1-1, the Structure and the Checkpoints, and a “Building” shall mean any of them, respectively;

“Land Plot” shall mean a land plot with cadastral number: 50:09:0020544:1146, address: Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, with the total area of 194,172 +/- 154 sq. m as of the date of signing the Preliminary Agreement (or any other land plot formed out of/by means of the said land plot with cadastral number 50:09:0020544:1146). The Lessor’s property right is confirmed by an entry in the Unified State Register of Real Estate No. 50:09:0020544:1146-50/009/2018-1 dated January 18, 2018. The Land Plot is encumbered with mortgage in favor of Sberbank PJSC;

3

“Utilities” shall have the meaning given in the Lease Agreement;

“Checkpoint” shall mean a non-residential building owned by the Lessor with cadastral number 50:09:0020544:444, located at bld. 32/1, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, color-coded in red in the Warehouse Complex Plan. The Lessor’s property right to the Checkpoint is confirmed by an entry in the Unified State Register of Real Estate under No. 50-50-09/048/2014-162 dated April 29, 2014;

“Common Areas” shall mean the parts of the Warehouse Complex designated by the Lessor for public use by all lessees (sub-lessees) or other users of the premises/buildings in the Warehouse Complex, as well as their contractors (subcontractors) and visitors, including roadways and walkways, landscaped areas, sidewalks and Access Ways;

“Permanent Improvements” shall mean improvements to the Buildings that are not detachable without damaging the Buildings or systems or equipment installed therein, including, but not limited to, any decoration to the Buildings, floors, air conditioners, but excluding partitions installed, built-in mezzanine structures, suspended ceilings and equipment;

“Force Majeure Events” shall mean extraordinary and unavoidable (under the given conditions) events as defined in p. 3, Article 401 of the Civil Code of the Russian Federation that are understood by the Parties as a fire, flood, earthquake, other acts of God, wars, revolutions, uprisings, mass riots, terrorist acts, forfeiture of property and nuclear explosion. At the same time, lack of money and strikes of the defaulting Party’s employees (or those of its affiliates) may not be a Force Majeure Event;

“Security Payment” shall mean Security Payment 1 or Security Payment 2, as applicable;

“Security Payment 1” shall mean the security payment specified in Clause 5.4 of this Preliminary Agreement, which before the date of signing the respective Acceptance Certificates represents a way to ensure the Lessee’s performance of its obligations under this Preliminary Agreement and in connection with it, in the meaning of Article 381.1 of the Civil Code of the Russian Federation;

“Security Payment 2” shall mean the security payment applicable in cases specified in Subclause 5.10.4 of this Preliminary Agreement, which represents a way to ensure the Lessee’s performance of its obligations under this Agreement and in connection with it, in the meaning of Article 381.1 of the Civil Code of the Russian Federation;

“Mandatory Rules” shall mean technical regulations mandatory for use under the Laws and other requirements mandatory for use, including, but not limited to: normative technical documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSN), technological design standards (NTP), fire safety rules (PPB), fire safety standards (NPB), Electrical Installation Code (PUE), as well as documents of territorial planning and urban zoning, and urban planning standards, to be applied as amended / with account of amendments to the Laws;

“Operating Expenses” has the meaning given in the Lease Agreement;

“Operational Maintenance” has the meaning given in the Lease Agreement;

4

“Warehouse Complex Plan” shall mean the Warehouse Complex Plan set forth in Appendix No. 1 to this Preliminary Lease Agreement;

“Access Fee” has the meaning given in Clause 5.1 of the Preliminary Agreement;

“Handling Area” shall mean each and all of the areas adjacent directly to the face wall of Block 1-1 and intended for loading/unloading of vehicles, color-coded in orange on the Warehouse Complex Plan. The Handling Areas may also be used by the Lessee for parking of trucks provided that the indicated boundaries of these areas are respected and the engines of the vehicles run no more than five (5) minutes (otherwise the vehicle shall be moved to a respective Parking Slot);

“Warehouse Complex Rules” shall mean the Warehouse Complex rules approved by the Lessor, applying to the Lessee from the moment when it receives a copy of such rules (certified by the signature and the seal of the Lessor). The Warehouse Complex rules may be from time to time amended by the Lessor, to which effect the Lessor shall immediately notify the Lessee at least twenty (20) Business Days prior to the moment when the respective amendments come into force.

As of the date of signing of this Preliminary Agreement, the following Warehouse Complex Rules shall apply: Sever 1 Office and Warehouse Complex Operation Rules set forth in Appendix No. 14 to the Lease Agreement for Phase 1.

“Access Ways” shall mean access ways (within the boundaries of the Land Plot) to the Buildings and Handling Areas, allowing for the free passage of vehicles (cars or trucks).

The layout of the Access Ways is indicated on the Warehouse Complex Plan (Appendix No. 1) with red arrows. During the term of this Preliminary Agreement, the layout may be changed by the Lessor;

“Lessee’s Works” shall mean construction-and-installation and other works performed by the Lessee at its own expense from the Date of Access to a respective Building, agreed by the Lessor, including works to prepare the respective Building for the use in accordance with the Permitted Use;

“Lessor’s Works” shall mean works related to bringing the Buildings into the state described by the Parties in the Terms of Reference representing Appendix No. 3 hereto, performed by and at the expense of the Lessor prior to the moment of signing the Lease Agreement or a supplementary agreement to it in respect of the Building (as well as respective Acceptance Certificates);

“Business Day” shall mean any day from Monday to Friday inclusive, excluding public holidays established in accordance with the Laws. If the Business Day is carried over to Saturday and/or Sunday according to a regulatory legal act, this day is considered a Business Day. The Parties agreed that the working time pattern at the Warehouse Complex is not limited to the Business Days;

5

“Permitted Use” shall mean the following uses of the Buildings:

Block 1-1:

Warehouse Premises and Mezzanine Premises (as defined in the Lease Agreement) — for storage of goods (food, including packaged food; related non-food items, excluding alcoholic and alcohol-containing products, and excluding frozen products / products requiring special temperature conditions (temperature chambers)); for warehousing operations (loading/unloading and packaging of goods as well as other related operations) provided that, during such operations, respective requirements of fire and sanitary safety, as well as other applicable requirements and restrictions established by the Laws, are met, and fire safety category B2, stipulated for the Warehouse Premises and Mezzanine Premises, is ensured;

Office Premises (as defined in the Lease Agreement) — for office arrangement; for administrative, business and sanitary purposes (including provision of toilets and shower rooms); for other purposes related to the support of the Lessee’s warehouse operations;

Technical Premises (as defined in the Lease Agreement) — to place and operate the technical equipment serving the Premises.

The Permitted Use does not imply storage of goods requiring special storage conditions and/or a license/permit for storage (including, but not limited to, alcoholic and alcohol-containing products, pharmaceutical products (medicines, pharmaceuticals, etc.), toxic, highly flammable and explosive substances, etc.) The Parties agreed that the Lessee may store highly flammable and combustible liquids, aerosols, paint and varnish, aggressive liquids, storage batteries and small batteries, rubber goods (tires, car foot pads), incandescent light bulbs, mercury-vapor (fluorescent) lamps, garden chemicals (pesticides, herbicides) in the Warehouse Premises, provided that the Lessee obtained approval from the Lessor with regard to the area and conditions of storage and complies (at its own expense) with all the requirements of the Laws, pertaining to storage of such substances and items. Moreover, if it is required under the Laws to provide the Premises with additional characteristics needed for storage of such goods, then the manner, duration and cost of such works shall be separately agreed by the Parties in writing;

Structure

•	for passage of people and transfer of goods of the Lessee (by means of a conveyor to be equipped by the Lessee as part of the Lessee’s Works).

Checkpoint

•	for registration and accounting of vehicles entering the area of the Warehouse Complex; for accounting of visitors entering the area of the Warehouse Complex.

“Estimated Operating Expenses” has the meaning given in the Lease Agreement;

“Warehouse Complex” shall mean the Orientir Sever-1 office and warehouse complex, whose outline is indicated on the Warehouse Complex Plan and color-coded in red. The Complex includes the Land Plot, Buildings, facilities to be leased under the Lease Agreement for Phase 1, as well as buildings and other structures to be built on the Land Plot, Common Areas and auxiliary infrastructure facilities, including, but not limited to, checkpoints, a boiler house, artesian wells, a water supply facility, water treatment facilities, electrical distribution transformer substations, transformer substations, diesel generator units, etc.;

6

“BOMA Standard” shall mean Method A (Exterior Wall Methodology) of the standard for measuring floor area in industrial buildings, published by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA 265.2 - 2012);

“Management Company” shall mean a company engaged by the Lessor to manage and operate the Warehouse Complex, inter alia, to arrange for the Operational Maintenance. As of the date of this Preliminary Agreement, LOGOSERVIS LLC (OGRN 1135044002720, postal address: 152/2 Shelepanovo village, Solnechnogorsk District, Moscow Region, 141533) acts as the Management Company. In case other Management Company is engaged to manage and operate the Warehouse Complex or the name and/or address and/or contact details of the Management Company change, the Lessor shall notify the Lessee thereof in writing.

2.	SUBJECT MATTER OF THE AGREEMENT

2.1.	The Parties hereby agree to enter into the Lease Agreement in accordance with the procedure and on the terms and conditions determined by this Preliminary Agreement.

The Lessee and the Lessor shall, until March 1, 2020 (inclusive), sign (execute) the Lease Agreement in respect of the Buildings or (as applicable taking into account the provisions of the following paragraph) a supplementary agreement to the Lease Agreement as to the change of the leasable property by inclusion of an additional Building), in each case as per the form set forth in Appendix No. 4 to this Preliminary Agreement, with simultaneous signing of the Acceptance Certificate in respect of each relevant Building. The Lessee’s refusal to sign any of the Acceptance Certificates shall be unacceptable and considered to constitute the Lessee’s evasion from entering into the Lease Agreement or a respective supplementary agreement. The Lease Agreement will be effective until 11:59 p.m. on November 1, 2026 (inclusive).

In this regard, for the purposes of fulfillment of the obligation specified in this Clause 2.1, the Lease Agreement shall be signed by the Parties in respect of the Building, for which conditions of signing the respective agreement will take place earlier, and in respect of the remaining Building, the Parties shall sign (execute) a respective supplementary agreement to the Lease Agreement and an Acceptance Certificate.

The Parties specifically agreed that, in respect of the Structure, the Lease Agreement or a supplementary agreement thereto shall be executed by the Parties, in any case, not earlier than the Lessor obtains the Permit for commissioning of the Structure. In this case, the Lease Agreement in respect of the Structure shall be signed by the Parties in order to enable the Lessee to occupy the Structure, not waiting for registration of the Lessor’s property right thereto and, taking into account explanations set forth in Clause 10 of Resolution of the Plenum of the Supreme Arbitration Court of the Russian Federation No. 73 dated November 17, 2011 (as revised by Resolutions of the Plenum of the Supreme Arbitrazh (Commercial) Court of the Russian Federation No. 13 dated January 25, 2013 and No. 98 dated December 25, 2013) “On Certain Issues of Practical Application of Rules of the Civil Code of the Russian Federation Regarding a Lease Agreement”.

7

The Lessor shall complete the construction of the Checkpoint under the terms substantially corresponding to the Terms of Reference (Appendix No. 3 to the Preliminary Agreement) and obtain the Permit for the commissioning of the Structure not later than March 1, 2020 (inclusive).

After the state registration of the Lessor’s property right to the Structure, the Parties shall, within five (5) Business Days from the date of such state registration of the Lessor’s property right to the Structure, execute a supplementary agreement to the Lease Agreement, specifying the detailed characteristics of the Structure (cadastral number and other identification data) according to the form agreed by the Parties in Appendix No. 13 to the Draft Lease Agreement, to submit such supplementary agreement for the state registration of the Lessee’s lease right to the Structure.

2.2

The draft Lease Agreement, agreed by the Parties, is set forth in Appendix No. 4 to this Preliminary Agreement. Such a draft may only be amended by mutual consent of the both Parties, subject to the provisions of Clauses 12.10 of the Preliminary Agreement. When the Parties sign the Lease Agreement, the following provisions shall apply:

Names, location addresses, registration and bank details of the Parties (if they are changed as compared to those available on the Preliminary Agreement date), other information that may not be finally determined at the time of signing the Preliminary Agreement or the space for which is left blank in the draft Lease Agreement, shall be specified in the Lease Agreement or the Supplementary Agreement thereto in accordance with the information available at the time of their signing in the relevant duly executed documents stipulated by the Preliminary Agreement and/or the Laws.

Details of the area and other characteristics of the Buildings shall be indicated according to the documents of technical or cadastral registration related to the Buildings, relevant as of the date of signing the Lease Agreement or the supplementary agreement thereto. Information regarding the Leased Area shall be set forth in accordance with the following procedure specified by Clause 12.5 of the Preliminary Agreement.

Lease Payment rates shall be given in the Lease Agreement according to the rates of the first year of the Lease Period specified in the draft Lease Agreement, and in case the Lease Agreement is signed after the Indexation Date (as defined in the Lease Agreements), then the Lease Payment rates and other payments/amounts subject to indexation/review under the Lease Agreement, shall be stated in the Lease Agreement with account of such performed indexation/review in accordance with the provisions of the Lease Agreement.

Other necessary additions and amendments to the clauses and articles of Lease Agreement shall be made in accordance with the instructions contained in the draft Lease Agreements in the form of comments marked out with symbols “/” and “/”; the said comments themselves are excluded from the text.

8

2.3

The Lessor shall, as soon as possible, notify the Lessee of the state registration of the Lessor’s property right to the Structure and hand over to the Lessee the respective copies of the documents confirming such registration.

2.4

The Parties confirm their intent to establish the relations of lease of the Buildings until expiry of the Lease Period under the Lease Agreement, specified in Clause 2.1 above (i.e. until 11:59 p.m. on November 1, 2026 (inclusive)), under conditions of the Lease Agreement. Hereby, the Parties confirm that they agreed upon all the material conditions of the future Lease Agreement, meanwhile indexation/review of the Lease Payment / amount of the Bank Guarantee / other payments / amounts / sums, indexation/review of which is stipulated by the Lease Agreement, shall not constitute amendment to material conditions of such lease agreements.

2.5

On the date of signing of the Lease Agreement and/or supplementary agreement(s) according to Clause 2.1 above, the Lessee shall be obliged to provide the Lessor with all documentation and information required by the from the Lessee for the state registration of the Lease Agreement / respective supplementary agreement with an authorized government authority. The Lessee’s breach of this obligation shall be considered as Lessee’s evasion from signing the Lease Agreement / respective supplementary agreement.

2.6

The Lease Agreement shall be provided to a relevant government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the Lease Agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor. If any additional documents or information are requested by the authorized government authority for the purposes of the state registration of the Lease Agreement, the Lessee shall be obliged to provide such documents and/or information to the Lessor within three (3) Business Days from the date of receipt of the relevant request from the Lessor. If the state registration of the Lease Agreement requires amendments and/or additions to the Lease Agreement not affecting any commercial arrangements of the Parties, the Parties shall immediately enter such amendments and/or additions in the text of the Lease Agreement.

2.7

The Parties assume that the terms and conditions of the draft Lease Agreement (Appendix No. 4 to this Preliminary Agreement) are consistent with the Laws in force at the time of signing this Preliminary Agreement. If, by the time of signing the Lease Agreement, the Laws are amended so as to impact validity and/or enforceability of any of the terms and conditions of the draft Lease Agreement, the Parties agree to make the necessary amendments to the draft Lease Agreement in order to bring them into conformity with the applicable Laws, without prejudice to the commercial arrangements of the Parties, and, in this case, either Party may not refuse to enter into the Lease Agreement due to such amendments to the Laws, except when such a right is directly stipulated by the Laws. In case of refusal to execute a Lease Agreement in violation of this Clause 2.7, conditions of Clause 2.9 hereof shall apply.

2.8

Hereby, the Lessee confirms that it knows that, as of the date of this Preliminary Agreement, the Land Plot, Block 1-1 and the Checkpoint are encumbered by mortgage in favor of Sberbank PJSC, and the fact that the Structure is deemed to be pledged (mortgaged) as well, and, in respect of the Structure, the necessary record will be entered in the Unified State Register of Immovable Property during registration of the Lessor’s property right to the Structure.

9

The Lessee also confirms that it knows that, as of the date of this Preliminary Agreement, the premises of Block 1-1 are encumbered with third-party lease under the Lease Agreement with ZARA CIS and the Lease Agreement with VOLNA, respectively.

2.9

If either Party wrongfully (i.e. on the grounds that are not specified by the Preliminary Agreement or the Laws) evades execution of the Lease Agreement and/or supplementary agreements thereto, the other Party (irrespective of other rights and remedies provided for to the latter under the Preliminary Agreement and the Laws) shall have the right to judicially demand execution of the Lease Agreement on the basis of Article 429 and Article 445 of the Civil Code of the Russian Federation.

2.10

Identification of the leasable property (the Buildings) is set forth in Section 1 of this Preliminary Agreement (“GLOSSARY”) and in Appendix No. 2 to the Preliminary Agreement, taking into account the provisions of Clause 12.10 of the Preliminary Agreement.

2.11

The Parties confirm that if, when establishing or describing the obligations of the Parties under this Preliminary Agreement, there are references to any provisions of the draft Lease Agreement and/or Appendices thereto attached to the Preliminary Agreement, the provisions of such draft Lease Agreement and/or Appendices thereto should be considered an integral part of this Preliminary Agreement text creating the binding obligations for the Parties by virtue of signing the Preliminary Agreement, as if they have been included in the text of the Preliminary Agreement, as amended to comply with the context of the Preliminary Agreement.

3.	BUILDINGS PREPARATION FOR ACCESS, LESSEE’S WORKS

3.1.

The Lessor shall provide the Lessee with the access to the Buildings for their preparation by the Lessee for further lease by the Lessee and conduct of Lessee’s Works until November 1, 2019, taking into account the provisions of Clause 3.4 of the Preliminary Agreement.

By the above Date of Access to Block 1-1, the Lessor shall terminate/cancel by any means the Lease Agreement with ZARA CIS and the Lease Agreement with VOLNA, and ensure that no business activities are actually conducted in Block 1-1 by any lessees (except for action/works connected with removal of property / vacation of the premises of Block 1-1). In this regard, the Parties agree that the record in the Unified State Register of Real Estate as of the respective Access Date a to encumbrances of Block 1-1 in form of the lease right of the lessees specified in this clause shall not impede the Lessee’s access to Block 1-1 and may not constitute the grounds for Lessee’s refusal to sign the respective Access Certificate, providing there is no actual business conducted in the premises of Block 1-1 by the lessees specified in this clause.

3.2

Providing the Lessee with access to each of the Buildings shall be executed by signing a respective Access Certificate to be signed by the Parties in the form set forth in Appendix No. 5 (by agreement between the Parties, when an Access Certificate is signed, its form may be amended).

10

Access Certificates shall be signed by the Parties on the dates listed in Clause 3.1 above or on other earlier date to be specified by the Lessor to the Lessee in a written notice stating that the relevant Buildings are ready for the Lessee’s access. The Lessor shall send the above written notice no later than two (2) Business Days prior to the expected date of signing the Access Certificate.

3.3	The Lessee may only refuse to sign the Access Certificate regarding the respective Building in the following cases:

(a)    in respect of Block 1-1: only if the Lessor fails to meet the conditions set forth in the last paragraph of Clause 3.1 of this Preliminary Agreement;

in respect of other Buildings:

(b)    the bearing structures of the Building are materially destroyed, which makes it impossible to start the Lessee’s Works; and/or

(c)    within the boundaries of the Land Plot, there is no passage to the Building.

In this case, the signing of the Access Certificate shall be postponed to the date when the above circumstances preventing such signing are eliminated by the Lessor, and the provisions of Clause 7.6 hereof shall apply.

In case any Party unreasonably refuses to sign the respective Access Certificate within three (3) calendar days from the moment when the respective Building is ready for access as per Clause 3.2 of the Preliminary Agreement, the Access Certificate unilaterally signed by any of the Parties shall be considered duly signed (approved) by both Parties on the date specified by the respective Party, and such date shall be considered the Access Date.

3.4

The Lessor may refuse to sign the Access Certificate and postpone its signing to a later date (as compared to the date set in Clause 3.1), specified by the Lessor, in case the Lessee does not comply with the requirements of Clause 3.9 hereof or delays the provision of the Bank Guarantee to the Lessor in accordance with Clause 5.10 of the Preliminary Agreement or Security Payment 1 in accordance with Clause 5.4 of the Preliminary Agreement.

3.5

For the avoidance of doubt, Lessee’s access rights to the relevant Building shall also include the right of unhindered access by the Lessee’s representatives, contractors and subcontractors to the relevant Building for the purpose of performing the Lessee’s Works there, provided that such representatives, contractors and subcontractors meet the following requirements:

3.5.1

(sub)contractors have all permits/licenses required by the Laws or, if applicable, competency certificates for works, issued by a self-regulatory organization, of which such (sub)contractors are members;

3.5.2	availability, during the whole period of access, of insurance agreements stipulated by Clause 3.9 of the Preliminary Agreement.

3.6

The Parties understand and agree that, from the date of signing the Access Certificate, the Lessor’s Works and the Lessee’s Works shall be concurrently performed by the Parties in the relevant Building. From the Access Date, the Lessor shall preserve the right to round-the-clock access and performance of all necessary construction and other works in the relevant Building until signing of the Acceptance Certificate for the respective Building.

11

For the avoidance of doubt, access granting to the Lessee shall not imply transfer of rights to possess and/or use the Buildings. Therefore, prior to signing of the Acceptance Certificate related to the respective Building, the Lessee shall have no right to conduct business in the Buildings, specifically, to use them as per the Permitted Use.

Starting from the Access Date, the Lessor shall coordinate performance of any Lessee’s Works and works of its contractors (subcontractors), provided that: (a) the Lessee has included the provisions regarding the obligations of such contractors (subcontractors) to comply with the Lessor’s instructions regarding the time limits and standard operating procedures in the relevant agreements with contractors (subcontractors); or (b) the Lessee has notified the relevant contractors (subcontractors) of the need to comply with the Lessor’s instructions regarding the time limits and standard operating procedures.

In this case, each of the Parties shall be liable for any damage that may be caused by the respective Party and/or its contractors (subcontractors) in the course of the said access and/or performance of works in the Building.

3.7	From the Access Date, in accordance with the provisions of this Section 3, the Lesser may perform the Lessee’s Works in the respective Building and shall:

i)	when performing the Lessee’s Works, comply with all the requirements and terms contained in Appendix No. 5 (Lessee’s Works) hereto;

ii)

in case of damage to the Building, utilities or equipment in the Buildings, any element or territory of the Warehouse Complex or other property of the Lessor, the Parties shall follow the procedure specified in Clause 7.16 of the Lease Agreement.

3.8	If the Lessee’s Works are performed in violation of the terms of this Preliminary Agreement or the applicable Laws, the Lessor may suspend the performance of such Lessee’s Works.

The Lessor may immediately suspend the performance of the Lessee’s Works in any of the following cases: (a) if the Lessee has not agreed the Lessee’s Works and/or contractors (subcontractors) performing such works with the Lessor and/or (if applicable) with competent authorities/organizations, and/or if the Lessee’s contractors do not have any permits/licenses for respective works, required by the Laws, or such permits/licenses have been cancelled; and/or (b) if the Lessee’s Works performed in violation of the requirements of the Laws create an immediate risk of fire, flood, destruction of the Building(s) (and/or other part of the Warehouse Complex) or malfunction of utilities or other equipment installed in the Building(s) (and/or other part of the Warehouse Complex); and/or (c) if the Lessee’s Works performed in violation of the requirements of the Laws may result in a threat to human health/life and/or administrative suspension of activities in the Building(s) (and/or other part of the Warehouse Complex); and/or (d) in the absence/cancellation of insurance of the Lessee and/or its contractors under the terms stipulated in Clause 3.9 of the Preliminary Agreement; and/or (e) in case of doing business (conducting operations) in the Building(s) in defiance of the prohibition set forth in Clause 3.6 of the Preliminary Agreement. In other cases, the Lessor will have the right to suspend the Lessee’s Works only if the Lessee fails to rectify the violation, specified by the Lessor in writing, within three (3) Business Days from the date the Lessee receives the relevant request from the Lessor.

12

The Lessee’s Works may, inter alia, be suspended by the Lessor by denying access to the Warehouse Complex for the Lessee (its representatives) and/or contractors (subcontractors) of the Lessee performing such works and their vehicles until violation elimination, subject to a prior (24 hours (except for emergency cases when such prior notice is not required)) written notice to the Lessee of the denied access to the said persons The Lessor may request the Lessee to replace the contractors (subcontractors) performing the Lessee’s Works with violations with other parties agreed by the Lessor. When access to the Warehouse Complex territory is resumed, it shall be granted to the new contractor (subcontractor) of the Lessee.

In the event that the suspension of the Lessee’s Works resulted from the Lessee’s violation specified in part (a) of the first paragraph of this Clause 3.8, the works shall be resumed and the access to the Warehouse Complex territory shall be re-granted after the Lessee obtains all the approvals required.

3.9

Before signing the Access Certificates, the Lessee shall execute an insurance contract with an insurance company with the credit rating of at least A+, according to EXPERT Rating Agency, and maintain it for the entire period of access to and use of the buildings under the Preliminary Agreement in respect of:

•	construction all-risks insurance for any Lessee’s Works (CAR. ), for the amount of their Full Replacement Cost (as defined in the Lease Agreement), under non-franchise conditions;

•

third-party liability insurance (including the Lessor), in case if the Lessee becomes liable in connection with this Preliminary Agreement (including the liability that may arise in the course of conduct of the Lessee’s Works, specifically, the liability that may result from actions/omission by contractors and/or subcontractors of the Lessee or its sublessees) with minimum coverage for each insured event and for all insured events during the year in the amount of at least RUB three billion three hundred million (3,300,000,000) with the franchise not exceeding ten percent (10%) of the coverage amount, and the insurance contracts specified in Clause 3.9 above shall provide for exclusion of liability of the Lessor, as well as contractors, subcontractors, other persons engaged by the Lessor, including other lessees/owners/users of the warehouse complex, towards the insurance company by way of subrogation.

On or before the Access Date, the Lessee shall transfer to the Lessor certified copies of such insurance contracts and evidence of their coming into force on the above conditions.

3.10.

From the Access Date, the relations between the Parties with respect to the Building(s) shall be governed by the provisions of the Lease Agreement dealing with the Lessee’s Works, Warehouse Complex Rules, Operational Maintenance, Utilities, and the rights and obligations of the Parties with respect to their stay and behavior in the Buildings and causing damage to the Buildings, subject to special conditions and requirements established by the Preliminary Agreement on the Lessee’s Access, which, in case of conflict with the provisions of the Lease Agreements, shall prevail.

13

3.11

In the event of early termination of the Preliminary Agreement, the improvements made by the Lessee in the Buildings within the Lessee’s Works shall, upon consultation between the Parties, be retained in the Buildings or removed by the Lessee at its expense, thus bringing the Buildings to their initial state, if so required by the Lessor, taking into account the provisions of Clause 7.3 of the Preliminary Agreement. Under no circumstances shall the Lessor reimburse to the Lessee the cost of the Lessee’s Works or any part thereof and/or the cost inputs of the Lessee for creation of any temporary improvements or Permanent Improvements.

3.12

Starting from the first Access Date, the Lessee shall designate its authorized representative (hereinafter, the “Lessee’s Responsible Person”) who has, inter alia, the right to transmit any messages and/or correspondence to the Lessor on behalf of the Lessee, to receive any messages and/or correspondence on behalf of the Lessee from the Lessor or the Management Company, and the right to sign, on behalf of the Lessee, any certificates, letters, protocols and other similar documents related to the Lessee’s access to and/or activities in the Premises / performance of the Lessee’s Works.

A copy of a power of attorney certified by the Lessee, confirming the above powers of the Lessee’s Responsible Person, shall be delivered to the Lessor on or before the date specified in the first paragraph of Clause 3.12, and, from the same day, the Lessee shall ensure daily attendance of the Buildings by the Lessee’s Responsible Person.

The Lessee should report any changes in the Lessee’s Responsible Person to the Lessor in writing.

4.	USE OF BUILDINGS

4.1	The Lessee will start actual use of the Buildings under the Lease Agreement or a supplementary agreement thereto on the Starting Date of the Lease Period (as defined in the Lease Agreement).

4.2

All the flaws of the relevant Building, specified in the Acceptance Certificate as resulting from the Lessor’s Works or the Lessee’s Works shall be eliminated by the Lessor or the Lessee within the time specified in such a certificate (except for minor flaws not requiring rectification in accordance with the previously signed Access Certificate). When signing the Acceptance Certificate(s), the Lessee shall not refer to the flaws that could be revealed by the Lessee earlier, when it was granted the access to the respective Buildings in accordance with Section 3 of the Preliminary Agreement.

The Lessee hereby also confirms and assures the Lessor that it is aware of the fact that, as of the date of signing this Preliminary Agreement and, respectively, the Access Date / Starting Date of the Lease Period, Block 1-1 demonstrates a particular degree of wear and was previously employed in the business activities of other lessees/users.

14

5.	PAYMENTS AND SECURITY FOR OBLIGATIONS

5.1

The Lessee shall, from the Access Date to the Starting Date of the Lease Period for the Buildings under the Lease Agreement or to the date of return of the Buildings to the Lessor in accordance with Clause 7.3 of the Preliminary Agreement, pay to the Lessor the Access Fees equivalent to the sum of the following amounts: the Variable Part of the Lease Payment and the Operating Expenses in respect of each of the Buildings, for which the respective Access Certificates are signed. The Access Fee shall be calculated and paid within the time limits, under the conditions and in the manner to be determined similarly to the provisions applicable to calculation and payment of the Variable Part of the Lease Payment and the Operating Expenses under the Lease Agreement and specified in the draft Lease Agreement, respectively, subject to special arrangements provided for in this Section 5 of the Preliminary Agreement. In this regard, in order to calculate the Access Fees, the rates of the Operating Expenses / Estimated Operating Expenses are set by the Lessor on the date of signing of this Preliminary Agreement in the following amounts: the Fixed Part of Operating Expenses in the amount of RUB five hundred twenty (520), and the Estimated Operating Expenses for the period until December 31, 2019 in the amount of RUB three hundred seventy (370) per square meter of the Leased Area of the Building(s) per annum.

The Parties also specifically stipulated that the provisions of the draft Lease Agreement, related to the Lessee’s Share in the Warehouse Complex, shall be applied to the relations of the Parties with account for the fact that after the Block 1-1 Access Date, the Lessee uses 100% of the area of the Warehouse Complex, and, therefore, the Lessee’s Share in the Warehouse Complex under this Preliminary Agreement / the Lease Agreement and under the Lease Agreement for Phase 1 shall equal 100%, which is taken into account in the calculations of the Parties, including the calculations of Estimated Operating Expenses / the Variable Part of Operating Expenses and the Variable Part of the Lease Payment / Utility Charges, under this Preliminary Agreement / the Lease Agreement and under the Lease Agreement for Phase 1.

5.2

The first payment against the Operating Expenses / Estimated Operating Expenses in respect of the relevant Building for the month, when the Date of Access to the relevant Building occurs, shall be made by the Lessee within five (5) Business Days from such Access Date.

5.3.

For the avoidance of doubt, the Parties hereby confirm that the rate of the Operating Expenses / Estimated Operating Expenses, as well as the respective components of the Variable Part of the Lease Payment are subject to annual review or indexation in accordance with the provisions of the Lease Agreement with regard to the review/indexation of the respective components of the Lease Payment.

5.4

The Lessee shall, on or before January 14, 2019 (inclusive), pay to the Lessor Security Payment 1 in the amount of RUB seven million nine hundred fifteen thousand five hundred seventy-eight and twenty-six kopecks (7,915,578.26).

15

The Lessee and the Lessor hereby agree that Security Payment 1 is set off against the Lessee’s payment of the following:

•

the Basic Lease Payment and Operating expenses for Block 1-1, the Structure and Checkpoints, respectively, and the Parking Fee for the Parking Slots for the first month of the Lease Period under the Lease Agreement.

The unoffset part of Security Payment 1 shall be set off by the Lessor against the Lessee’s payment for the next month of the Lease Period under the Lease Agreement.

Until the date of provision of the Bank Guarantee or Security Payment 2 in accordance with Clause 5.10 of the Preliminary Agreement, any and all terms of Appendix No. 8 to the Lease Agreement related to the Security Payment shall be applied to Security Payment 1, except for the terms and conditions expressly provided in the context of this Preliminary Agreement and Appendix No.8, respectively.

The Parties hereby agree that from the date of provision by the Lessee to the Lessor of the Bank Guarantee or Security Payment 2 in accordance with Clause 5.10 of the Preliminary Agreement, the Lessor may not make any deductions from Security Payment 1, stipulated herein.

5.5

The Lessee shall make payments under this Preliminary Agreement by transfer to the bank account specified by the Lessor in this Preliminary Agreement; the Lessor may change such bank account by written notification of the Lessee.

5.6

The Lessor hereby confirms that it is a payer of Value Added Tax (VAT) as of the date of signing of this Preliminary Agreement. If the Lessor ceases to be a VAT payer, the Lessor shall be obliged to immediately notify the Lessee thereof and, upon the Lessee’s request, provide supporting documentation to the Lessee.

5.7

All payments payable by the Lessee to the Lessor in accordance with this Preliminary Agreement are specified excluding VAT (unless otherwise expressly provided hereby). If, in accordance with the Laws, such payment amounts are subject to VAT or other similar tax that replaces it or is levied in addition to it, the amount of payment shall be increased by the amount of VAT and/or other similar tax (to be calculated at the rate applied for the time being).

For the avoidance of doubt, the Parties confirm that VAT is subject to charging, specifically, on the amounts of the Variable Part of the Lease Payment and Operating Expenses / Estimated Operating Expenses payable as part of the Access Fees, and on the Security Payment amount.

5.8.

Any payment under the Preliminary Agreement shall be deemed to have been made by one Party and actually received by the other Party from the moment the funds are credited to the correspondent account of the beneficiary’s bank (except for the case when the funds are returned by the beneficiary’s bank due to incorrect details of the payment recipient or for any other reason).

5.9.

The Lessee’s obligations to make payments under this Preliminary Agreement may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto, unless otherwise expressly stipulated herein.

5.10.	Bank Guarantee

5.10.1.

The bank Guarantee shall ensure fulfillment by the Lessee of its monetary obligations in connection with this Preliminary Agreement, specified in Appendix No. 8 to the draft Lease Agreement. Within forty-five (45) days of the date of signing of this Preliminary Agreement, the Lessee shall provide to the Lessor:

16

5.10.1.1.

an original Bank Guarantee issued by the Guarantor Bank, meeting all the requirements specified in this Clause 5.10, Clause 5.12.1 of the draft Lease Agreement, the wording of which is agreed with the Lessor and meets the conditions specified in Appendix No. 8 to the Lease Agreement; and

5.10.1.2.	certified copies of documents confirming that signatories for the Bank Guarantee are authorized to sign on behalf of the Guarantor Bank.

5.10.2

The Bank Guarantee shall be irrevocable, and payments claimed thereunder shall be performed partially or in full on the first demand of the Lessor without the need for the Lessor to present to the Bank Guarantor any documents confirming its right of claim, except for those expressly provided in Clause 5.12.1 of the draft Lease Agreement.

The Bank Guarantee shall be issued for the amount of RUB twenty-eight million four hundred ninety-six thousand eighty-one and seventy-two kopecks (28,496,081.72), and the amount of the Bank Guarantee shall be changed (adjusted) in accordance with the procedure and within the time, specified in the Lease Agreement. If any amount under the Bank Guarantee is used by the Lessor in accordance with this Preliminary Agreement, the Lessee shall replenish the Bank Guarantee amount in full to the initial amount specified in the first paragraph of this clause within fifteen (15) Business Days from the date of the Bank Guarantee amount reduction.

At any time during the term of this Preliminary Agreement, the amount of the Bank Guarantee available to the Lessor shall not be less than the sum of the following components: the Basic Lease Payment and the Operating Expenses / Estimated Operating Expenses payable for three (3) months of the Lease Period for all the Premises in Block 1-1 and Checkpoints, and the Parking Fee for all the Parking Slots with account for their indexation according to Clause 5.2 of the draft Lease Agreement and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter referred to as the “Total Guarantee Amount”).

The Bank Guarantee shall be issued for a period of at least twelve (12) months. Any Bank Guarantee that expires prior to the date of full performance by the Lessee of its obligations hereunder shall be renewed before expiry for at least twelve (12) months at each renewal, and any such renewed Bank Guarantee, the amount of which shall conform to the Total Guarantee Amount, shall be provided to the Lessor no later than fifteen (15) Business Days prior to the expiry date of the current Bank Guarantee.

5.10.3.

If the Indexation Date (as defined in the Lease Agreement) falls within the term of this Preliminary Agreement, the Lessee shall ensure that the Bank Guarantee amount is increased by introduction of changes in the previously issued Bank Guarantee or by reissue of the Bank Guarantee in accordance with the conditions of Clause 5.12.2 of the draft Lease Agreement.

5.10.4.

The consequences of breach of the Lessee’s obligations to provide/change/increase the amount of/index/reissue/renew (as applicable) the Bank Guarantee or other Lessee’s obligations related to the Bank Guarantee shall be set and applied in a similar way according to Clause 5.12.3 of the draft Lease Agreement. Specifically, the Lessee shall provide the Lessor with Security Payment 2 in case of failure to provide/restore the amount of/re-issue the Bank Guarantee in

17

accordance with the procedure and within the time similar to those specified in Clause 5.12.3 of the Lease Agreement, as well as in case the Lessee introduces no changes in the Bank Guarantee issued under this Preliminary Agreement or a new Bank Guarantee under the Lease Agreement, in connection with conclusion of a Lease Agreement (with the view to include it in the Lessee’s secured obligations under the Lease Agreement) within the time set forth in the first paragraph of Clause 5.12 of the Lease Agreement. The Bank Guarantee issued by the Lessee hereunder shall secure, inter alia, the Lessee’s obligations to pay Security Payment 2.

5.10.5.

In case the Lessee delays provision and/or change/increase of the amount/indexation/re-issue/renewal (as applicable) of the Bank Guarantee / Security Payment within the term of this Preliminary Agreement, all the subsequent obligations of the Lessor, including granting the Lessee with access to the Buildings, completion of construction (erection) of the Structure, obtaining a Permit for Commissioning of the Structure, shall be prolonged proportionally and deemed to be prolonged for the period corresponding to such a delay by the Lessee, and such prolonged time frames shall be specifically applied to determine the liability of the Lessor hereunder for breach of relevant obligations.

6.	ASSIGNMENT OF RIGHTS AND OBLIGATIONS

6.1	The Lessee may not assign/transfer or otherwise dispose of its rights and/or obligations under this Preliminary Agreement without the Lessor’s prior written consent.

6.2

The Lessor may (without any limitations) sell, pledge and otherwise dispose of its rights to the Land Plot, Warehouse Complex, including Buildings and make any transaction aimed at such alienation / pledge / other disposal; no consent from the Lessee for such actions is required. The Lessor shall send to the Lessee a written notice about the transaction made not later than ten (10) Business Days from the transaction date. The Lessee hereby expresses unconditional consent on assignment of all rights and transfer of all obligations of the Lessor under the Preliminary Agreement (specifically, as part of “agreement transfer” as per Article 392.3 of the Civil Code of the Russian Federation) to a new/future owner of the Land Plot / Warehouse Complex / Buildings, in case the Lessor executes a respective transaction of alienation, for the entire term of this Preliminary Agreement. From the date of such assignment/transfer of the debt, all of the Lessor’s obligations under this Preliminary Agreement in the relevant part involved in the assignment/transfer of the debt, including obligations related to conclusion of the Lease Agreement, shall be terminated unconditionally, without the right for the Lessee to claim any damages or payment of other amounts from the Lessor.

7.	TERMINATION OF THE AGREEMENT AND LIABILITY OF THE PARTIES

7.1

Should, for reasons within the Lessee’s control, any sanctions be imposed on the Lessor or any instructions be issued by authorized bodies in connection with violation by the Lessee of the fire safety regulations, sanitary-epidemiological requirements, other requirements or Mandatory Rules, or Lessee’s activities in the Buildings or in another part of the Warehouse Complex / Land Plot, the Lessee shall fully reimburse to the Lessor all the documented expenses related to payment of respective sanctions and/or fulfillment of instructions within five (5) Business Days of the receipt of a written demand from the Lessor.

18

7.2.

This Preliminary Agreement may be early terminated on the initiative of either Party in court on the grounds stipulated by the current Laws of the Russian Federation. Neither party shall enable repudiation of this Preliminary Agreement or change in the conditions thereof in the extrajudicial procedure, except as stipulated in Clause 7.77 of this Preliminary Agreement or applicable Laws.

7.3

If this Preliminary Agreement is terminated or cancelled (regardless of the grounds for termination or cancellation) and the Lease Agreement is not signed, the Lessee shall vacate the Buildings that are accessed by the Lessee and return them to the Lessor as soon as possible, but, in any case, not later than the expiry date of this Preliminary Agreement, under a Buildings vacation certificate to be signed by the both Parties. In case any Party unreasonably refuses to sign the respective Return Certificate within three (3) calendar days from the moment when the respective Return Certificate shall be signed, the Return Certificate signed by one of the Parties shall be considered duly signed (approved) by both Parties on the date specified by the respective Party, and such date shall be considered the date of return of the Buildings.

The Buildings shall be returned to the Lessor in their initial state as of the Access Date, taking into account subsequent works performed by the Lessor in the Building after such a date, and with regard to the results of the lessee’s Works, if the Parties agreed preservation of the results of the Lessee’s Work in the Buildings according to Clause 3.11 of the Preliminary Agreement. The Lessee shall clear the Buildings, Handling Areas and other parts of the Warehouse Complex from any property owned by the Lessee and/or third parties engaged by it. Meanwhile, all the improvements performed by the Lessee shall be deleted or preserved by the Lessee with regard to the provisions of Clause 3.11 of the Preliminary Agreement. If the Lessee fails to perform the above obligations, the Lessee shall reimburse the Lessor for the amount of expenses incurred for bringing the Buildings / Warehouse Complex territory into the state stipulated by this Clause 7.3.

If on the date of the Buildings acceptance by the Lessor under this Clause 7.3, the Lessee fails to remove the temporary improvements or other Lessee’s property from the Buildings, handling Areas or other parts of the Warehouse Complex, the Lessor will have the right to dispose of the property left by the Lessee in the Buildings, Handling Areas or another part of the Warehouse Complex at its own discretion and will not be liable for the safety thereof. This condition shall not apply, if the Parties have reached a written agreement to the contrary.

7.4	Irrespective of other remedies and grounds of protection under this Preliminary Agreement, the Lessor will be entitled to recover a penalty from the Lessee in the following cases:

7.4.1

Lessee’s failure to sign / evasion of signing the Lease Agreement and/or the Supplementary Agreement thereto, stipulated in Clause 2.1 of the Preliminary Agreement, and/or any of the Acceptance Certificates (in respect of any Buildings) according to Clause 2.1 of this Preliminary Agreement, starting from the first (1st) day of delay in the amount equal to the daily amount of the Basic Lease Payment payable as per the Lease Agreement, if the respective Lease Agreement / supplementary agreement / Acceptance Certificate were signed by the Lessee, for each day of delay under the unsigned Lease Agreement /each of the supplementary agreements and/or Acceptance Certificates (meanwhile, a respective penalty shall be calculated separately in respect of each Building, for which the Lease Agreement / Supplementary Agreement / Acceptance Certificate is not signed);

19

7.4.2

non-fulfillment or improper fulfillment of the obligations set in Clause 3.9 or the second paragraph of Clause 3.6 of this Preliminary Agreement — in the amount of twenty-five (25) percent of the daily amount of the Basic Lease Payment at the rates of the first year of the Lease Period, specified in the draft Lease Agreement, for each day of default, and, if the default takes place / is not rectified a of the date of the planned signing of the Access Certificate / the date of planned signing of the Acceptance Certificate, the Lessor may refuse to sign the Access Certificate / the Lease Agreement / supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement, and the Acceptance Certificate, respectively, which refusal shall not constitute a default by the Lessor under the Preliminary Agreement or the Lease Agreement, but deemed to be evasion by the Lessee of signing the Access Certificate or the Lease Agreement / supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement / Access Certificate, respectively, and, in this case, the Lessee shall pay to the Lessor a penalty as per Subclause 7.4.1 above;

7.4.3

non-fulfillment or improper fulfillment of the obligations to provide/restore the amount of / renew/change/reissue (as applicable on the respective date) the Bank Guarantee/ Security Payment — in the amount of twenty-five (25) percent of the daily amount of the Basic Lease Payment at the rates of the first year of the Lease Period, specified in the draft Lease Agreement, for each day of delay, and, if the default is not rectified on the date of the planned signing of the Access Certificate / the date of planned signing of the Acceptance Certificate — the Lessor may refuse to sign the Access Certificate / the Lease Agreement / supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement, and the Acceptance Certificate, respectively, which refusal shall not constitute a default by the Lessor under the Preliminary Agreement or the Lease Agreement (specifically, for purposes of Clause 7.5 of the Preliminary Agreement), but deemed to be evasion by the Lessee of signing the Access Certificate or the Lease Agreement / supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement / Access Certificate, respectively, and, in this case, the Lessee shall pay to the Lessor a penalty as per Subclause 7.4.1 above;

7.5.

Notwithstanding any other remedies and grounds for protection hereunder, in case of Lessee’s failure to sign/ evasion of signing the Lease Agreement (or a supplementary agreement to the Lease Agreement) / Acceptance Certificate in respect of Block 1-1 on the date stipulated by Clause 2.1 of the Preliminary Agreement, providing the Lessor met the conditions set forth in the last paragraph of Clause 3.1 of the Preliminary Agreement, if such delay/evasion exceeds three (3) month, the rates of the Basic Lease Payment for the Warehouse Premises leased under the Lease Agreement and the Lease Agreement for Phase 1 shall be increased in accordance with the provisions of Clause 5.1 of the draft Lease Agreement / Clause 5.1 of the Lease Agreement for Phase 1;

7.6

The Lessee shall have the right to collect a penalty from the Lessor, in case the Lessor fails to fulfill its obligation of granting access to the Structure within the time stipulated by Clause 3.1 of the Preliminary Agreement, providing that the circumstances specified in subclauses (b) and (c) of Clause 3.3 of this Preliminary Agreement occur in respect of the Structure, and this default is not rectified within fourteen (14) calendar days, in the amount equal to the daily amount of the Operating Expenses for the Structure per each day of delay.

20

7.7

The Lessor shall have the right to unilaterally terminate this Preliminary Agreement in the extra judicial procedure, as regards conclusion of the Lease Agreement in respect of Block 1-1 (repudiation of the agreement (a part of the agreement) pursuant to Article 450.1 of the Civil Code of the Russian Federation) by sending a written notice to the Lessee at least ten (10) Business Days prior to the termination date (and, in this case, the Lease Agreement shall be deemed to cease to be effective on the date falling ten (10) Business Days after the date of the respective notice) in case the Lease Agreement with ZARA CIS and/or Lease Agreement with VOLNA are not terminated until May 01, 2020. In this case, the rules of decrease of the rates of the Basic Lease Payment for the Warehouse Premises as per Clause 5.1 of the Lease Agreement of Phase 1 shall apply, which is adequate compensation for the Lessee, in which regard the Lessee may not claim from the Lessor payment of any penalties and/or indemnification of any other losses/amounts both in connection with such repudiation of the Preliminary Agreement by the Lessor and before such repudiation on the grounds related to the Lease Agreement with ZARA CIS and/or the Lease Agreement with VOLNA and non-termination/non-expiry thereof for any reasons.

7.8

If one of the Parties terminates the Lease Agreement due to a breach by the other Party of its obligations thereunder, this Preliminary Agreement shall be terminated automatically from the date of the Lease Agreement termination. In this case, the Party initiating termination shall have the right to collect penalties and other amounts owed to it due to termination under the Lease Agreement, but it shall have no right to collect penalties and other amounts that could be owed to it due to early termination by such a Party of the Preliminary Agreement as per this Section 7, except for the penalties and losses to be indemnified by the Lessee to the Lessor according to the conditions of Clause 7.4 of this Preliminary Agreement above, which are to be indemnified in any case, if the Lease Agreement is terminated for reasons within the control of the Lessee, until signing of the Acceptance Certificate for Block 1-1.

7.9

Any amounts of sanctions (late payment interest, penalties, fines) and other payments specified in this Section 7 shall be paid within five (5) Business Days from the date of receipt by one Party of a written request from the other Party entitled to claim payment of such sanctions or payments, unless otherwise expressly provided for in the relevant Clauses of the Preliminary Agreement. Payment of fines, penalties or late payment interest under this Preliminary Agreement, as well as compensation for damages, both in case of improper performance and in the event of default, shall not relieve the Lessee from performance in kind.

7.10

If the Lessee (including any employees, representatives, contractors, subcontractors, sublessees or visitors of the Lessee) places a vehicle within the area of the Warehouse Complex or Access Ways to it outside the Handling Area without prior written approval of the Lessor, the Lessor will be entitled to relocate the wrongdoer’s vehicle within the area of the Warehouse Complex and/or outside the area of the Warehouse Complex at the expense of the Lessee.

If the Lessee’s vehicle is relocated by the Lessor outside the territory of the Warehouse Complex, the Lessor will notify the Lessee in writing or by telephone about the place to which the wrongdoer’s vehicle has been moved (evacuated). The Lessor shall not be liable for safety of the relocated vehicle. In this case, the Lessor should act reasonably in the course of evacuation.

21

The Lessee shall be obliged to reimburse the Lessor’s expenses for relocation (evacuation) of the vehicle mentioned in this Clause 7.10 within five (5) Business Days from the date of receipt by the Lessee of the relevant written request from the Lessor. In case of relocation of wrongdoer’s vehicle within the area of the Warehouse Complex, the Lessee shall also pay to the Lessor the cost of placement of the relocated vehicle on a vacant parking slot at a double rate for the use of a parking slot of the respective category, to be determined as per the rates of the Parking Fee, set by the Lease Agreement for the respective year of the Lease Period (an incomplete parking day shall be paid for a complete day) within five (5) Business Days of the date of receipt of the respective written demand from the Lessor.

7.11

The Lessor may suspend (terminate) the access of the Lessee (including employees, contractors, subcontractors, representatives, sublessees and any visitors of the Lessee) to the Buildings (to the Warehouse Complex territory), in case the Lessee evades return of the Buildings to the Lessor in accordance with the procedure stipulated in Clause 7.3 of this Preliminary Agreement.

8.	FORCE MAJEURE

8.1.

Each of the Parties shall be released from liability for full or partial failure to perform its obligations under this Preliminary Agreement, if such failure is caused by Force Majeure Events that occurred after conclusion of this Preliminary Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

8.2

A Party that refers to force majeure events shall notify the other Party thereof in writing immediately after occurrence of such events, attaching supporting documents issued by a relevant authority or organization.

8.3

In case the Force Majeure Events persist for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will persist for more than three (3) months, the Parties undertake to start negotiations and amend this Preliminary Agreement as required for the Parties to continue performance of the obligations under this Preliminary Agreement as close as possible to the initial intentions of the Parties.

9.	NOTICES

9.1

Any notices, approvals, consents, permits, and other messages related to this Preliminary Agreement shall be in writing and delivered by registered or certified mail with acknowledgement of receipt, by courier service or courier, by telegraph or by hand to the address of the respective party, specified in Clause 9.2 below. Messages addressed to the Lessee may be equally delivered to the Buildings or handed over to the Responsible Person of the Lessee.

22

9.2	The Parties’ mailing addresses:

The Lessor:	The Lessee:

Caravella LLC	Internet Solutions LLC

Original document/notice to:	Original document/notice to:
building 32/2, Khorugvino village, Solnechnogorsk District, Moscow Region, 141533	10, premises I, floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112

Paper copy of the document/notice to:	Paper copy of the document/notice to:

Attention:	Attention:

Scan copy of the document/notice to the following e-mail addresses:	Scan copy of the document/notice to the following e-mail addresses:

9.3	In case of any changes in a Party’s mailing address and/or other details, it shall immediately notify the other Party of such changes.

9.4

The relevant message will be deemed to be received on the date of its actual delivery (actual handover) in accordance with the procedure set forth in Clause 9.1 above. However, a notice received from a postal service stating that the Party was unavailable at the address specified by it for correspondence or that the correspondence was not delivered to the receiving Party for any other reason, or that such Party (its employees) refused to accept the correspondence will be considered a proper acknowledgement of service of the mailed correspondence to such Party.

10.	LIMITATION OF LIABILITY

10.1.	The Lessor shall not be liable for or in connection with events resulting from any accident or damage, disturbance, or inconvenience to the Lessee, its employees, or visitors as a result of:

(i)	actions or omission by any future or existing lessee or another person occupying any part of the Warehouse Complex (including employees of such persons), or

(ii)	actions or omission by any other third party, including governmental authorities, except for employees, contractors, subcontractors of the Lessor or the Management Company of the Lessor, and

(iii)

the Lessor shall not be liable for any losses or damaged caused to vehicles, goods or property of the Lessee or any other person, or injuries to individuals in the Buildings or any part of the Warehouse Complex (including Common Areas), related to the use of Parking Slots or handling Areas by the Lessee or any other person.

10.2.

Notwithstanding the provisions of other Clauses of this Preliminary Agreement, the Party’s total liability resulting from all violations under or in connection with this Preliminary Agreement and the Lease Agreement (including liability in the form of indemnification for any costs, losses, damages, and payment of penalties, compensations or any other amounts), and in connection with termination of the Preliminary Agreement and/or the Lease Agreement shall be limited to the amount of actual damage caused to the other Party, but in any case no more than the amount of the Lease Payment payable for all the Buildings for twelve (12) months, based on the rates specified in

23

the draft Lease Agreement for the first year of the Lease Period, except as specified in subclauses 10.3.1–10.3.2 of the draft Lease Agreement, when the amounts payable by one of the Parties to the other Party shall not be limited as per this clause, but collected in full. Under no circumstances shall either Party be obliged to indemnify the other Party for lost profit, indirect losses or unreasonable expenses. In case of conflict of this Clause 10.2 with other provisions of this Preliminary Agreement, the provisions of this Clause 10.2 shall apply.

11.	CONFIDENTIALITY

11.1

Each of the Parties agrees not to use for any purposes unrelated to performance of this Preliminary Agreement and not to disclose to third parties the terms and conditions of this Preliminary Agreement or any other related documents, including any commercial information provided by the Parties to each other (inter alia, to representatives and consultants of the respective Party) during negotiations on entering into this Preliminary Agreement, without a prior written consent of the other Party.

11.2	The limitations set in Clause 11.1 shall not refer to disclosure of information:

11.2.1.1.	if such information shall be disclosed according to the applicable Laws;

11.2.1.2.	upon request of any competent authority, to the extent required according to the applicable Laws;

11.2.1.3.	reasonably necessary in court, arbitration, administrative or other proceedings;

11.2.1.4	to professional advisors or auditors of the Party (subject to observance by the said persons of confidentiality of information);

11.2.1.5	to the banks of the Parties to the extent necessary for payments under this Preliminary Agreement;

11.2.1.6.	(only in case of the Lessor): to persons within the Lessor’s group of persons, and also when it is necessary in order to provide Utilities and/or to perform the Operational Maintenance;

11.2.1.7

(only in case of the Lessor): when it is necessary to prove the Lessor’s title or existence of encumbrances and/or other rights in respect of any part of the Warehouse Complex and/or the Buildings, and to prospective buyers of the Buildings (their part), lenders of the Party, state and other authorized bodies and organizations; or

11.2.1.8.	in accordance with Clause 12.6 of this Preliminary Agreement.

12.	MISCELLANEOUS

12.1

This Preliminary Agreement shall come into force from the time of signing and remain effective until the date of signing of the Lease Agreement and all the supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement, or, whichever is later, until the expiry date of the Preliminary Agreement, which date is acknowledged by the Parties as the deadline for entering into the Lease Agreement and all supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement, namely: until July 1, 2020, inclusive.

24

12.2	Each Party shall represent to the other Party (Article 431.2 of the Civil Code of the Russian Federation) that:

12.2.1.

until January 20, 2019, such a Party will obtain all approvals and permits required by the constituent documents and the current Laws to enter into this Preliminary Agreement and the Lease Agreement, except for those that may be provided later under Clause 12.2.3 below;

12.2.2.

the persons having signed this Preliminary Agreement for each of the Parties are duly authorized and act in the interests of each of the Parties and in accordance with the constituent documents and the applicable Laws, in faith and testimony whereof the Parties have provided each other with certified copies of the relevant documents;

12.2.3.

if entering into the Lease Agreement / supplementary agreements thereto stipulated by Clause 2.1 of the Preliminary Agreement requires a separate consent or approval of any state authorities and/or managing bodies of the Party that could not be obtained at the time of signing the Preliminary Agreement, such consent/approval will be obtained by the Party which, according to the applicable Laws, is entitled or obliged to obtain the relevant consent/approval by the time of signing the Lease Agreement / supplementary agreements thereto stipulated by Clause 2.1 of the Preliminary Agreement. Specifically, the Lessee shall, within the period until March 31, 2019, send to the Federal Antimonopoly Service an official request (to be agreed with the Lessor as to the wording) of the necessity for the Lessee to obtain the consent of the Federal Antimonopoly Service for acquisition of lease rights to the Buildings, and, in case of receipt from the Federal Antimonopoly Service of an unambiguous answer about the necessity to obtain such consent, the Lessee shall obtain such consent from the Federal Antimonopoly Service within a reasonable time, but, in any case, not later than the date, when the Lease Agreement shall be signed pursuant to the provisions of Clause 2.1 of the Preliminary Agreement. The Lessee shall provide the Lessor with a copy of the request sent to the Federal Antimonopoly Service and a copy of the answer from the Federal Antimonopoly Service to such a request within five (5) Business Days of the date of submission by the Lessee of the request / receipt by the Lessee of the answer to such a request.

12.2.4.

Each of the Parties shall be obliged to notify the other Party by means of the relevant written notice of initiation of the liquidation/reorganization procedure, filing a bankruptcy (insolvency) petition against such Party to the competent court, within three (3) Business Days from the date of initiation of the relevant procedure/filing. For the purpose of performing this Subclause 12.2.4, publication of the above information in periodicals and/or on the Internet or otherwise shall not constitute proper performance of such an obligation, and in the absence of the above mentioned written notice the Party violating the obligations stipulated by this subclause shall compensate the other Party for the damage caused by such violation (including lost profit), within ten (10) Business Days from the date of the respective request of the Party that suffered losses.

25

The Parties hereby agree that, if any of the Parties’ representations given in this Clause 12.2 is violated or appears to be unreliable, inaccurate or misleading, the other Party shall not be entitled to demand termination of this Preliminary Agreement, but shall be entitled to claim only compensation of documented losses by the Party whose representation is violated or appears to be unreliable, inaccurate or misleading, in accordance with Clause 1 of Article 431.2 of the Civil Code of the Russian Federation subject to the restrictions set by this Preliminary Agreement.

12.3.	In interpreting this Preliminary Agreement, it shall be taken into account that:

12.3.1	any obligation of the Lessee/Lessor not to commit any action includes an obligation not to allow commission of such an action;

12.3.2

references to actions of the Lessee, circumstances, for which the Lessee is responsible, or infringement of obligations by the Lessee include actions, omissions, infringement of obligation or unfair performance of obligations by sublessees, all employees, representatives, counterparties, contractors, visitors of the Lessee or any person present in the Buildings or the Warehouse Complex with the permission of the Lessee or the sublessee, but exclude actions/omission by the Lessor / Management Company and/or persons it engaged;

12.3.3	if the Lessor’s approval or consent is required, it shall be deemed to be valid, only if made in writing;

12.3.4	days shall mean calendar days;

12.3.5	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

12.3.6	the headings of Sections and Appendices of this Preliminary Agreement are given for convenience only and shall not be used to interpret the contents of this Preliminary Agreement;

12.3.7	unless the context indicates otherwise, any reference to the Section or Appendix shall mean a reference to the relevant Section, clause or Appendix of this Preliminary Agreement;

12.3.8	references to Russian rubles shall mean the legal currency of the Russian Federation at the appropriate time;

12.3.9	any Lessor’s right of access or entry to the Building shall apply to all persons authorized by the Lessor;

12.3.10	the term “contractor”, inter alia, shall include persons who provide services under a fee-based service agreement as well as other persons actually authorized for work;

12.3.11	failure to exercise by the Party of any right granted hereunder shall not constitute the waiver of this right;

12.3.12	In case the applicable laws provides for the right of any Party to terminate/repudiate this Preliminary Agreement for the reasons beyond the control of the respective Party

26

(specifically, for the reasons connected with actions/omission by third parties and/or governmental authorities), such a Party shall indemnify the other Party for the losses caused by such termination/repudiation of the Preliminary Agreement, providing the first Party’s losses were indemnified by third parties / governmental authorities, and, in any case, not exceeding the amount received by the first Party as compensation of its losses, and taking into account general provisions of limitation / the procedure for assumption of penalties/remedies stipulated herein.

12.4	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own expense.

12.5

The Buildings shall be measured under the BOMA Standard by the Lessor with engagement of a specialized organization. The Parties agree that, before the Buildings are measured under the BOMA Standard, payments in respect of the Structure hereunder, for calculation of which the Leased Area of the Buildings is used, shall be calculated on the basis of the approximate area of the Structure, specified in Section 1 hereof, and for the Leased Area of the Premises of Block 1-1 — on the basis of the Leased Area of Block 1-1 under the BOMA Standard as of the date of signing hereof, which is eighteen thousand seven hundred forty-eight point twenty-five (18,748.25) square meters (and for certain types of the Premises forming part of Block 1-1 — as specified in Appendix No. 2 to the draft Lease Agreement), and for the Leased Area of the Checkpoints — on the basis of the Leased Area of the Checkpoints under the BOMA Standard as of the date of signing hereof, which is two hundred nineteen (219) square meters. Meanwhile, the Parties understand that, as of the date when, pursuant to Clause 2.1 of the Preliminary Agreement, the Lease Agreement and the Acceptance Certificate for Block 1-1/the Structure/the Checkpoints shall be signed, the Leased Area of Block 1-1 may be adjusted by the Lessor on the base of additional measuring of Block 1-1/the Structure/the Checkpoints under the BOMA Standard, performed by the Lessor, specifically as a result of performance of the Lessor’s Works.

Measurements under the BOMA Standard may be performed and their results may be transferred to the Lessee both for all Buildings simultaneously and for separate Buildings in stages.

After the Buildings are measured under the BOMA Standard, the Lessor shall provide the Lessee with a written notice of such measurements, which notice shall contain a reference to the Leased Area of the Buildings under the BOMA Standard, and, from such notice date, calculation of payments shall be based on the Leased Areas specified in the relevant notice.

12.6

The Parties hereby agree that, in case of discrepancies between the provisions of the Terms of Reference, representing Appendix No. 3 to the Preliminary Agreement, and design/as-built documentation in respect of the Lessor’s Works (if applicable), the provisions of the design/as-built documents shall prevail.

12.7

The Party may issue press releases and make public statements regarding conclusion and performance of this Preliminary Agreement only upon receipt from the other Party of a written consent with the text of the relevant press release or statement; in particular, the Lessor may post (inter alia, on a permanent basis) information about the fact of entering into this Preliminary Agreement and supplementary agreements hereto on the corporate website of the Lessor’s group of companies after the issue of the agreed press release.

27

12.8

If any term or condition of this Preliminary Agreement is declared invalid, illegal or unenforceable for any reason by a court judgment or otherwise, such invalidity, illegality or unenforceability shall not affect or impair validity, legality and enforceability of the remaining terms and conditions of this Preliminary Agreement. The Parties undertake to take actions to amend, change or replace all and every such invalid or illegal or unenforceable provision with valid, legal and enforceable provisions, which should have an economic effect as close as possible to the original intention of the Parties and should not entail any revision of the material terms and conditions of this Preliminary Agreement.

12.9

A material change in the circumstances from which the Parties proceeded when entering into this Preliminary Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for amendment or termination of this Preliminary Agreement by either Party.

12.10

The Parties agree that, if, by the time of signing the Lease Agreement, the parameters of the Buildings, according to the technical inventory (accounting) or cadastral documents, are changed as compared to those specified in this Preliminary Agreement, such circumstances shall not be considered as an amendment to the subject matter of this Preliminary Agreement and/or Lease Agreement. The Parties shall make the respective necessary technical changes to the draft Lease Agreement before signing.

12.11

If certain conditions of the draft Lease Agreement (including Appendices thereto) apply to the relations between the Parties hereunder, and such conditions contain references to a term, the definition of which given in Section 1 or another section of the Preliminary Agreement differs from the definition of the same term given in the draft Lease Agreement, the said conditions shall apply to the relations between the Parties, taking into account the meaning of the terms stipulated in this Preliminary Agreement.

12.12	No amendments to this Preliminary Agreement shall be valid unless they are made in writing and signed by the duly authorized representatives of the Parties.

12.13

This Preliminary Agreement contains (i) provisions that form a preliminary agreement in accordance with Article 429 of the Civil Code of the Russian Federation, providing for an obligation of the Parties to enter into the Lease Agreement on the terms and conditions stipulated in this Preliminary Agreement, as well as (ii) provisions regulating additional obligations of the Parties, that become effective from the moment of signing this Preliminary Agreement.

12.14	This Preliminary Agreement is executed in two (2) equally valid counterparts, one (1) copy for each Party.

12.15	This Preliminary Agreement contains the following Appendices forming an integral part hereof:

Appendix No. 1 Warehouse Complex Plan;

Appendix No. 2 Premises Plans (Layouts);

Appendix No. 3 Terms of Reference;

Appendix No. 4 Lease Agreement Form;

28

Appendix No. 5 Access Certificate Form.

13. APPLICABLE LAW AND DISPUTE RESOLUTION

5.1.2	This Preliminary Agreement shall be governed by the Laws of the Russian Federation.

5.2.2

In case of any dispute between the Parties in relation to this Preliminary Agreement, the authorized representatives of the Parties shall meet within ten (10) Business Days from the date of the written request (claim) of either Party sent to the other Party, in order to resolve the dispute without recourse to a court.

5.3.2

Unless any dispute is resolved under Clause 13.2 within thirty (30) Business Days from the date of receipt by one of the Parties of the above written request, any dispute, controversy or claim arising out of or in connection with this Preliminary Agreement, or issues related to violation, termination or invalidity of this Preliminary Agreement shall be finally resolved by the Moscow Region Arbitration Court.

14. DETAILS AND SIGNATURES OF THE PARTIES

The Lessor:	The Lessee:

Caravella LLC	Internet Solutions LLC

OGRN 1105044002909 INN/KPP 5044075570 /504401001	OGRN 1027739244741 INN/KPP 7704217370 /997750001

Location address: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533	Location address: 10, Premise I, Floor 41, Office 6, Presnenskaya Naberezhnaya, Moscow, 123112

Bank details:	Bank details:

/signature/	/signature/
A.I. Postnikov	A.A. Shulgin

General Director	General Director

/Seal: Caravella Limited Liability Company/	/Seal: Internet Solutions Limited Liability Company, Moscow/

29

APPENDIX No. 4

LEASE AGREEMENT FORM

[enclosed on the following pages]

[Date]

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

LONG-TERM LEASE AGREEMENT

(FORM)

This Long-Term Lease Agreement is signed on [date] in                      , Russian Federation between:

(1)

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

(2)

[Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series    No.    ), INN 7704217370, KPP 997750001, located at 10, Premise I, Floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Alexander Alexandrovich Shulgin, General Director, acting under the Articles of Association] (hereinafter referred to as the “Lessee”), on the other part;

hereinafter jointly referred to as the “Parties”, and individually as a “Party”, as to the following:

1.	GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Lease Agreement have the following meaning:

“Acceptance Certificate” shall mean the certificate signed by both Parties, confirming the transfer of all the Premises in each Building for the Lessee’s temporary possession and use according to provisions of Clause 2.1 of the Preliminary Agreement and Clause 4.2 of this Lease Agreement;

“Certificate of Delineation of Operational Responsibility” shall mean the certificate dealing with delineation of operational responsibility for utilities and construction structures of the Buildings, set forth in Appendix No. 9 to the Lease Agreement;

“Lease Payment” shall mean the sum of all payments specified in Clause 5.1 of the Lease Agreement, payable under the provisions of the Lease Agreement;

“Leased Area of the Office Premises” shall mean the area of the Office Premises to be leased to the Lessee under the Agreement, specified in Clause 2.3 of the Lease Agreement and indicated in Appendix No. 2 to the Lease Agreement as of the date of signing hereof;

“Leased Area of the Buildings” shall mean the area of all the Premises in Block 1-1, to be leased to the Lessee under this Agreement, the area of the Structure and Checkpoint, specified in Clause 2.3 of the Lease Agreement and indicated in Appendix No. 2 to this Lease Agreement as of the date of signing hereof;

“Leased Area of the Checkpoint” shall mean the area of the Checkpoint to be leased to the Lessee under this Agreement, specified in Clause 2.3 of the Lease Agreement and indicated in Appendix No. 2 to the Lease Agreement as of the date of signing hereof;

“Leased Area of the Structure” shall mean the area of the Office Premises to be leased to the Lessee under the Agreement, specified in Clause 2.3 of the Lease Agreement and indicated in Appendix No. 2 to the Lease Agreement as of the date of signing hereof;

“Leased Area of the Mezzanine Premises” shall mean the area of the Mezzanine Premises to be leased to the Lessee under the Agreement, specified in Clause 2.3 of the Lease Agreement and indicated in Appendix No. 2 to the Lease Agreement as of the date of signing hereof;

“Leased Area of the Warehouse Complex” shall mean the leased and/or to-be-leased area of the Warehouse Complex, determined and calculated according to the BOMA Standard;

“Leased Area of the Warehouse Premises” shall mean the area of the Warehouse Premises to be leased to the Lessee under the Agreement, specified in Clause 2.3 of the Lease Agreement and indicated in Appendix No. 2 to the Lease Agreement as of the date of signing hereof;

“Basic Lease Payment” shall mean the basic lease payment for the Premises, Structure and Checkpoints, being a part of the Lease Payment and specified in Clause 5.1.1 of the Lease Agreement;

“Guarantor Bank” shall mean the following banking institutions agreed by the Parties:

“Bank Guarantee” shall mean an irrevocable first-demand bank payment guarantee issued by any of the Guarantor Banks in favor of the Lessor, corresponding to the Lease Agreement in form and substance, as security for the Lessee’s performance of its obligations under the Lease Agreement or in connection with it;

“Block 1-1” shall mean a non-residential building owned by the Lessor, with the total area of 18,353.6 sq. m with cadastral number 50:09:0020544:401, located at bld. 32/1, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, color-coded [in red] in the Warehouse Complex Plan. The Lessor’s property right to Block 1-1 is confirmed by an entry in the Unified State Register of Real Estate No. 50-50-09/080/2013-409 dated October 25, 2013.

Block 1-1 is encumbered with mortgage in favor of Sberbank PJSC.

“Buildings” shall mean collectively Block 1-1, the Structure and the Checkpoints, and a “Building” shall mean any of them;

“Starting Date of the Lease Period” for each Building shall mean the date of signing the Acceptance Certificate for such a Building;

“Lease Agreement” or “Agreement” shall mean this long-term lease agreement, including all the appendices and supplementary agreements hereto;

“Lease Agreement for Phase 1” shall mean a long-term lease agreement in respect of Block 1-2, Block 2-1, Block 2-2, Block 2-3, Checkpoint 1 and Checkpoint 2 (as defined in the respective agreement), executed by the Lessor as the lessor and the Lessee as the lessee on December [    ], 2018;

“Lessee’s Share in the Warehouse Complex” shall mean the ratio between the Leased Area of the Buildings and the Leased Area of the Warehouse Complex as of the date hereof, specified in Appendix No. 2 to the Lease Agreement.

The Parties specifically stipulated that the provisions of this Agreement, related to the Lessee’s Share in the Warehouse Complex, shall apply with account for the fact that, since the date of signing of the Acceptance Certificate for Block 1-1 hereunder and under the Lease Agreement for Phase 1, the Lessee uses 100% of the Leased Area of the Warehouse Complex, and, therefore, the Lessee’s Share in the Warehouse Complex hereunder and under the Lease Agreement for Phase 1 is equal to 100%, which is taken into account in the calculations by the Parties, including the calculations of Estimated Operating Expenses / the Variable Part of Operating Expenses and the Variable Part of the Lease Payment / Utility Charges, hereunder and under the Lease Agreement for Phase 1;

“Laws” shall mean the federal laws of the Russian Federation, laws of the constituent entities of the Russian Federation (including the laws of the Moscow Region), including any regulations: orders, directions, ordinances, rules, authorizations or instructions, including the Mandatory Rules;

“Land Plot” shall mean the land plot under cadastral number 50:09:0020544:1146, with a total area of 194,172 sq. m, owned by the Lessor and located at Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, Russian Federation.

The Lessor’s rights for the Land Plot are recorded in the Unified State Register of Immovable Property, registration No. 50:09:0020544:1146-50/009/2018-1 dd. January 18, 2018. The Land Plot is encumbered with mortgage in favor of Sberbank PJSC. “Land Plot” also means other land plots supplementing/replacing the indicated Land Plot or formed out of it;

“RF CPI” shall mean the indicator (expressed as a percentage) describing change over time in the overall level of prices for consumer goods and services, determined according to the Consumer Price Index for goods and services in general in the Russian Federation, officially published by the Federal State Statistics Service of the Russian Federation: the indicator for December of the calendar year, preceding the year when indexation is introduced (in %) to the indicator for December of the previous (in relation to such previous year when indexation is introduced) calendar year.

If, later on, the name of the Consumer Price Index for goods and services in the Russian Federation is officially changed or such index is published by other governmental authority, different from the Federal State Statistics Service of the Russian Federation, then the term “RF CPI” shall be applied with account for such changes;

“Utilities” shall mean the following utilities: power supply, heating (during the heating period specified in Appendix No. 4 to the Lease Agreement), cold water supply, water disposal (sewerage);

“Checkpoint” shall mean a non-residential building owned by the Lessor with cadastral number 50:09:0020544:444, located at bld. 32/1, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, whose outline is color-coded in [red] on the Warehouse Complex Plan. The Lessor’s property right to the Checkpoint is confirmed by an entry in the Unified State Register of Real Estate No. 50-50- 09/048/2014-162 dated April 29, 2014.

Checkpoint is encumbered with mortgage in favor of Sberbank PJSC.

“Structure” shall mean a completely constructed utility tunnel owned by the Lessor, connecting [specify Block 1-1 and/or Block 1-2, as applicable] (as defined in the Lease Agreement for Phase 1) and [specify any of Blocks 2, as applicable], leased under the Lease Agreement for Phase 1, with the total area of [three hundred seventy-two (372)] sq. m. The Lessor’s rights to the Structure are confirmed by Permit for Facility Commissioning No.                     , issued                                         ] [To be specified, if applicable as of the date of signing of the Agreement: The Structure is encumbered by mortgage in favor of Sberbank PJSC],

“Common Areas” shall mean the parts of the Warehouse Complex designated by the Lessor for public use by all lessees (sub-lessees) or other users of the premises in the Warehouse Complex, as well as their contractors (subcontractors) and visitors, including roadways and walkways, landscaped areas, sidewalks, checkpoints, and Access Ways;

“Permanent Improvements” shall mean improvements to the Premises/Checkpoints that are not detachable without damaging the Premises or systems or equipment installed therein, including, but not limited to, any decoration to the Premises, floors, air conditioners, but not including partitions installed, built-in mezzanine structures, suspended ceilings and equipment;

“VAT” shall mean the value added tax envisaged by the Laws;

“Security Payment” shall mean Security Payment 1 or Security Payment 2, as applicable;

“Security Payment 1” shall mean the security payment paid by the Lessee to the Lessor pursuant to Clause 5.4 of the Preliminary Agreement;

“Security Payment 2” shall mean the security payment applicable in cases specified in Clause 5.12 of the Agreement, which represents a way to ensure the Lessee’s performance of its obligations under the Agreement and in connection with it, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation;

“Force Majeure Events” shall mean extraordinary and unavoidable (under the given conditions) events as defined in Clause 3 of Article 401 of the Civil Code of the Russian Federation that are understood by the Parties as a fire, flood, earthquake, other acts of God, wars, revolutions, uprisings, mass riots, terrorist acts, and nuclear explosion. At the same time, lack of money and strikes of the defaulting Party’s employees (or those of its affiliates) may not be a Force Majeure Event;

“Mandatory Rules” shall mean technical regulations mandatory for use under the Laws and other requirements mandatory for use, including, but not limited to: normative technical documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSN), technological design standards (NTP), fire safety rules (PPB), fire safety standards (NPB), Electrical Installation Code (PUE), as well as documents of territorial planning and urban zoning, and urban planning standards, to be applied as amended / with account of amendments to the Laws within the Lease Period;

“Operational Maintenance” shall mean services of care and maintenance of the Warehouse Complex, Buildings and Land Plot, specified in Appendix No. 4 to this Lease Agreement;

“Operating Expenses” shall mean a part of the Lease Payment calculated as the sum of the following components:

(1)    the fixed amount for Operational Maintenance (hereinafter referred to as the “Fixed Part of Operating Expenses”); and

(2)    the variable amount, calculated as the sum obtained by multiplying the Lessee’s Share in the Warehouse Complex by the amount of Lessor’s expenses for taxes, levies and other mandatory payments (specifically, as of the date of this Agreement: land tax for the Land Plot, property tax, water tax, environmental impact fee) charged in relation to the Warehouse Complex, as well as expenses for property insurance and third-party insurance in relation to the Warehouse Complex (hereinafter referred to as the “Variable Part of Operating Expenses”).

The Fixed Part of Operating Expenses shall be paid in accordance with Clause 5.1.2 of the Lease Agreement.

The Variable Part of Operating Expenses shall be calculated and paid in accordance with Appendix No.10 to the Lease Agreement, with account for the provisions of Clause 5.1.2 of the Lease Agreement;

“Office Premises” shall mean non-residential office premises in Block 1-1 according to the schedule of Block 1-1, given in Appendix No. 1:0 to this Agreement, color-coded in [●];

“Parking Slots” shall mean the areas (color-coded in [blue] on the Warehouse Complex Plan) for parking of maximum fifteen (15) trucks, the right to use which is granted to the Lessee according to this Agreement from the Starting Date of the Lease Period of Block 1-1;

“Variable Part of the Lease Payment” shall mean payments being a part of the Lease Payment, equal to the Utility Charges and calculated in accordance with Appendix No. 7 to the Lease Agreement;

“Warehouse Complex Plan” shall mean the Warehouse Complex Plan set forth in Appendix No. 1:1 to the Lease Agreement;

“Parking Charges” shall mean charges for the right (granted by the Lessor to the Lessee) to use Parking Slots during the Lease Period, being a part of the Lease Payment, determined as per Clause 5.1.4 of the Lease Agreement;

“Handling Area” shall mean any and all areas adjacent directly to the face wall of Block 1-1 and intended for loading/unloading of vehicles, color-coded [in orange] on the Warehouse Complex Plan. The Handling Areas may also be used by the Lessee for parking of trucks provided that the indicated boundaries of these areas are respected and the engines of the vehicles run no more than five (5) minutes (otherwise the vehicle shall be moved to a respective Parking Slot);

“Access Ways” shall mean access ways (within the boundaries of the Land Plot) to Block 1-1 and Handling Areas, allowing for the free passage of vehicles (cars or trucks).

The layout of the Access Ways is indicated on the Warehouse Complex Plan with [red] arrows. During the term of the Lease Agreement, the layout may be changed by the Lessor;

“Full Replacement Cost” means expenses (including expenses on hired services and payable VAT) that may result from recovery of Lessee’s Works results and/or the property of the Lessee or a third party, stored or otherwise placed by the Lessee (or with the consent / by order of the Lessee) in the Buildings (including goods and equipment) during the period when such replacement may be required;

“Premises” shall mean all the premises in Block 1-1, leased to the Lessee hereunder. Thus, for the purposes of registering the Agreement / encumbrance under the Agreement, the leasable property under the Agreement includes: [specify that necessary as of the Agreement date

- Block 1-1, Checkpoints listed above in this Section 1, as well as,

after the date of signing the supplementary agreement hereto in accordance with Clause 2.6 of the Agreement — the Structure];

“Mezzanine Premises” shall mean non-residential premises in Block 1-1 according to the schedule of Block 1-1, given in Appendix No. 1:0 to this Agreement, color-coded in [●];

“Warehouse Complex Rules” shall mean the Warehouse Complex rules approved by the Lessor, applying to the Lessee from the moment when it receives a copy of such rules (certified by the signature and the seal of the Lessor). The Warehouse Complex rules may be from time to time amended by the Lessor. The Lessor shall notify the Lessee of such amendments at least twenty (20) Business Days prior to the moment when the respective amendments enter into force.

As of the date of signing the Lease Agreement, the following Warehouse Complex Rules are in effect:

(1)    Sever 1 Office and Warehouse Complex Operation Rules representing Appendix No. 14 hereto;

“Preliminary Agreement” shall mean the Preliminary Lease Agreement signed by the Parties on December 28, 2018;

“Lessee’s Works” shall mean any works performed by the Lessee (including sub-lessees or contractors of the Lessee/sub-lessees) and related to the space planning of the Buildings, including, but not limited to: (a) assembly and/or disassembly of racks / built-in mezzanine structures and/or other equipment of the Lessee in the Buildings; and/or (b) any works related to reconstruction, remodeling, re-equipment, finishing, as well as works related to any alterations resulting in the Permanent Improvements in the Buildings; and/or (c) installation of fiber-optic and/or low-current networks in the Buildings; and/or (d) repair (including damage repair), maintenance, etc. In case a Lessee’s right and/or obligation to perform any works in other parts of the Warehouse Complex, different from the Buildings, arises under this Lease Agreement, the provisions of the Lease Agreement related to the Lessee’s Works (including Appendix No. 5 hereto) shall apply to such works.

For the avoidance of doubt, the term “Lessee’s Works” does not include cleaning of the Premises, arrangement of furniture or office equipment, labeling of racks, fixing of posters, pictures, calendars, stands and other similar decorative or informational elements, lighting fixtures;

“Business Day” shall mean any day from Monday to Friday inclusive, excluding public holidays established in accordance with the Laws. If the Business Day is carried over to Saturday and/or Sunday according to a regulatory legal act, this day is considered a Business Day;

The Parties agreed that the working time pattern at the Warehouse Complex is not limited to the Business Days;

“Permitted Use” shall mean the following uses of the Buildings: Block 1-1:

Warehouse Premises and Mezzanine Premises — for storage of goods (food, including packaged food; related non-food items, excluding alcoholic and alcohol-containing products, and excluding frozen products / products requiring special temperature conditions (temperature chambers)); for warehousing operations (loading/unloading and packaging of goods as well as other related operations), provided that, during such operations, respective requirements of fire and sanitary safety, as well as other applicable requirements and restrictions established by the Laws are met, and fire safety category B2 stipulated for the Warehouse Premises and Mezzanine Premises is ensured;

Office Premises — for office arrangement; for administrative, business and sanitary purposes (including provision of toilets and shower rooms); for other purposes related to the support of the Lessee’s warehouse operations;

Technical Premises — for placement and operation of the technical equipment serving the Premises.

The Permitted Use implies the specified use of the Premises according to the schedule, given in Appendix 1:0, and the requirements of the applicable Laws.

Structures — for passage of people and transfer of goods of the Lessee (by means of a conveyor to be equipped by the Lessee as part of the Lessee’s Works under the Preliminary Agreement).

Checkpoints — for registration and accounting of vehicles entering the area of the Warehouse Complex; for accounting of visitors entering the area of the Warehouse Complex.

The Permitted Use does not imply storage of goods requiring special storage conditions and/or a license/permit for storage (including, but not limited to, alcoholic and alcohol-containing products, pharmaceutical products (medicines, pharmaceuticals, etc.), toxic, highly flammable and explosive substances, etc.) The Parties agreed that the Lessee may store highly flammable and combustible liquids, aerosols, paint and varnish, aggressive liquids, storage batteries and small batteries, rubber goods (tires, car foot pads), incandescent light bulbs, mercury-vapor (fluorescent) lamps, garden chemicals (pesticides, herbicides) in the Warehouse Premises provided the Lessee obtained approval from the Lessor with regard to the area and conditions of storage and complies (at its own expense) with all the requirements of the Laws, pertaining to storage of such substances and items. Moreover, if it is required under the Laws to provide the Premises with additional characteristics needed for storage of such goods, then the manner, duration and cost of such works shall be separately agreed by the Parties in writing;

“Estimated Operating Expenses” shall mean the estimated amount of the Variable Part of Operating Expenses, which, in opinion of the Lessor, are to be incurred during the respective calendar year. The Lessor shall notify the Lessee of such expenses in accordance with the procedure established in Appendix 10 to the Lease Agreement. The Estimated Operating Expenses are determined by the Lessor for each calendar year;

“Warehouse Premises” shall mean non-residential warehouse premises in Block 1-1 according to the schedule of Block 1-1, set forth in Appendix No. 1:0 to this Agreement, color-coded in [●];

“Warehouse Complex” shall mean the Orientir Sever-1 office and warehouse complex, whose outline is color-coded in /red] on the Warehouse Complex Plan. The complex includes the Land Plot as well as the Buildings and facilities, located on the Land Plot, to be leased under the Lease Agreement for Phase 1, other buildings, Common Areas as well as auxiliary structures, including, but not limited to, checkpoints, a boiler house, artesian wells, a water supply facility, water treatment facilities, electrical distribution transformer substations, transformer substations, diesel generator units, etc.;

“Lease Period” shall mean the lease period starting for each Building from the Starting Date of the Lease Period for the respective Building and ending at 11:59 p.m. on November 1, 2026 (inclusive);

“BOMA Standard” shall mean Method A (Exterior Wall Methodology) of the standard for measuring floor area in industrial buildings, published by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA Z65.2 - 2012);

“Certificates of Insurance” shall mean certificates of insurance, obtained by the Lessor and/or Lessee in the performance of obligations of the Parties, stipulated by Appendix No. 3 (“Insurance”); and “Certificate of Insurance” shall mean one of these certificates;

“Insured Risks” shall mean all risks covered by property insurance within the limits of insurance against all risks, usually provided by insurance companies having the credit rating (developed by the Expert RA agency) at least at the level of A+, including, but not limited to, the following: risk of loss/damage as a result of fire, tornado, storm, flood, earthquake, lightning, explosion, crashes of aircrafts and other aerial vehicles as well as items dropped from them, riots, civil disorder, intentional damage, rupture or overflow of water tanks or pipelines, damage inflicted by vehicles, other events; and other risks that, in opinion of the Lessor, from time to time reasonably need to be insured, insurance of which is available in the insurance market at a reasonable price (with account for exceptions, franchises and restrictions established by insurers), with account for the provisions of Appendix No. 3 to this Lease Agreement;

“Technical Premises” shall mean non-residential premises in the Warehouse Premises, Mezzanine Premises and Office Premises with technical purpose of maintenance of Block 1-1 and utilities installed therein, color-coded in [●];

“Types of Premises” shall mean each and any of the following types of Premises: Warehouse Premises, Office Premises or Mezzanine Premise; and “Management Company” shall mean a company engaged by the Lessor to manage and operate the Warehouse Complex. As of the date of this Agreement, the Management Company is [to be specified as of the Agreement date]. In case other Management Company is engaged to manage and operate the Warehouse Complex or the name and/or address and/or contact details of the Management Company change, the Lessor shall notify the Lessee of that in writing at least five (5) Business Days prior to the introduction of such changes.

2.	SUBJECT MATTER OF THE LEASE AGREEMENT

2.4

In accordance with this Lease Agreement, taking into account provisions of Clause 4.2, the Lessor shall transfer to the Lessee, and the Lessee shall accept all the Premises in Block 1-1, the Structure and the Checkpoint for temporary possession and use (lease) under the Permitted Use in accordance with the terms hereof.

2.5

During the entire Lease Period, provided the Warehouse Complex Rules are complied with, the Lessee and its employees may use the Common Areas (together with other Warehouse Complex users, their employees and visitors).

2.6

The Parties agree that the Basic Lease Payment, Operating Expenses, Variable Part of the Lease Payment shall be calculated on the basis of the Leased Area of the Buildings (including the Leased Area of certain Types of Premises in Block 1-1) to be calculated under the BOMA Standard and, as of the date hereof, set forth in Appendix No. 2 to the Lease Agreement.

2.7

The Parties confirm that the Structure shall be leased out to the Lessee hereunder, not waiting for registration of the Lessor’s property right thereto and, taking into account explanations set forth in Clause 10 of Resolution of the Plenum of the Supreme Arbitration Court of the Russian Federation No. 73 dated November 17, 2011 (as revised by Resolutions of the Plenum of the Supreme Arbitration Court of the Russian Federation No. 13 dated January 25, 2013 and No. 98 dated December 25, 2013) “On Certain Issues of Practical Application of Rules of the Civil Code of the Russian Federation Regarding a Lease Agreement”.

2.8

After the state registration of the Lessor’s property right to the Structure, the Parties shall, within fifteen (15) Business Days from the date of such state registration of the Lessor’s property right to the Structure, execute a supplementary agreement to this Agreement, specifying the detailed characteristics of the Structure (cadastral number and other identification data) according to the form substantially conforming to the form set forth in Appendix No. 13 to the Agreement, to submit such a supplementary agreement for the state registration of the Lessee’s lease right to the Structure.

2.9

The draft supplementary agreement hereto, agreed by the Parties, is given in Appendix 13. The draft may be amended only by mutual agreement of the Parties. When the Parties sign the supplementary agreement, the following provisions shall apply:

Names, location addresses, registration and bank details of the Parties (if they are changed as compared with those available on the Agreement date), other information that may not be finally determined at the time of signing the Agreement or the space for which is left blank in the draft supplementary agreement hereto, shall be entered in the supplementary agreement in accordance with the information available at the time of its signing in the relevant duly executed documents stipulated by the Agreement and/or the Laws.

Details of the area and other characteristics of the Structure shall be indicated by the Lessor according to the documents of technical or cadastral registration related to the Structure as of the date of the supplementary agreement hereto.

Other necessary additions and amendments to the clauses and articles of the draft supplementary agreement shall be made in accordance with the instructions contained in the draft supplementary agreement in the form of comments marked out with symbols “/” and “/”; the said comments themselves are excluded from the text.

2.10

The Lessor shall, as soon as possible, notify the Lessee of the state registration of the Lessor’s property right to the Structure and hand over to the Lessee the respective copies of the documents confirming such registration.

2.11

In ten (10) Business Days from the date of the supplementary agreement, specifying the detailed characteristics of the Structure, according to Clause 2.5 above, the Lessee shall provide the Lessor with all documentation and information it shall provide for the state registration of the supplementary agreement with an authorized government authority.

2.12

The Supplementary Agreement shall be provided to a competent government authority for the purpose of its state registration by the Lessor. The Lessor shall be liable for any fees related to the registration of the supplementary agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor. If any additional documents or information are requested by the authorized government authority for the purposes of the state registration of the supplementary agreement, the Lessee shall be obliged to provide such documents and/or information to the Lessor within three (3) Business Days from the date of receipt of the relevant request from the Lessor.

3.	[Section 3 is excluded by the Parties]

4.	LEASE PERIOD

4.4	This Lease Agreement shall be effective until expiration of the Lease Period.

4.5

The Acceptance Certificate [specify the proper variant as of the Agreement Date: of the Building(s)] is signed by the Parties on the date of signing hereof as per the provision of Clause 2.1 of the Preliminary Agreement.

[If any Building is included in the abject matter hereof later]: [the Parties hereby confirm that, on the date of signing hereof, the subject matter of this Agreement shall only include [Block 1-1/the Checkpoints/the Structure]. [Block 1-1/the Checkpoints/the Structure] shall be handed over in accordance with the procedure set by Clause 2.1 of the Preliminary Agreement by signing the supplementary agreement hereto a to the change of leasable property as per the form proposed by the Lessor.

The Parties confirm that the provisions hereof, including requirements to the Buildings and Parties’ liability shall be applied/calculated in respect of the Buildings actually leased hereunder as of the respective date].

The defects in the Lessor’s/Lessee’s Work under the Preliminary Agreement, detected as of the date of inspection performed by the Lessee / the date of signing the Acceptance Certificate(s) shall be recorded in the respective Certificate and eliminated by the Lessor or the Lessee, respectively, within the time limits agreed in the Acceptance Certificate.

The Lessee hereby also confirms and assures the Lessor that it is aware of the fact that, as of the date of signing this Agreement and the Starting Date of the Lease Period, the Block 1-1 and Checkpoints display a particular degree of wear and were previously employed in the business activities of other lessees/users.

4.3.

The Lessee has a preferential right to enter into a lease agreement for all the Premises in Block 1-1 and the Structure along with Block 1-2 (as defined in the Lease Agreement for Phase 1) or all the Premises in Blocks 2 and Checkpoints (as defined in the Lease Agreement for Phase 1) along with the Structure for a new period (Clause 1 of Article 621 of the Civil Code of the Russian Federation) subject to the following conditions:

•

The Lessor shall receive a written notice from the Lessee about the Lessee’s intention to exercise the preferential right at least twelve (12) months prior to the expiration of the Lease Period under the effective Lease Agreement, and such a written notice from the Lessee shall include the intention to exercise the preferential right regarding all facilities in total or their part, specified in accordance with the first paragraph of this Clause 4.3; and

•

The Parties shall hold good faith negotiations, agree upon the lease terms under the new lease agreement, and sign the respective new lease agreement(s) at least nine (9) months prior to the expiration of the Lease Period.

In case of a failure to comply with any of the provisions of this clause, the preferential right shall be lost.

5.	LEASE PAYMENT AND SECURITY FOR OBLIGATIONS

5.4

The Lessee shall pay the Lease Payment to the Lessor for the use of the Premises during the entire period from the Starting Date of the Lease Period to the end of the Lease Period. The Lease Payment shall include:

5.4.1

the Basic Lease Payment as of the date of signing of this Lease Agreement [the Parties confirm that the rates of the Basic Lease Payment, Fixed Part of Operating Expenses, Parking Fee, specified in this Clause 5.1 below shall be adjusted by RF CPI in accordance with Clause 5.2 below and as, of the date of signing of the Lease Agreement, shall be specified with account for such indexation] for the Warehouse Premises (including Technical Premises as part of the Warehouse Premises) – [specify the rate calculated as three RUB thousand five hundred thirty-three and sixty-four kopecks (3,533.64) with account for indexation according to the rules in Clause 5.2 hereof] per year for one square meter of the Leased Area of the Warehouse Properties, taking into account the provisions of the last paragraphs of this Clause 5.1 below;

(a)

for the Office Premises (including the Technical Premises as part of the Office Premises) — [specify the rate calculated as RUB six thousand five hundred (6,500) with account for indexation as per the rules of Clause 5.2. hereof below] per year for one square meter of the Leased Area of the Office Premises; and

(b)

for the Mezzanine Premises – [specify the rate calculated as RUB three thousand five hundred thirty-three sixty-four kopecks (3,533.64) with account for indexation according to the rules of Clause 5.2 hereof below] per year for one square meter of the Leased Area of the Mezzanine Premises;

(c)

for the Structure – [specify the rate calculated as RUB seven thousand (7,000) with account for indexation according to the rules of Clause 5.2 hereof below] per year for one square meter of the Leased Area of the Structure;

(f)

for the Checkpoint – [specify the rate calculated as RUB seven thousand (7,000) with account for indexation according to the rules of Clause 5.2 hereof below] per year for one square meter of the Leased Area of the Checkpoint;

5.4.2	the Operating expenses, which represent the sum of the following values (components):

(1)    the Fixed Part of the Operating Expenses in the amount as of the date of signing of this Lease Agreement — [specify the rate calculated as RUB five hundred twenty (520) with account for indexation according to the rules of Clause 5.2 hereof below] per year for one square meter of the Leased Area of each Building; and

(2)    Variable Part of the Operating Expenses calculated and paid in accordance with Appendix No. 10 hereto. The amount of the Estimated Operating Expenses for the period from the date of signing this Agreement and until December 31, 2020 shall be set as [specify the rate calculated by the Lessor for 2020 for the Lease Agreement for Phase 1 in accordance with the procedure specified in Appendix No. 10 to the Lease Agreement and Appendix No. 10 to the Lease Agreement for Phase 1] per year for one square meter of the Leased Area of the Buildings.

5.4.3	the Variable Part of the Lease Payment calculated in accordance with Appendix No. 7 to the Lease Agreement;

5.4.4	the Parking Fee in the amount of [specify the rate calculates as RUB one hundred five thousand (105,000) with account for indexation according to the rules of Clause 5.2 hereof below].

The Parties hereby specifically agree as follows:

Should the Lessor fail to provide access to Block 1-1 to the Lessee according to the Preliminary Agreement by February 1, 2020 (inclusive), then the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as part of the Warehouse Premises) shall be deemed set by the Parties until the end of the Lease Period based on the rate of — [specify the rate calculated as RUB three thousand three hundred thirty-three and sixty-four kopecks (3,333.64) with account for indexation according to the rules of Clause 5.2 hereof below] per year for one square meter of the Leased Area of the Warehouse Premises, with further application of the provisions of Clause 5.2 hereof.

Should the Lessee fail to sign the Access Certificate for Block 1-1 according to the Preliminary Agreement by February 1, 2020 (inclusive) or sign the Acceptance Certificate for Block 1-1 in accordance with the Preliminary Agreement by June 1, 2020 (inclusive), the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as a part of the Warehouse Premises) shall be deemed set by the Parties until the end of the Lease Period based on the rate of – [specify the rate calculated as RUB three thousand seven hundred thirty-three and sixty-four kopecks (3,733.64) with account for indexation according to the rules of Clause 5.2 hereof below] per year for one square meter of the Leased Area of the Warehouse Premises, with further application of the provisions of Clause 5.2 hereof.

5.5

Starting on January 1, 2020 and then on January 1 of each subsequent year of the Lease Period (hereinafter — the “Indexation Date”), the rates of the Basic Lease Payment, Fixed Part of the Operating Expenses and Parking Fee, applicable at such time, shall be subject to annual indexation (automatic increase) by the following amount:

a) on the first Indexation Date after the signing (January 1, 2020) — by the RF CPI;

b) on the second and subsequent Indexation Dates (on January 01, 2021 and so on) — by four (4) percent,

hereinafter in this Agreement the amounts (a) and (b) are referred to as the “Indexation Rate”.

The amounts (rates) of the Lease Payment components specified in the first paragraph of this clause are considered automatically amended from the respective Indexation Date and become effective for the Lessee from the date mentioned. No amendments hereto are required.

In case the RF CPI is not published as of the first Indexation Date, then, on the Indexation Date, the rates of the Basic Lease Payment, Fixed Part of the Operating Expenses and Parking Fee shall be subject to indexation (automatic increase) by 4%, and after the publication of the RF CPI, the following rules shall apply: in case the increase in the Lease Payment according to this paragraph is less than the Indexation Rate calculated in accordance with the published RF CPI, then the Lessee shall pay the Lessor the difference for the respective reporting months, falling on the period from the Indexation Date, within five (5) Business Days from the publication of the RF CPI, and in case the increase in the Lease Payment according to this paragraph is more than the Indexation Rate calculated in accordance with the published RF CPI, then the respective difference paid by the Lessee for the reporting months, falling on the period from the Indexation Date, shall be set off against the next Lessee’s payment as part of the Basic Lease Payment (and if the amount of the respective difference exceeds the next payment, then the remaining balance shall be set off against each next payment as part of the Basic Lease Payment up to its repayment in full), and upon termination of the Lease Agreement, the Lessor shall return the Lessee such difference in ten (10) Business Days after one of the following dates, whichever is later: (1) the date of CPI publication; or (2) the date of Lease Agreement termination.

5.6	The Lessee shall pay the Lease Payment to the Lessor as follows:

5.6.1 The Basic Lease Payment, the Operating Expenses / Estimated Operating Expenses, and the Parking Fee shall be paid in equal monthly advance payments not later than on the third day of each calendar month.

5.3.2 The Variable Part of the Lease Payment shall be paid monthly not later than on the tenth day of the month following the month to be paid, provided the Lessee receives the respective invoice from the Lessor in accordance with Appendix 7 hereto.

5.7

The Basic Lease Payment, the Operating Expenses / Estimated Operating Expenses, and the Parking Fee for incomplete calendar month of the Lease Period shall be calculated in proportion to the number of calendar days falling on the Lease Period in such calendar month. The daily Lease Payment (with regard to each Lease Payment component, except for the Variable Part of the Lease Payment) shall be calculated as 1/365 (or 1/366 in a leap year) of the annual amount (with account for all applicable indexations) of the respective Lease Payment component.

5.8	The payments hereunder shall be made in rubles.

5.9

The Lessee shall make payments hereunder to the Lessor by wire transfer to the bank account specified by the Lessor herein; the Lessor may change such a bank account, having notified the Lessee thereof in writing.

5.10

The Lessor hereby confirms that it is a payer of Value Added Tax (VAT) as of the date of signing hereof. If the Lessor ceases to be a VAT payer, the Lessor shall be obliged to immediately notify the Lessee thereof and, upon the Lessee’s request, provide supporting documentation to the Lessee.

All payments payable by the Lessee to the Lessor in accordance with this Lease Agreement are specified excluding VAT (unless otherwise expressly provided hereby). If, in accordance with the Laws, such payment amounts are subject to VAT or other similar tax that replaces it or is levied in addition to it, the amount of payment shall be increased by the amount of VAT and/or another similar tax (to be calculated at the rate applied for the time being).

For the avoidance of doubt, the Parties confirm that VAT is subject to charging, including, but not limited to, on the amount of the Lease Payment (as well as its components, including the Operating Expenses / Estimated Operating Expenses) and on the amount of the Security Payment (including any amounts of its increase and/or replenishment in case of any deductions made).

5.11

Any payment hereunder shall be deemed to have been made by one Party and actually received by the other Party from the time the funds are credited to the respective account of the beneficiary’s bank (except for the case when the funds are returned by the beneficiary’s bank due to incorrect details of the payment recipient or for any other reason).

5.12	For the purposes of this Lease Agreement, each last calendar day of the Lease Period month or the last day of the Lease Period shall be considered the dates for the provision of lease services.

The provision of lease services with regard to the Premises by the Lessor shall be confirmed by monthly issue of invoices. The mentioned documents as well as other documents confirming the provision of services (in case such documents are stipulated by the Laws) shall be prepared within the time limits and according to the form established by the applicable Laws.

5.13

The Lessee’s obligations to make payments under the Lease Agreement may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto unless otherwise stipulated herein.

5.14

The Parties have agreed that Security Payment 1 paid by the Lessee to the Lessor in accordance with the provision of Clause 5.4 of the Preliminary Agreement shall be offset towards the Basic Lease Payment and the Operating Expenses for Block 1-1, the Structure and the Checkpoint, respectively, and the Parking Fee for the Parking Slots to be paid by the Lessee for the first month of the Lease Period.

The unoffset part of Security Payment 1 (if any) shall be set off by the Lessor against the Lessee’s payment for the next month of the Lease Period.

5.15	Bank Guarantee

Within ten (10) days of the date of signing hereof, the Lessee shall provide the Lessor with the changes in the Bank Guarantee issued as per Clause 5.10 of the Preliminary Agreement with the view to include security of performance of the Lessee’s obligations hereunder in the bank Guarantee, or a new Bank Guarantee, which, in each case, shall meet the requirements set forth in Clause 5.12.1 hereof, and meet the conditions set forth in Appendix No. 8. The wording of the Bank Guarantee / amendments to the Bank Guarantee under the Preliminary Agreement shall be subject to prior written approval by the Lessor.

5.15.1

The Bank Guarantee shall be irrevocable, and the demand for payment under the Bank guarantee shall be met in full or in part, at the first request of the Lessor, given that the Lessor provides the following documents:

1)	the Agreement (the original or a notarized copy);

2)

the Lessor’s claim stating that the Lessee has not performed the relevant obligation hereunder in ten (10) Business Days from the date when the Lessee received the respective written request to perform the obligation from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 3 below); the Lessor’s claim shall also indicate the relevant obligation(s);

3)

a copy of the postal receipt (certified by the Lessor) on the delivery to the Lessee of the Lessor’s written claim for the performance of the relevant obligation OR a copy of the Lessor’s claim (certified by the Lessor) with an entry of service to the Lessee / Lessee’s return receipt;

4)

the original statement from the Lessor’s bank, confirming that the funds in the amount specified in the Lessor’s claim to the Guarantor Bank have not been credited to the Lessor’s account in ten (10) Business Days from the date when the Lessee received the respective written request to perform the obligation hereunder from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 3 above).

The validity of the signatures on the Lessor’s claim to the Guarantor Bank shall be confirmed by one of the following documents:

•

the original or a notarized copy of the power of attorney authorizing the Lessor’s representative to sign the Lessor’s claim under the Bank Guarantee and/or certify copies of the documents attached to the Lessor’s claim (in the event that signing of the Lessor’s claim under the Bank Guarantee and/or certification of copies of the documents attached to the Lessor’s claim is not performed by the sole executive body of the Lessor); and

•

documents duly certified by the Lessor and confirming the authority of the Lessor’s authorized representative, namely: a copy of the Lessor’s Articles of Association; a copy of the extract from the Unified State Register of Legal Entities with the period of expiry of no more than thirty (30) calendar days; a copy of the resolution/minutes on the election of the Lessor’s authorized representative (executive body); or

•	a notarized banking sample signatures and seal card of the Lessor (or copy thereof) from the Lessor’s servicing bank, certified by the Lessor’s bank.

5.15.2

The amount of the bank Guarantee as of the date of signing hereof shall be [●] rubles (RUB [●]) [specify the amount of the bank Guarantee as of the Agreement Date with account for the indexation performed]. In this regard, the amount of the Bank Guarantee available to the Lessor shall, at any time during the term hereof, not be less than the sum of the following components:

the Basic Lease Payment and the Operating Expenses / Estimated Operating Expenses due to be paid for three (3) months of the Lease Period for all the Premises, Structure and Checkpoints to be leased to the Lessee hereunder, and the Parking Fee for all the Parking

Slots to be provided to the Lessee hereunder, with account for their indexation according to Clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter — the “Total Guarantee Amount”). For compliance with this condition, the Lessee undertakes to ensure the following:

•

Annual reissue of the Bank Guarantee (within the entire term of this Agreement) on the same terms and conditions for a new period of at least twelve (12) months, subject to the indexation of such new Bank Guarantee amount, at least fifteen (15) Business Days before each Indexation Date under Clause 5.2 of the Lease Agreement. The indexation of the Bank Guarantee amount shall be made on the basis of the rules set forth in Clause 5.2 hereof, applied by analogy.

•

If any amount under the Bank Guarantee is used by the Lessor in accordance with the Lease Agreement, the Lessee shall replenish the Bank Guarantee amount in full to the amount of the Total Guarantee Amount within fifteen (15) Business Days from the date of the Bank Guarantee amount reduction.

5.15.3	The Lessor may claim and the Lessee shall provide (effect) Security Payment 2 to the Lessor in any of the following cases, subject to the provisions of this Subclause 5.12.3 below:

(i)	if the Lessee fails to provide/replenish the Bank Guarantee amount within the time limits specified in Subclause 5.12.2 above; and/or

(ii)

if bankruptcy/liquidation proceedings have been initiated against the Guarantor Bank (including the case of applying to court to declare the Guarantor Bank insolvent / a bankrupt), and/or in case the Guarantor Bank’s license has been revoked, and/or in case the activities of the Guarantor Bank are characterized by facts stipulated by Article 20 of Federal Law No. 395-1 dated December 02, 1990 On Banks and Banking Activities, and/or in case of other grounds to revoke the Guarantor Bank’s license under the applicable Laws; and the Lessor has not been provided with the Bank Guarantee of other Guarantor Bank as indicated below.

The Security Payment amount to be paid by the Lessee according to this clause shall be an amount equal to the Total Guarantee Amount, and in case the Bank Guarantee amount has been reduced and not replenished, an amount to replenish the Bank Guarantee amount.

The Security Payment shall be payable by the Lessee to the Lessor:

when it is necessary to provide the Bank Guarantee / amendments to the Bank Guarantee under the Preliminary Agreement due to the signing hereof — on the following day after expiry of the period for submission of the Bank Guarantee / amendments to the Bank Guarantee under the Preliminary Agreement, set in the first paragraph of Clause 5.12 above;

•

when it is necessary to provide a new Bank Guarantee due to the expiration of the previous one according to Clause 5.12.2 above — not less than fifteen (15) Business Days prior to each Indexation Date according to Clause 5.2 of the Lease Agreement, if, by that time, the new Bank Guarantee has not been provided;

•

in case of a failure to replenish the Bank Guarantee amount, if it is used: within five (5) Business Days from the date of the Lessee’s receipt of the relevant Lessor’s claim (which may be filed only after the time limit specified above for replenishing the Bank Guarantee amount has expired), if by that time the violation is eliminated;

•

in cases specified in subclause (ii) above — within thirty (30) days from the date when any of the events specified in this subclause has occurred, if, by that time, the Lessee has not provided the Lessor with the Bank Guarantee issued by another Guarantor Bank, under the conditions hereof.

The provisions of Appendix No. 8 hereto shall apply to Security Payment 2.

If the Lessee completely eliminates the violations specified in this clause, the Lessor shall return Security Payment 2 to the Lessee (less any deductions made in respect of such Security Payment 2 in accordance with the Lease Agreement) in ten (10) Business Days from the date when the Lessor is provided with the confirmation that such violations have been eliminated.

5.15.4

For the avoidance of doubt, the Bank Guarantee shall also secure the performance of the Lessee’s obligation to provide Security Payment 2 in accordance with Subclause 5.12.3, and if the Lessee fails to provide the Lessor with Security Payment 2 within the time limits specified in Subclause 5.12.3, the Lessor shall have the right to receive the relevant amount equal to Security Payment 2, on the basis of filing a claim under the valid Bank Guarantee, specifically, out of the Bank Guarantee issued under the Preliminary Agreement.

6.	LESSEE’S RIGHTS

6.1

The Lessee shall be entitled to use the Premises, Structure and Checkpoints daily and round-the-clock from the date of signing the Acceptance Certificate for the respective Building and during the entire Lease Period in accordance with the Permitted Use and the terms of this Lease Agreement.

6.2	The following rights shall be granted to the Lessee for the entire Lease Period, and they shall be exercised subject to the requirements of the Warehouse Complex Rules:

6.2.6	the right to use the Common Areas to access the Premises in accordance with the Warehouse Complex Rules;

6.2.7	the right to use all existing and future utilities in the Block 1-1, servicing the Premises only, provided that the Lessor is entitled to move such utilities as it thinks fit;
6.2.8	the right to load and unload goods in the Handling Areas;

6.2.9	subject to provision of a list of car license plates allowed to enter the Warehouse Complex territory in accordance with the Warehouse Complex Rule, the following right shall be granted:

6.2.9.1

the right to park trucks and cars at any time at the respective Parking Slots, and, after signing the Acceptance Certificate for Block 1-1, to use the Handling Areas, Access Ways, paved areas within the boundaries of the Land Plot with the view to arrange an additional parking area subject to meeting the requirements of the Laws on fire safety;

6.2.9.2	the right to move to and from the Parking Slots, as well as the right to move to the Handling Areas, coursing in strict compliance with the Warehouse Complex Rules.

6.2.10	the right to directly execute a separate agreement for the provision of telecommunications services in the Blocks with any telecom operator provided that

(a) the Lessee notifies the Lessor of such a telecom operator in writing, and (b) such a telecom operator removes all the cables and equipment from the Blocks and Warehouse Complex in case of termination hereof, unless otherwise agreed by the Parties in writing.

6.3

In case it is impossible for the Lessee to use the Premises (their parts) (or the Lessee does not actually use them) under the Permitted Use due to the circumstances specified in any of subclauses a)–d) (individually and collectively) and provided that (i) the characteristics of such circumstances fully comply with the set of features regarding their composition, specified for each of such circumstances in subclauses a)–d), respectively (i.e. in the absence of any of the features regarding the composition, the respective circumstance shall not result in the emergence of the Lessee’s right to suspend the Lease Payment), and (ii) the emergence of such circumstances results from the Lessor’s violation of its obligations hereunder, the Lessee shall have the right to suspend its obligation to pay the Lease Payment, in the manner established by the provisions of this clause, in the following cases:

a) if the use of the Warehouse Premises or their part under the Permitted Use is impossible and has resulted in the stoppage of critical process units, namely:

●	the sorting machine,

●	any of the conveyor system elements, which has resulted in the stoppage of the conveyor,

●	the lift equipment, in case two or more lifts in Block 1-1 have gone out of order simultaneously,

as a result of significant defects in the Lessor’s Works under the Preliminary Agreement (namely, destruction of floors, roof, supporting structures of the Premises), and provided that such defects are not eliminated or (if a longer period is required for their elimination) isolated temporarily (where such temporary isolation is considered proper violation elimination by the Lessor) by the Lessor in twelve (12) hours from the moment of preparing the Certificate stipulated by this clause;

b)    if the use of the Warehouse Premises or their part, accounting for more than 15% of the Leased Area of the Warehouse Premises, under the Permitted Use is impossible as a result of significant defects in the Lessor’s Works (namely, destruction of floors, roof, supporting structures of the Premises), preventing the Lessee from performing its activities under the Permitted Use in the respective area, and provided that such defects are not eliminated or (if a longer period is required for their elimination) isolated temporarily (where such temporary isolation is considered proper violation elimination by the Lessor) by the Lessor in five (5) days from the moment of preparing the Certificate stipulated by this clause;

c)    if some Utilities are not provided in Block 1-1 through the fault of the Lessor and the Lessor does not ensure their restoration (including with alternative methods, which is considered proper restoration of the Utilities) in eight (8) hours from the moment of preparing the Certificate stipulated by this clause;

d)    if the Lessor does not provide the Lessee with unhindered access to Block 1-1 within the boundaries of the Land Plot, with account for the provisions of Clause 8.2 hereof, and does not resume access (including with the provision of an alternative access road to the Premises, which is considered proper access resuming) in eight (8) hours from the moment of preparing the Certificate stipulated by this clause.

In the cases specified in subclauses a)–b), the Lessee shall have the right to suspend its obligation to pay the Basic Lease Payment for Block 1-1 for the entire period from the deadline for violation elimination, established by the respective subclauses a)–b) and to the date of elimination (or temporary isolation) by the Lessor, to which effect the Lessor shall notify the Lessee in writing.

In the cases specified in subclauses c)–d), when the Lessee does not conduct its activities in Block 1-1 under the Permitted Use in accordance with this clause hereof (provided that the goods and/or warehouse equipment of the Lessee were removed from the respective part of the Premises of Block 1-1), the Lessee shall have the right to suspend its obligation to pay the Basic Lease Payment in proportion to the decrease in the Leased Area of the Premises by the area of the Premises not used by the Lessee, determined in accordance with the BOMA Standard and specified in the respective Certificate, stipulated by this clause, for the entire period from the date when the Lessee stopped using the Premises of Block 1-1 under the Permitted Use, specified in the respective Certificate, to the date when the Lessor eliminated the circumstances described in subclauses c)–d), to which effect the Lessor shall notify the Lessee in writing.

Suspension of the Lessee’s obligation to pay the Lease Payment is allowed if the reasons and circumstances specified in subclauses a)–d) are recorded in the Certificate signed by authorized representatives of both Parties.

If one of the Parties refuses to sign the Certificate or representatives of such a Party do not appear for signing thereof within one (1) Business Day after such Party has been notified of the need to execute the Certificate, the other Party has the right to sign such Certificate unilaterally, provided that the reasons and circumstances recorded in the Certificate are supported by photo/video recording and the photo/video materials are attached to the Certificate and sent by one Party to the other Party (which refused to sign the Certificate) within one (1) Business Day upon execution thereof.

Either Party may request that the reasons for the circumstances referred to in subclauses a)–d) be verified by an independent technical expert. If, after signing of the Certificate by the Parties (with engagement of the independent technical expert) pursuant to this clause, it is determined that the circumstance recorded in the Certificate do not correspond to reality and/or did not occur due to the Lessor’s violation of its obligations hereunder, and at the same time the Lessee suspended the Lease Payment on the basis of this clause, the Lessor has the right to demand, and the Lessee shall pay within five (5) Business Days after the Lessor’s claim, the amount of the respective underpayment for the entire period, during which the Lease Payment was not paid by the Lessee.

6.4.

The Lessee shall have the right to free and unhindered access to the Warehouse Complex granted to all employees, representatives, contractors (subcontractors), customers, suppliers, and other visitors of the Lessee in accordance with the Warehouse Complex Rules.

7	LESSEE’S OBLIGATIONS

From the Starting Date of the Lease Period and to the date of actual return of the Premises, the Structure and Checkpoints to the Lessor under the Return Certificate, the Lessee undertakes:

7.1	Permitted Use

To use the Warehouse Premises, Mezzanine Premises, Office Premises, Technical Premises, Structure and Checkpoints in strict compliance with the Permitted Use established in accordance with this Lease Agreement for each Type of Premises, Structure and Checkpoints.

7.2	Warehouse Complex Rules

To follow the Warehouse Complex Rules provided that, in case of any inconsistencies between the Warehouse Complex Rules and the Lease Agreement, the Lease Agreement shall prevail.

7.3	Repair, finishing and cleaning

7.3.1

to maintain the Buildings in proper condition and ensure their current repair at its own expense; such works shall be performed with the use of colors and materials subject to prior written agreement with the Lessor (in case they differ from colors and materials used earlier);

7.3.2	to follow the provisions of Appendix No. 5 hereto with regard to the Lessee’s Works when carrying out repair, maintenance, finishing or other Lessee’s Works in the Buildings;

7.3.3	to keep the Buildings clean and free of debris in accordance with the Warehouse Complex Rules, inter alia, to clean the inside surface of windows in the Buildings as needed;

7.3.4

to perform other actions at its own expense, including, but not limited to, cleaning and repair of the Buildings in accordance with the instructions of the authorized bodies/entities, conclusions of any inspection, check and audit, which revealed the Lessee’s violation of the safety, fire safety rules, sanitary standards or other regulations and rules established by the Laws;

7.3.5	to perform its obligations for maintaining the utilities and other systems in proper condition according to the Certificate of Delineation of Operational Responsibility (Appendix 9);

7.3.6

to perform other actions at its own expense in order to maintain the Buildings in proper technical condition, except for actions that shall be performed by the Lessor in accordance with the terms hereof.

7.4	Alterations

To follow the provisions of Appendix No. 5 hereto, when conducting any alterations.

7.5	Utilities

The Lessee shall maintain the Utilities located in the Buildings and serving the Buildings clean and free from any poisonous, dangerous or harmful substances, and shall not block access to them.

7.6	Fire and General Safety

7.6.1

To comply with fire safety rules and other obligations in the field of fire and other safety, required by the Laws, as well as orders and resolutions of authorized government authorities/entities. The Lessee shall be liable for compliance of the results of the Lessee’s Works and the Lessee’s property in the Buildings with the fire safety requirements. The Lessee shall be responsible for ensuring security in the Buildings, including liability for the work of its own security service (to the extent applicable to the Buildings) as well as safety of alarm systems and other devices and systems ensuring security, installed in the Buildings. The Lessee’s security system in the Buildings shall not restrict the right of the Lessor to access the Buildings in cases stipulated by this Agreement, provided that the Lessor was familiarized with the Lessee’s rules of stay and behavior in the Premises against signed acknowledgement and follows such rules, or prevent the Lessor from exercising this right in accordance with the Lease Agreement, or affect negatively the overall Warehouse Complex security system.

With account for the provisions of the paragraph above, the Parties confirm that liability for the proper operation of fire safety and firefighting systems and equipment in the Buildings shall be borne by the Party responsible for maintenance of the respective system under the Certificate of Delineation of Operational Responsibility.

7.6.2

Not to deliver to the Buildings and not to store in them (and in other parts of the Warehouse Complex as well) goods, which are not in line with the Permitted Use, as well as weapons, ammunition, poisonous, explosive, dangerous or toxic substances; not to violate the procedure established by the Laws for the storage of substances and items posing a threat to human health or life / harmful for the environment; not to place or store in the Warehouse Premises and/or Mezzanine Premises and/or other part of the Warehouse Complex any substances, which, in accordance with the applicable Laws, are not allowed to be placed or stored in warehouses of fire safety category B2.

7.6.3

Due to the specifics of technical purpose of the Technical Premises, to ensure that access to such premises is granted only to persons with required qualifications, operating the equipment located in such premises. Due to the need to ensure access of the Management Company (Lessor) to the specified premises for their Operational Maintenance and prevent potential accidents and other emergencies or perform damage control, the keys to the Technical Premises shall be handed over to a dedicated employee of the Management Company (Lessor).

For safety reasons, the Lessee hereby entrusts the Management Company (or, in its absence, the Lessor) with access control in the Technical Premises. This assignment neither affects nor restricts the Lessee’s right to possess and use the Technical Premises under the Lease Agreement: the Lessee may get the keys to access the Technical Premises and use the Technical Premises at any time, however, the Lessee shall return the keys to the mentioned employee of the Management Company (Lessor) after the use of the Technical Premises. In case the Lessor (Management Company) reveals that the Lessee has replaced the keys without any approval or has not returned the keys to all the Technical Premises or their part, the Lessor (Management Company) may break open the respective Technical Premises without keys in the possession of the Lessor (Management Company) and install new locks in such premises. In this case, the Lessee shall be obliged to reimburse the Lessor’s expenses incurred as a result of lock replacement and/or the inability to gain immediate access to the Technical Premises. In this case, the Lessee shall reimburse the Lessor’s expenses within five (5) Business Days from the date when the Lessee has received the relevant written request of the Lessor.

7.7	Prohibited Use

7.7.1	Not to use the Buildings for any purposes contrary to the Permitted Use.

7.7.2

Not to use the Premises in any way overloading the floors in the Warehouse Premises (the accepted distributed load shall not exceed 8 tons per 1 sq. m) with account for the provisions of Clause 2.2 of Appendix No. 3 to the Preliminary Agreement, the floors in the Mezzanine Premises (the accepted distributed load shall not exceed 1 ton per 1 sq. m), the floors of the Office Premises (the accepted distributed load shall not exceed 300 kg per 1 sq. m), and/or the floors of the Technical Premises as part of Warehouse Premises / Office Premises (the accepted distributed load shall not exceed 500 kg per 1 sq. m) and/or the floors of the Structure (the accepted distributed load shall not exceed [●] kg per 1 sq. m) [to be specified by the Lessor as of the date of signing the Lease Agreement] or loading the ceiling or structure of the Premises in any of the Blocks, or overloading any devices, equipment or electric systems servicing the Premises and/or any Block;

7.8	Pollutants and malfunctions

7.8.1	promptly inform the Lessor in writing of any malfunctions, pollutants or harmful substances at the Buildings;

7.8.2

if so required by the Lessor, immediately remove any such pollutants or dangerous substances from the Premises/Buildings and rectify the malfunctions, if any resulted from the Lessee’s actions / omission.

7.9	excluded

7.10	Lessor’s access

To provide the Lessor (and the Management Company assigned by the Lessor) accompanied by a Lessee’s representative with round-the-clock access to the Premises for:

7.10.1	inspection and check of the state of the Premises and other parts of the Buildings;

7.10.2	allowing potential lessees or buyers of the Premises, any of the Buildings and/or the Warehouse Complex or actual or potential lenders and/or pledge holders of the Lessor to conduct inspection;

7.10.3	eliminating the consequences of the Lessee’s violation of its obligations hereunder;

7.10.4

carrying out repair, Operational Maintenance, cleaning, modification, installation or connection to any utilities servicing any of the Buildings and/or the Premises, as well as repair, maintenance, modification or reconstruction of any part of the Buildings; and

7.10.5	performing any other duties or exercising any of the Lessor’s rights hereunder; however, the Lessor shall cause as little inconvenience and interference as possible in exercising such rights.

Except for the provisions of Clause 7.6.3 above that apply separately, the Lessee shall provide the Lessor and/or Management Company with access to the Premises at a reasonable time and subject to the provision of advance notice (including via e-mail) no later than one (1) day prior to the date of the proposed access (except for emergencies and accidents when access is provided by the Lessee immediately).

7.11	Sign boards

Not to place any sign boards, ads and billboards outside the Premises or sign boards inside the Premises that are visible from the outside without prior written consent of the Lessor.

7.12	Insurance

During the entire term of this Agreement, to perform its obligations set forth in Appendix No. 3 (“Insurance”).

7.13	Requirements of the Laws

To comply with the requirements of the Laws for healthcare, environmental protection and fire safety as well as sanitary-epidemiological requirements, other requirements of the Laws and instructions of the authorized bodies/entities, applicable to the Premises/Buildings or their operation. To inform the Lessor within two (2) Business Days upon receipt of any notice directly related to the Premises/Buildings from any competent body/entity.

7.14	Approval from Authorized Bodies/Entities

To refrain from sending applications or obtaining any approvals from authorized bodies/entities with regard to the Premises/Buildings or their use without prior written consent of the Lessor.

7.15	Sale/Lease billboards

To give the Lessor the opportunity to place lease billboards during the last year of the Lease Period or in case of early termination hereof, or install sale billboards outside the Premises as the Lessor reasonably sees fit, without interfering with the core activities of the Lessee or covering the existing outdoor sign boards of the Lessee.

7.16	Remediation of damage and violations

To be careful with the Premises, each Building and the Warehouse Complex, at its own expense remedy the damage caused to the Premises, each Building or any other part of the Warehouse Complex (including the Common Areas) by the Lessee (including its employees, contractors, subcontractors, representatives, parties controlled by the Lessee, any visitors of the Lessee). Damage caused shall be remedied by the Lessee in five (5) Business Days. The Lessor may decide that damage caused to the Common Areas and/or other parts of the Warehouse Complex, located outside the Premises/Buildings, shall be remedied with its own resources; in this case, the Lessee shall reimburse the Lessor for reasonable and documented expenses for the remediation of such damage within ten (10) Business Days upon receipt of the respective written request from the Lessor (with the respective documents attached).

The Lessee shall immediately but in any case within a period not exceeding three (3) Business Days inform the Lessor of any damage or destruction of the Premises, any of the Buildings or the Warehouse Complex that has become known to the Lessee.

If damaged caused by the Lessee (including its employees, contractors, subcontractors, representatives, parties controlled by the Lessee, any visitors of the Lessee) is not remedied by the Lessee, the Lessor may remedy such damage using its own resources; in this case, the Lessee shall reimburse the Lessor for reasonable and documented expenses for the remediation of such damage within ten (10) Business Days upon receipt of the respective written request from the Lessor (with the respective documents attached).

Notwithstanding any provisions herein, in case the violation of the Lease Agreement provisions by the Lessee affects the structural elements, security systems, utilities, fire control / firefighting systems, or firefighting equipment in any Building, which poses a direct threat to health, life or property of any parties, the Lessor may immediately remedy such violation at the expense of the Lessee without any prior written request to remedy such violation sent to the Lessee.

The Lessee shall reimburse the Lessor for expenses for the remediation of such violation within five (5) Business Days upon receipt of the respective written request from the Lessor (with the respective documentary confirmation of such expenses attached).

7.17	Appointment of a responsible person

The Lessee shall designate a person responsible for the Premises (hereinafter referred to as the “Lessee’s Responsible Person”) who has, inter alia, the right to transmit any messages and/or correspondence to the Lessor on behalf of the Lessee, receive any messages and/or correspondence on behalf of the Lessee from the Lessor or the Management Company, and the right to sign, on behalf of the Lessee, any certificates, letters, protocols and other similar documents related to the Lessee’s use of the Premises/Buildings / performance of the Lessee’s Works (including certificates prepared as a result of any Premises/Buildings inspections conducted by the Lessor and/or Management Company).

A copy of a power of attorney certified by the Lessee, confirming the above powers of the Lessee’s Responsible Person, shall be delivered to the Lessor on or before the First date of the Lease Period, and, from the same day, the Lessee shall ensure the daily attendance of the Buildings by the Lessee’s Responsible Person.

The Lessee should report any changes in the Lessee’s Responsible Person to the Lessor in writing.

7.18	Provision of documents

Within fifteen (15) Business Days from the date of the Lessor’s request, the Lessee shall provide the Lessor with copies of the following documents (which may be requested by the Lessor during the term of this Agreement either as a full set or as individual documents) certified by the signature of the General Director of the Lessee and corporate seal (unless otherwise specified):

•

a set of the Lessee’s foundation documents: Certificate of Incorporation, Taxpayer Identification Number Certificate, Tax Registration Reason Code Certificate, current version of the Articles of Association, effective internal documents of the Lessee as a legal entity, related to the status of its management bodies (if any), recent Extract from the Unified State Register of Legal Entities, decision of the company on appointment of the sole executive body, order on appointment of the sole executive body; and

•

a set of recent audited accounting statements of the Lessee as a legal entity: audited accounting statements (balance sheet) for the last three full years (in case the company exists less than three years, the same documents shall be provided for the period from the date of its incorporation) with official confirmation of their filing with tax authorities; in case quarterly reports are filed: audited accounting statements (balance sheet) for the respective reporting quarters, based on a cumulative total, certified by the signature of the sole executive body and corporate seal; and

•

the Lessee’s decision on the execution of the Lease Agreement: the decision of a competent management body of the company, allowing for the execution and performance of the Lease Agreement, or, alternatively, the official statement of the company certified by the signature and seal of the sole executive body and the Chief Accountant of the company, confirming that the lease transaction does not require approval from any management body of the company (including, but not limited to, as a major transaction and/or an interested-party transaction of the company).

7.19	Other duties

To perform other duties established by other clauses of this Lease Agreement and Appendices hereto.

8	LESSOR’S OBLIGATIONS

The Lessor shall:

8.1	Provision of Buildings

Lease out the Buildings to the Lessee under the terms of this Lease Agreement on the respective date specified in accordance with Clause 4.2 hereof.

8.2	Quiet enjoyment

Give the Lessee the opportunity of quiet enjoyment and round-the-clock use of the Buildings in accordance with the terms hereof, without interference or interruption, from the First Date of the Lease Period until the expiration of the Lease Period.

For the avoidance of doubt, the Parties confirm that, for the purposes of this Lease Agreement, the following may not be considered as a restriction (imposed by the Lessor) on the Lessee’s access to the Buildings and/or the Warehouse Complex territory and/or the Land Plot: (a) the need for the Lessee (including its employees, contractors/subcontractors, sublessees and any other visitors) to comply with the access control procedure established by the Warehouse Complex Rules; or (b) Lessor’s exercise of its rights stipulated by Clause 7.16 and/or Clause 10.9 and/or Clause 10.10 of the Lease Agreement.

8.3	Provision of Operational Maintenance

8.3.1

From the First Date of the Lease Agreement until the expiration of the Lease Period, the Lessor shall do whatever is necessary to ensure Operational Maintenance in accordance with Appendix No. 4 hereto.

8.3.2	The Lessor may provide Operational Maintenance either using its own resources or through the appointed Management Company that will provide such services.

8.3.3

When performing works related to Operational Maintenance, the Lessee shall comply with health and safety requirements, fire safety, environmental safety, industrial safety, electrical safety rules and other safety requirements set by the Laws of the Russian Federation as well as by orders and resolutions of an authorized government authority/entity regarding the respective type of supervision, internal policies and procedures of the Lessee, which the Lessor or its representatives are familiarized with.

8.3.4	The Lessee shall be fully responsible for ensuring safety when performing works related to Operational Maintenance and other works in the territory of the Warehouse Complex.

8.4	Provision of the Utilities

From the Starting Date of the Lease Period until the expiration of the Lease Period, the Lessor shall ensure provision of the Utilities by respective suppliers.

8.5	Major repairs

From the Starting Date of the Lease Period until the expiration of the Lease Period, the Lessor shall carry out major repairs of the Buildings and other parts of the Warehouse Complex.

8.6	Insurance

The Lessor shall perform its obligations set forth in Appendix No. 3 (“Insurance”) hereto.

8.7.	The Lessor shall also be responsible for other obligations arising from this Lease Agreement.

9.	RIGHTS AND OBLIGATIONS ASSIGNMENT AND SUBLEASE

9.1

Without prior written consent of the Lessor the Lessee shall not be entitled to: (a) assign, mortgage, bring as a contribution to the authorized (share) capital or a share contribution, and/or to encumber/assign otherwise any of its rights and obligations hereunder; or (b) sublease the Buildings or any part thereof and also transfer those to the third parties into ownership or other use (including free use). The agreements, executed by the Lessee with the third parties, mentioned in subclause b) of this Clause 9.1, shall bind such third parties with obligations similar to the Lessee’s obligations set forth herein.

The Lessor shall agree sublease or provide a substantiated refusal to agree sublease within ten (10) Business Days upon receipt of the written request from the Lessee.

The Parties hereby agree that, in respect of such companies as Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857), the Lessor’s consent to sublease the Premises shall be given on the Agreement date, and sublease in favor of such legal entities is possible upon a written notice about the execution of a sublease agreement, sent to the Lessor within fourteen (14) calendar days from the date of signing such an agreement, with the sublease agreement, corresponding to the terms of this Section 9, attached; the Lessor’s consent to sublease in accordance with this paragraph is considered to be given provided that the terms of the sublease agreement comply with the terms of Clause 9.3 hereof.

9.2

The Lessee shall provide the Lessor with a copy of any agreement (document) stipulated by Clause 9.1 hereof, certified by its parties, within five (5) Business Days from the moment of signing such an agreement (document).

9.3	Unless otherwise agreed by the Lessor in writing prior to entering into any sublease agreement, any sublease agreement between the Lessee and a sublessee regarding any part of the Buildings shall:

9.3.1	be executed for the term not exceeding 360 days provided that the sublease period expiry date may not be later that the Lease Period Expiry Date hereunder;

9.3.2	prohibit any subsequent sublease by the sublessee;

9.3.3	prohibit any assignment of the sublessee’s rights and/or obligations under the sublease agreement to third parties without prior written consent of the Lessor;

9.3.4

provide for the automatic termination of the sublease agreement and return of the subleased area to the Lessee from the sublessee at least one day before the termination (including early termination) hereof;

9.3.5

provide for the lack (waiver) of sublessee’s priority rights to enter into a lease agreement for the Buildings / parts thereof, including those stipulated by Article 618 of the Civil Code of the Russian Federation; and

9.3.6	include a provision confirming that the sublessee has studied this Lease Agreement and fully understands its provisions.

9.4

Notwithstanding the conclusion of any sublease agreement regarding the Buildings / a part thereof in accordance with this Lease Agreement, the Lessee shall be responsible for the performance of all its obligations hereunder. The Lessee shall promptly remedy any breach of its obligations hereunder caused by actions/omissions of the sublessee.

9.5

The Lessor may (without any limitations) sell, pledge and otherwise dispose of its rights to the Land Plot, the Warehouse Complex, including any of the Buildings, and the Premises (as a whole or in part), and make any transaction aimed at such alienation / pledge / other disposal; no consent from the Lessee for such actions is required. The Lessor shall send the Lessee a written notice about the transaction made not later than in ten (10) Business Days from the transaction date.

9.6

In case of transfer of Lessor’s ownership to the Buildings / a part thereof or in case of another transaction involving the novation of the Lessor’s Party hereunder, the Lessee shall provide the new lessor and (if applicable) the remaining (in respect of a certain portion of the Buildings) current lessor with the similar Bank Guarantee with the amount, validity period and other conditions to be determined at a certain time under the provisions of Clause 5.12 hereof, in proportion to the ratio of the Leased Area, the rights in respect of which are transferred to a third party, to the total Leased Area hereunder, not later than within ten (10) Business Days from the date of transfer of ownership to the Buildings / a part thereof or the date of another transaction involving the novation of the Lessor’s Party hereunder.

10.	LIABILITY OF THE PARTIES AND TERMINATION

10.1

Should, for reasons within the Lessee’s control, any sanctions be imposed on the Lessor or any instructions be issued by authorized bodies in connection with violation by the Lessee of the fire safety regulations, sanitary-epidemiological requirements, other requirements / Mandatory Rules in relation to the Buildings, or Lessee’s activities in the Buildings or in another part of the Warehouse Complex / Land Plot, the Lessee shall fully reimburse to the Lessor all the expenses related to payment of respective sanctions and/or fulfillment of instructions within five (5) Business Days upon receipt of the respective written demand from the Lessor.

10.2

This Agreement may be early terminated either (a) at the initiative of either Party in court only on the grounds specified by the current Laws of the Russian Federation, or (b) out of court on the grounds and in the manner stipulated by Clause 10.3 below. Neither party shall enable repudiation of this Agreement or change in the conditions thereof in the extrajudicial procedure, except as stipulated by the Laws.

10.3

10.3.1. The Lessor shall have the right to unilaterally terminate this Lease Agreement in the extrajudicial procedure (repudiation of the agreement pursuant to Article 450.1 of the Civil Code of the Russian Federation) by sending a written notice to the Lessee at least ten (10) Business Days prior to the termination date (and, in this case, the Lease Agreement shall be deemed to cease to be effective on the date falling ten (10) Business Days after the date of the respective notice) in case the Lessee’s outstanding amount on the Lease Payment exceeds the Total Guarantee Amount.

Regardless of other rights and remedies, which the Lessor has under this Lease Agreement or under the Laws, if the Lessor unilaterally terminates this Lease Agreement in accordance with Clause 10.3.1 hereof, the Lessor shall have the right to demand payment from the Lessee, and the Lessee shall pay a penalty in the amount equal to twelve (12) monthly Lease Payments (at the rates in effect at the time of the Lease Agreement termination) and, in addition to the penalty, reimburse the Lessor for its documented expenses related to the Lessor’s Works, with account for depreciation of their cost.

10.3.2.

The Lessee shall have the right to unilaterally terminate this Lease Agreement in the extrajudicial procedure (repudiation of the agreement pursuant to Article 450.1 of the Civil Code of the Russian Federation) by sending a written notice to the Lessor at least ten (10) Business Days prior to the termination date (and, in this case, the Lease Agreement shall be deemed to cease to be effective on the date falling ten (10) Business Days after the date of the respective notice) in case any of the events stipulated by subclauses a)–d) of Clause 6.3 hereof, during which the Lessee does not use the Premises according to the clause specified, lasts more than three (3) consecutive months.

Regardless of other rights and remedies, which the Lessee has under this Lease Agreement or under the Laws, if the Lessee unilaterally terminates this Lease Agreement in accordance with Clause 10.3.2 hereof, the Lessee shall have the right to demand payment from the Lessor, and the Lessor shall pay a penalty in the amount equal to twelve (12) monthly Lease Payments (at the rates in effect at the time of the Lease Agreement termination) and, in addition to the penalty, reimburse the Lessee for its documented expenses related to the disassembly of the results of the Initial Lessee’s Works.

10.4

If any of the Parties evades its obligations under the Lease Agreement, the other Party may demand performance of the Agreement through a judicial procedure. In this case, the evading Party shall reimburse the other Party for the losses incurred to the extent limited by the actually incurred documented damages.

10.5

Irrespective of other remedies and grounds for protection hereunder, each party shall have the right to recover a penalty from the other Party in case of failure to perform the obligation to provide (resume) valid and effective Insurance Certificates issued under the conditions of Appendix No. 3 hereof, accounting for twenty-five percent (25%) of the daily amount of the Basic Lease Payment for all the Premises in the Buildings leased hereunder for each day of delay;

10.6	Irrespective of other remedies and grounds of protection under the Agreement, the Lessor will be entitled to recover a penalty from the Lessee in the following cases:

10.6.1

failure to perform obligations specified in Clauses 5.12.2, 5.12.3 hereof, in the amount of twenty five (25) percent of the daily amount of the Basic Lease Payment for all the Premises in the Buildings leased hereunder for each day of delay;

10.6.2

violation of the obligations stipulated in Clauses 7.1, 7.3.2, 7.4, 7.7 hereof and failure to eliminate this violation within ten (10) days (and if the violation poses a threat to life/health/safety of people/property or creates an immediate risk of fire, flood, destruction of the Buildings (and/or other part of the Warehouse Complex) or malfunction of utilities or other equipment installed in the Buildings (and/or other part of the Warehouse Complex), within one (1) day) upon the Lessee’s receipt of the Lessor’s notice, in the amount of twenty five (25) percent of the daily amount of the Basic Lease Payment for all the Premises in the Buildings leased hereunder for each day of delay.

10.7

Unless otherwise specified in the relevant clauses of the Agreement, any amounts of punitive sanctions (late payment interest, penalties, fines) and other payments specified in this Section 10 shall be paid / made within five (5) Business Days (and in cases specified in Clauses 10.3.1–10.3.2 hereof, thirty (30) Business Days) upon receipt by one Party of a written request from the other Party entitled to claim payment of such sanctions or other payments. In case specified in Clause 10.3.1 hereof the Lessor may also withhold the respective part of the amounts payable by the Lessee from the amount of the Bank Guarantee / Security Payment.

10.8

The Lessor may suspend (terminate) the access of the Lessee (including its employees, sublessees, contractors, suppliers and any visitors of the Lessee/sublessee) to the Blocks / Warehouse Complex territory in case the Lessee evades return of the Blocks to the Lessor in accordance with the procedure stipulated in Section 11 of this Lease Agreement.

10.9

If the Lessee (including any employees, representatives, contractors, subcontractors, sub-lessees or visitors of the Lessee) places a vehicle in the territory of the Warehouse Complex outside the Parking Slots in violation of the requirements of the Laws on fire safety (in case a vehicle may prevent the passage of firefighting vehicle), the Lessor will be entitled to relocate the wrongdoer’s vehicle within the territory of the Warehouse Complex at the expense of the Lessee.

If the Lessee’s vehicle is relocated by the Lessor outside the territory of the Warehouse Complex, the Lessor will notify the Lessee in writing or by telephone about the place to which the wrongdoer’s vehicle has been moved (evacuated). The Lessor shall not be liable for safety of the relocated vehicle. In this case, the Lessor should act reasonably in the course of evacuation.

The Lessee shall be obliged to reimburse the Lessor’s documented expenses for relocation (evacuation) of the vehicle mentioned in this Clause 10.9 within five (5) Business Days from the date when the Lessee has received the relevant written request of the Lessor with attachment of the supporting documents.

10.10

Payment of fines, penalties or late payment interest under the Lease Agreement, as well as compensation for damages, both in case of improper performance and in the event of default, shall not relieve the Lessee from performance in kind.

11.	RETURN OF THE PREMISES, STRUCTURE AND CHEKPOINTS

11.1

The Lessee shall not later than on the last day of the Lease Period or, in the event of early termination hereof / refusal to fulfill obligations / termination on other grounds, on the date of termination of this Lease Agreement (regardless of the reasons for such termination):

11.1.1

return to the Lessor all the Premises, Structure and Checkpoint (including all the utilities with the terminal equipment installed) in the initial state, in which they were on the Starting Date of the Lease Period, taking into account subsequent works performed by the Lessor in the Buildings after such a date, and with regard to the results of the Lessee’s Works, if the Parties agree to retain the results of the Lessee’s Works in the Buildings according to Clause 11.1.2 hereof, clean and repaired, subject to natural wear and tear, with account for the provisions of Clauses 11.1.2–11.1.4 of the Lease Agreement, and in accordance with other Lessee’s obligations hereunder;

11.1.2

the improvements made by the Lessee in the Buildings as part of the Lessee’s Works shall, upon consultation between the Parties, be retained in the Buildings or removed by the Lessee at its expense, thus bringing the Buildings to their initial state, if so required by the Lessor. Under no circumstances shall the Lessor reimburse to the Lessee the cost of the Lessee’s Works or any part thereof and/or the cost inputs of the Lessee for creation of any temporary improvements, alterations or Permanent Improvements in the Buildings;

11.1.3

remove all sign boards, temporary improvements, all property of the Lessee and/or other third parties, furniture and other items from the Buildings, vacate the Parking Slots and Handling Areas, the territory of the Warehouse Complex, and remedy in full any damage caused;

11.1.4	replace any damaged and/or lost Lessor’s property (which was installed in the Buildings) with similar property of the same quality.

The Lessor may refuse to accept the Premises, Structure and Checkpoints in case the Lessee has not met the requirements of this Clause 11.1 hereof.

11.2

If the Lessee fails to properly perform its obligations under this Clause 11.1, inter alia, by refusing to return the Premises, Structure and Checkpoints or allowing for late return thereof, the Lessee shall, at the Lessor’s request, pay the following to the latter:

11.2.1	the amount of any expenses incurred by the Lessor in correcting or remedying the violation;

11.2.2	the actual use fee for the Premises, Structure and Checkpoints, equal to the daily amount of the Lease Payment per each day of delay in return thereof in the state described in Clause 11.1.

Acceptance by the Lessor of the amounts payable by the Lessee pursuant to Clause 11.2.2 above shall not be deemed renewal of the Lease Agreement or the Lessor’s consent to such occupation of the Premises/Structure/Checkpoints, and such amount shall constitute the payment for the actual use of the Premises/Structure/Checkpoints and shall be fixed for a limited period of time, even if the Lessor does not immediately exercise its rights in respect of the Lessee’s continued occupation of the Premises/Structure/Checkpoints. The Lessor’s provision of access to the Buildings to the Lessee upon termination of the Agreement for the

Lessee to remedy violations of Clause 11.1 hereof and/or other delay in the return of the Premises by the Lessee shall not be considered as absence of the Lessor’s objections to the use of the Premises by the Lessee upon termination of the Agreement.

11.3.

The Return Certificate for the Premises/Structure/Checkpoints signed by the Lessor and the Lessee shall be a document confirming the proper performance of the Lessee’s obligation to return the Premises. In case any Party unreasonably refuses to sign the respective Return Certificate within three (3) calendar days from the moment when the respective Return Certificate shall be signed, the Return Certificate signed by one of the Parties shall be considered duly signed (approved) by both Parties on the date specified by the respective Party, and such date shall be considered the date of return of the Premises.

12.	FORCE MAJEURE

12.1

Each of the Parties shall be released from liability for full or partial failure to perform its obligations hereunder, if such failure has been caused by Force Majeure Events having occurred after making this Agreement.

The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

12.2

A Party that refers to force majeure events shall notify the other Party thereof in writing immediately after occurrence of such events, attaching supporting documents issued by a relevant authority or organization.

12.3

In case the Force Majeure Events persist for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will persist for more than three (3) months, the Parties undertake to start negotiations and amend this Lease Agreement as required for the Parties to continue performance of the obligations under this Lease Agreement as close as possible to the initial intentions of the Parties.

13.	NOTICES

13.1

Any notices, approvals, consents, permits, and other messages related to this Lease Agreement shall be in writing and delivered by registered or certified mail with acknowledgement of receipt, by courier service or courier, by telegraph or by hand to the address of the respective party, specified in Clause 13.2 below. Notices and messages addressed to the Lessee may be equally delivered to the Premises or handed over to the Responsible Person of the Lessee.

13.2	The Parties’ mailing addresses:

The Lessor:	The Lessee:

Caravella LLC	Internet Solutions LLC

[Original document/notice to:	[Original document/notice to:

building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533	10, premises I, floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112

Paper copy of the document/notice to:	Paper copy of the document/notice to:

Attention:	Attention:

Scan copy of the document/notice to the following e-mail addresses:	Scan copy of the document/notice to the following e-mail addresses:

13.3

If the Party’s address for correspondence and/or other details have changed, the Party shall promptly notify the other Party thereof, and the new address for correspondence may only be an address in Moscow or Moscow Region.

The relevant message will be deemed to be received on the date of its actual delivery (actual handover) in accordance with the procedure set forth in Clause 13.1 above. However, a notice received from a postal service stating that the Party was unavailable at the address specified by it for correspondence or that the correspondence was not delivered to the receiving Party for any other reason, or that such Party (its employees) refused to accept the correspondence will be considered a proper acknowledgement of service of the mailed correspondence to such Party.

14.	LIMITATION OF LIABILITY OF THE PARTIES

14.1.	The Lessor shall not be liable to the Lessee for:

14.1.1

any losses, damage, obstruction for work or interference suffered by the Lessee in the course of any repair or other engineering construction works on the utilities, performed by an electrical power supplier/grid operator (or any person on their behalf) or other limitation of electric power supply, provided that timely switching to backup power sources is ensured;

14.1.2

any events (or in relation to any events) resulting from any accident, damage, obstruction for work or interference to the Lessee, its employees or visitors as a result of actions or omission by any other lessee of the premises in the Warehouse Complex (including its employees), or actions or omission by any other third party, except for the Management Company and/or contractors, suppliers engaged by the Lessor / Management Company.

14.2

Notwithstanding the provisions of other clauses of this Lease Agreement, the aggregate liability of any Party hereunder, or in connection with them (including liability in the form of reimbursement of any expenses, losses, damage, as well as payment of penalties, compensation or any other amounts), and in connection with the termination of this Lease Agreement shall be limited to the amount of the actual damage caused to the other Party, but not more than the Lease Payment, which would be payable for all the Buildings leased hereunder for twelve (12) months based on the rates specified for the relevant year of the Lease Period, except for the cases specified in Clauses 10.3.1–

10.3.2 hereof, when the amounts payable by one of the Parties to the other Party shall not be limited as per this clause, but collected in full as established by the relevant clauses. Under no circumstances shall any Party be obliged to indemnify the other Party for lost profit, indirect losses or unreasonable expenses. In case of contradiction of this clause to other provisions of this Lease Agreement, the provisions of this clause shall apply.

15.	REGISTRATION OF THE LONG-TERM LEASE AGREEMENT

15.1

Within five (5) Business Days from the Agreement date, the Lessee shall provide the Lessor with all documents and information required for the state registration of the Lease Agreement by a competent public authority. If any additional documents or information are requested by the competent public authority, when performing the state registration of the Lease Agreement, or if amendments and/or supplements to the Lease Agreement are required, the Parties undertake to provide all documents and/or information requested by such authority, and the Parties, if necessary, undertake to make the required amendments and supplements to the Lease Agreement, not affecting the business arrangements of the Parties.

15.2.

Documents to the registering authority for the purposes of the state registration of the Lease Agreement shall be submitted by the Lessor. The Lessor shall be liable for any fees related to such state registration of the Lease Agreement, and the Lessee shall reimburse for fifty (50) percent of the amount of the fees mentioned above to the Lessor on the basis of the invoice issued by the Lessor.

15.3

Upon expiry of the Lease Period and in case of early termination of the Lease Agreement, the Parties shall provide the authorized registration body with all documents and information necessary for the state registration of termination of the Lease Agreement.

16.	CONFIDENTIALITY

16.1

Each of the Parties agrees not to use for any purposes unrelated to the performance of the Lease Agreement and not to disclose to third parties the terms and conditions of the Lease Agreement or any other related documents, including, but not limited to, any commercial information provided by the Parties to each other (inter alia, to representatives and consultants of the respective Party) during negotiations on entering into the Lease Agreement, without a prior written consent of the other Party.

16.2	The limitations set in Clause 16.1 do not refer to disclosing any information:

i.	if such information shall be disclosed according to the applicable Laws;

ii.	upon request of any competent authority, to the extent required by the applicable Laws;

iii.	reasonably necessary in court, arbitration, administrative or other proceedings;

iv.	to professional advisors or auditors of the Party (subject to observance by the said persons of confidentiality of information);

v.	to the banks of the Parties to the extent necessary for payments under this Lease Agreement;

vi.	to persons within the Party’s group of persons, and also when it is necessary in order to provide Utilities and/or perform Operational Maintenance; or

vii.

when it is necessary to prove the Lessor’s title or existence of encumbrances and/or other rights in respect of any part of the Warehouse Complex and/or the Blocks, and to prospective buyers of the Blocks (their part), lenders of the Lessor, state and other authorized bodies and organizations; or

viii.	in accordance with Clause 17.5 of the Agreement.

17.	MISCELLANEOUS

17.1.	When interpreting this Lease Agreement, it shall be taken into account that:

17.1.1

any obligation of the Party not to commit any action includes an obligation not to allow commission of such action by employees, contractors, subcontractors, representatives, and visitors of such Party (except for the Short-term Lessee), including — with regard to the Lessor — the Management Company, and by persons controlled by the Party;

17.1.2	if the Party’s approval or consent is required, it shall be deemed to be valid, only if made in writing;

17.1.3

references to actions of the Party, or infringement of obligations by the Party include actions or omissions, or infringement of obligations, or unfair performance of obligations by a contractor, subcontractor, sublessee (except for the Short-term Lessee) or any person present in the Premises / territory of the Warehouse Complex with the permission of the Party or the sublessee, including (with regard to the Lessor) actions/omissions by the Management Company and/or persons engaged by them;

17.1.5	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

17.1.6	the headings of Sections, clauses and Appendices of this Lease Agreement are given for convenience only and shall not be used to interpret the contents of the Lease Agreement;

17.1.7	unless the context indicates otherwise, any reference to the Section, clause or Appendix shall mean a reference to the relevant Section, clause or Appendix of this Lease Agreement;

17.1.12	the term “contractor”, inter alia, includes persons who provide services under a fee-based service agreement as well as other persons actually authorized by the Party for work;

17.1.13	failure by the Party to exercise any right granted hereunder shall not constitute the waiver of this right;

17.1.14

in case the applicable Laws provide for the right of any Party to terminate/repudiate this Agreement for the reasons beyond the control of the respective Party (inter alia, for the reasons connected with actions/omissions by third parties and/or governmental authorities), such a Party shall indemnify the other Party for the losses caused by such termination/repudiation of the Agreement, providing the first Party’s losses were indemnified by third parties / governmental authorities, and, in any case, not exceeding the amount received by the first Party as compensation of its losses, and taking into account general provisions of limitation / the procedure for assumption of penalties/remedies stipulated herein.

17.2.	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own expense.

17.3.

If any term or condition of this Lease Agreement is held invalid, illegal or unenforceable for any reason by a court judgment or otherwise, it shall not affect the remaining provisions of the Lease Agreement. The Parties undertake to make the necessary amendments to the terms and provisions hereof, which are invalid, unlawful, inapplicable or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material terms and provisions hereof.

17.4.	Excluded.

17.5

The Party may issue press releases and make public statements regarding execution and performance of this Lease Agreement only upon receipt from the other Party of a written consent with the text of the relevant press release or statement; in particular, the Lessor may post (inter alia, on a permanent basis) information about the fact of entering into this Lease Agreement and supplementary agreements hereto on the corporate website of the Lessor’s group of companies after the issue of the agreed press release.

17.6

A material change in the circumstances, from which the Parties proceeded at the execution of this Lease Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for modification or termination of this Lease Agreement by either Party.

17.7	Each Party shall represent to the other Party (Article 431.2 of the Civil Code of the Russian Federation) that:

17.7.1    it has received all the approvals and permits provided for by the constituent documents and the applicable Laws, required for execution of this Lease Agreement;

17.7.2    the persons having signed this Lease Agreement for each of the Parties are duly authorized and act in the interests of each of the Parties and in accordance with the constituent documents and the applicable Laws, in faith and testimony whereof the Parties have provided each other with certified copies of the relevant documents;

17.7.4    if entry into this Lease Agreement requires consent or approval of any public authorities and/or managing bodies of the Party, such consent/approval has been obtained by the Party, which, according to the applicable Laws, is entitled or obliged to obtain the relevant consent/approval. The Lessee /specify the proper variant depending on the results of the request sent by the Lessee as per Clause 12.2.3 of the Preliminary Agreement: has obtained / does not need obtaining] the consent of the federal Antimonopoly Service to acquisition of the lease rights to the Buildings. The Lessee shall not challenge (directly or indirectly) the present Agreement and/or its validity on the grounds related to a failure to receive a consent from the Federal Antimonopoly Service of Russia or its late receipt.

In case of Agreement challenging by the Federal Antimonopoly Service of Russia, at the request of the Lessor, the Lessee shall provide all the required documents and/or side with the Lessor for the purposes of protection of the interests of both Parties and survival of the Agreement.

17.7.4    with respect to the Lessor: as of the Agreement date, the Land Plot is owned by the Lessor, is not in dispute or under arrest, is not contributed to the charter capital of business entities, and there are no registrable or non-registrable encumbrances by third party rights (including the right of short-term lease) in respect of the Land Plot, except for mortgage in favor of Sberbank PJSC;

17.7.5    with respect to the Lessor: as of the moment when the Buildings are transferred for temporary possession and use, the Buildings comply with the Permitted Use and are not encumbered by third party rights, including the lease rights, except for encumbrance by mortgage in favor of Sberbank PJSC;

17.7.6    all documents and information provided by any of the Parties at the request of the other Party prior to the entry into the Agreement and/or during the preliminary legal and financial due diligence of the Party, were valid, accurate and not misleading, when submitted;

17.7.7    signing or performance of the Agreement is not a violation and will not lead to a violation of: (a) the Articles of Association or other corporate or other internal documents of any company in the Party’s group of persons; (b) the provisions of the Laws; (c) any orders or judgments of the courts, arbitral tribunals, or government agencies, applicable to the Party’s group of persons; or (d) any terms, conditions, or provisions of any other contracts or agreements, to which any company in the Party’s group of persons is a party, or such contracts or agreements that are binding upon any company in the Party’s group of persons, and will not give rise to any default under any such contract or agreement.

The Parties warrant to each other that, as of the Agreement date, all of the above representations are true, valid, accurate and not misleading, and that they will remain as such for the entire term of the Agreement. If any circumstances occur that may evidence their unreliability, invalidity or inaccuracy (or may result in such consequences), the respective Party shall immediately notify the other Party thereof.

If any third party files an action or a claim with regard to violation of rights or legitimate interests of third parties, with regard to the Agreement or violation of any representation, against any of the Parties, the other Party shall, at the request of the first Party, to join the case on its side (without prejudice to other rights of such first Party).

The Parties hereby agree that, if any of the Parties’ representations given in this Clause 17.7 is violated or appears to be unreliable, inaccurate or misleading, the other Party shall not be entitled to demand termination of this Agreement, but shall be entitled to claim only compensation of documented losses by the Party whose representation is violated or appears to be unreliable, inaccurate or misleading, in accordance with Clause 1 of Article 431.2 of the Civil Code of the Russian Federation, subject to the restrictions set by this Agreement.

17.8

Each of the Parties shall be obliged to notify the other Party by means of the relevant written notice of initiation of the liquidation procedure, filing a bankruptcy (insolvency) petition against such Party to the competent court, within three (3) Business Days from the date of initiation of the relevant procedure/filing. For the purpose of performing this Clause 17.8, publication of the above information in periodicals and/or on the Internet or otherwise shall not constitute a proper performance of such obligation, and in absence of the above mentioned written notice the Party violating the obligations stipulated by this Clause shall be obliged to compensate the other Party for the damage caused by such violation.

17.9	The Lessee hereby agrees to assignment/pledge of all or a part of the Lessor’s rights under the Agreement to the bank that provides financing to the Lessor and/or its members.

17.10	No amendments to this Lease Agreement shall be valid unless they are made in writing and signed by the duly authorized representatives of the Parties.

17.11	This Lease Agreement has been made in three equally valid counterparts: one (1) per each Party and one for the authority carrying out the state registration hereof.

17.12	This Lease Agreement contains the following Appendices forming an integral part hereof:

Appendix No. 1:0    Floor plans and schedules of the Buildings;

Appendix No. 1:1    Warehouse Complex Plan;

Appendix No. 2    Determination of the Leased Area of the Premises; Lessee’s Share in the Warehouse Complex;

Appendix No. 3    Insurance;

Appendix No. 4    Operational Maintenance;

Appendix No. 5    Lessee’s Works;

Appendix No. 6    Acceptance Certificate Form (for Signing as per Clause 2.1 of the Preliminary Agreement);

Appendix No. 7    Variable Part of the Lease Payment;

Appendix No. 8    Bank Guarantee and Security Payment;

Appendix No. 9    Certificate of Delineation of Operational Responsibility;

Appendix No. 10    Variable Part of Operating Expenses;

Appendix No. 11    excluded;

Appendix No. 12    excluded;

Appendix No. 13    Supplementary Agreement Form

Appendix No. 14    Warehouse Complex Rules

18.	APPLICABLE LAW AND DISPUTE RESOLUTION

18.1	This Lease Agreement shall be governed by the laws of the Russian Federation.

18.2

If any dispute arises between the Parties in connection with this Lease Agreement or in connection with violation, termination or invalidity hereof, the authorized representatives of the Parties shall exchange appropriate written claims to resolve the dispute without recourse to court.

18.3

Unless such disputes and disagreements are resolved by exchange of claims, the response time to which is ten (10) Business Days upon their receipt by the respective Party, the dispute may be submitted by the Party concerned to the Arbitration Court of Moscow Region for resolution.

19.	LEGAL ADDRESSES AND BANK DETAILS OF THE PARTIES

The Lessor:	The Lessee:

Caravella LLC	Internet Solutions LLC

[ ]	[ ]
Location address: (legal address): [ ]	Location address: (legal address): [ ]

Bank details: [ ]	Bank details: [ ]

20.	SIGNATURES OF THE PARTIES

July 12, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No. 1 to

PRELIMINARY LEASE AGREEMENT

dated December 28, 2018

1

This Supplementary Agreement No.1 (hereinafter referred to as the “Supplementary Agreement”) to Preliminary Lease Agreement of December 28, 2018 (hereinafter referred to as the “Preliminary Agreement”) is signed on July 12, 2019 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region on August 24, 2010, under Primary State Registration Number (OGRN) 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, located at: 32/2 Khorugvino village, Peshkovskoye settlement 141533, Solnechnogorsk District, Moscow Region, represented by Yana Yurievna Trukhan acting under the Power of Attorney (form 77 AG 1553491) dd. July 11, 2019 (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under Primary State Registration Number (OGRN) 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, located at: 10 Presnenskaya nab., unit 1, 41st floor, room 6, Moscow, 123112, represented by Andrey Igorevich Pavlovich acting under Power of Attorney No. 150-yu dd. May 14, 2018 (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Lessor shall perform the following works in Block 1-1 within the time limits specified in Clause 2.1 of the Preliminary Agreement for Block 1-1 (hereinafter the works specified in subclauses a) and b) shall be together referred to as “Works 1”):

a)    floor slab strengthening and construction of foundation and pits for special-purpose racking equipment of the Lessee in Block 1-1 and associated works (if necessary);

b)    delivering power supply to production equipment of the Lessee in Block 1-1 and associated works (if required);

provided that the Lessee fulfills the conditions as follows:

•

The Lessee shall submit to the Lessor the “Production Equipment Layout Plan specifying information as follows: point loads and distributed bearing loads, technical equipment and system connection points, location and dimensions of pits for lifting equipment” (hereinafter referred to as “Plan 1”) by November 1, 2019.

The Parties specifically agree that, should the Lessee provide Plan 1 where technical characteristics exceed those agreed in the Terms of Reference (Appendix 1 hereto), such Plan shall be deemed not submitted by the Lessee.

Should the Lessee fail to submit Plan 1 by November 1, 2019, the Lessor shall not perform Works 1 and the Premises of Block 1-1 shall be transferred to the Lessee without the results of such Works 1, and, in this case, on the date of transfer of Block 1-1 to the Lessee under the Acceptance Certificate, the Parties agree on the following accepted load as technical characteristics of the leased Premises: on the floors of the Warehouse Premise (accepted distributed load is not more than eight (8) tons per sq.m.),

2

on the floors of the Office Premises (accepted distributed load is not more than two hundred and fifty (250) kg per sq.m.), on the floors of the Mezzanine Premises (accepted distributed load is not more than one (1) ton per sq.m.), on the floors of the Technical Premises (accepted distributed load is not more than five hundred (500) kg per sq.m.).

For the avoidance of doubts, the Parties hereby confirm that failure to perform Works 1 shall not be deemed as defects in the Lessor’s Works within the meaning of Clause 4.2 of the Agreement (as this term is defined in the Preliminary Agreement), and Works 1 shall be performed only based on the terms and conditions of this Clause, i.e. if the Lessee has submitted Plan 1 within the above-mentioned timelines. The Parties also acknowledge that failure to perform Works 1 shall not be a reason for the Lessee’s refusal to sign the Access Certificate for Block 1-1 on the date determined according to Clause 2.1 of the Preliminary Agreement and/or a reason for charging from the Lessor and payment by it of any penalty specified and/or a reason for claiming any other damages from the Lessor and/or imposing any sanctions on the Lessor.

2.

The Parties hereby agree that, by July 15, 2019, the Lessee shall provide the Lessor with a written notice of adjustment of the technical and economical characteristics of the Structure to be constructed by the Lessor in accordance with Clause 2.1 of the Preliminary Agreement, and the Production Equipment Layout Plan specifying information as follows: point load and distributed bearing loads and technical equipment and system connection points (hereinafter – “Plan 2”).

The Parties hereby agree that in case the Lessee does not provide the Lessor with the respective notice and Plan 2 within the timelines specified in this Clause, the Structure shall be excluded by the Parties from the list of the Buildings to be transferred to the Lessee, and the Lessors obligation provided for by Clause 2.1 of the Preliminary Agreement for construction of the Structure shall cease to be effective on the date of expiration of the period for submission of the notice and Plan 2 specified in this Clause by the Lessee, which may not be a reason for the Lessee’s refusal to sign the Lease Agreement and/or the Acceptance Certificate for Block 1-1 and the Checkpoint and/or a reason for recovery of any other losses from the Lessor and/or imposing any sanctions on the Lessor. The respective provisions of the Lease Agreement form applicable to the Structure shall be excluded/adjusted when making the Lease Agreement by the Parties due to exclusion of the Structure from the list of the Buildings to be transferred to the Lessee.

3.

The Parties have agreed that, in the case indicated in the second paragraph of Clause 2 of this Supplementary Agreement, when making the Lease Agreement, the provisions of Clause 5.1 of the Lease Agreement form shall be amended to read as follows:

“5.1 The Lessee shall pay the Lease Payment to the Lessor for the use of the Premises during the entire period from the Starting Date of the Lease Period and until the end of the Lease Period. The Lease Payment shall include:

5.1.1

the Basic Lease Payment calculated as of the date as signing this Lease Agreement [the Parties confirm that the rates of the Basic Lease Payment, the Fixed Constituent of the Operating Expenses, and the Parking Fee specified in this Clause 5.1 below shall be corrected by the RF CPI in accordance with Clause 5.2 below and, as of the date of signing the Lease Agreement, shall be indicated, taking into consideration this indexation]

3

(a)

for the Warehouse Premises (including the Technical Premises as a part of the Warehouse Premises) – [specify the rate based on RUB three thousand five hundred thirteen and sixty-four kopecks (3.513.64), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of the Warehouse Premises, subject to the provisions of the last paragraphs of this Clause 5.1 below;

(b)

for the Office Premises (including the Technical Premises as a part of the Office Premises) – [specify the rate based on RUB six thousand five hundred (6,500), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of the Office Premises; and

(c)

for the Mezzanine Premises – [specify the rate based on RUB three thousand five hundred thirteen and sixty-four kopecks (3.513.64), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of the Mezzanine Premises;

(d)

for the Checkpoint – [specify the rate based on RUB seven thousand (7,000), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of the Checkpoint;

5.1.2	the Operating Expenses, which represent the sum of the following values (components):

(1) Fixed Constituent of the Operating Expenses in the amount calculated based on the date of signing of this Lease Agreement – [specify the rate based on RUB five hundred twenty (520), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of each of the Buildings; and

(2) Variable Part of the Operating Expenses calculated and paid in accordance with Appendix No. 10 hereto. The amount of the Estimated Operating Expenses for the period from the date of signing this Agreement and until December 31, 2020 shall be set as [specify the rate calculated by the Lessor for 2020 for the Phase 1 Lease Agreement in accordance with the procedure specified in Appendix No. 10 to the Lease Agreement and Appendix No. 10 to the Phase 7 Lease Agreement] per year per sq. m of the Leased Area of the Buildings.

5.1.3	the Variable Part of the Lease Payment calculated in accordance with Appendix No. 7 to the Lease Agreement;

5.1.4	the Parking Fee in the amount of [specify the rate based on RUB one hundred five thousand (105,000), taking into consideration the indexation according to the rules of Clause 5.2 hereof below].

4

The Parties hereby specifically agree as follows:

Should the Lessor fail to provide access to Block 1-1 to the Lessee according to the Preliminary Agreement by February 1, 2020 (inclusive), the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as a part of the Warehouse Premises) shall be deemed set by the Parties until the end of the Lease Period based on the rate of – [specify the rate based on RUB three thousand three hundred thirteen and sixty-four kopecks (3,313.64), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of the Warehouse Premises, with further application of the provisions of Clause 5.2 hereof.

Should the Lessee fail to sign the Access Certificate for Block 1-1 according to the Preliminary Agreement by February 1, 2020 (inclusive) or sign the Acceptance Certificate for Block 1-1 in accordance with the Preliminary Agreement by June 1, 2020 (inclusive), the Basic Lease Payment for the Warehouse Premises (including the Technical Premises as a part of the Warehouse Premises) shall be deemed set by the Parties until the end of the Lease Period based on the rate of – [specify the rate based on RUB three thousand seven hundred thirteen and sixty-four kopecks (3,713.64), taking into consideration the indexation according to the rules of Clause 5.2 hereof below] per year per sq. m of the Leased Area of the Warehouse Premises, with further application of the provisions of Clause 5.2 hereof.

The Parties have also agreed that, in case, in accordance with this Supplementary Agreement, the Lessor does not construct the Structure, Security Payment 1 provided for by Clause 5.4 of the Preliminary Agreement shall be offset towards the Basic Lease Payment and the Operating Expenses for Block 1-1 and the Checkpoint and the Parking Fee for the Parking Slots to be paid by the Lessee for the first month of the Lease Period under the Lease Agreement.

The unoffset part of Security Payment 1 shall be set off by the Lessor against the Lessee’s payment for the next month of the Lease Period under the Lease Agreement.

4.

As the works for construction of the Structure have been suspended by the Lessor based on the Lessee’s notice dated March 25, 2019, the Parties have agreed that, solely subject to discharge of the Lessee’s duty of sending a written notice on adjustment of the technical and economical characteristics of the Structure and Plan 2 to the Lessor within the timelines provided for in Clause 2 above:

4.1.

The Lessor shall provide the Lessee with the access to the Structure with the purpose of Structure preparation by the Lessee for further lease by the Lessee and conducting the Lessee’s Works until February 15, 2020, taking into account the provisions of Clause 3.4 of the Preliminary Agreement. Provision of access to the Structure shall be formalized by means of the Access Certificate to be signed in accordance with the provisions of Clauses 3.2–3.4 of the Preliminary Agreement.

4.2.

The Lessor undertakes to complete construction of the Structure on the conditions in all material respects in accordance with the Terms of Reference (Appendix No. 1 to this Supplementary Agreement) and taking into consideration the notice on adjustment of the technical and economical characteristics of the Structure and Plan 2 send in accordance with Clause 2 above and to obtain a permit for commissioning of the Structure by June 15, 2020 (inclusive).

5

The Lessee and the Lessor undertake to sign (execute) a supplementary agreement to the Lease Agreement for changing the leased property by inclusion of the Structure in it in the form of Appendix 4 to the Preliminary Agreement by June 15, 2020 (inclusive) and concurrently sign the Acceptance Certificate for the Structure.

However, the Parties have agreed that the Lessor may complete construction of the Structure and obtain the permit for commissioning of the Structure before the time set in this Clause, leading to the Parties’ obligation to sign the respective supplementary agreement to the Lease agreement for changing the leaded property and the Acceptance Certificate for the Structure. In this case, the Lessor shall provide the Lessee with a copy of the permit for commissioning of the Structure and then, within three (3) business days upon receipt of a copy of the permit for commissioning of the Structure by the Lessee, the Parties shall sign a supplementary agreement to the Lease Agreement for changing the leased property and the Acceptance Certificate for the Structure.

The Lessee’s refusal to sign the Acceptance Certificate for the Structure shall be unacceptable and considered to constitute the Lessee’s evasion from entering into the supplementary agreement to the Lease Agreement.

The Parties confirm that the change in the timelines for provision of access to the Structure, completion of construction and obtaining a permit for commissioning of the Structure specified in this Clause 4 shall not make a violation of the Lessor’s obligations under the Preliminary Agreement, may not be a reason for the Lessee’s refusal to sign the supplementary agreement to the Lease Agreement for changing the leased property and the Acceptance Certificate for the Structure on the date to be determined in accordance with this Clause and/or a reason for charging from the Lessor and payment by it of any penalty provided for in Clause 7.6 of the Preliminary Agreement and/or recovery of any losses from the Lessor and/or imposing any sanctions on the Lessor.

4.3.	In case, in accordance with the provisions of this Supplementary Agreement, the Lessor constructs the Structure, the Parties also agree as to the following:

4.3.1.	The Access Fee to be paid by the Lessee in accordance with Clause 5.1 of the Preliminary Agreement related to Block 1-1 shall be in the amount equal to the sum of the following components:

A) Variable Part of the Lease Payment and Operating Expenses for Block 1-1 and the Structure for the period from the Block 1-1 Access Date and until the Structure Access Date;

B) Variable Part of the Lease Payment and Operating Expenses for Block 1-1 for the period from the Structure Access Date and until the date of signing the Acceptance Certificate for Block 1-1;

4.3.2.	The Access Fee to be paid by the Lessee in accordance with Clause 5.1 of the Preliminary Agreement related to the Structure shall be in the amount equal to the sum of the following components:

A) Variable Part of the Lease Payment and Operating Expenses for the Structure for the period from the Structure Access Date and until March 1, 2020;

6

B) Basic Lease Payment, Variable Part of the Lease Payment, and Operating Expenses for the Structure for the period from March 1, 2010 until signing the Acceptance Certificate for the Structure.

Calculation and payment of the Access Fee shall be in accordance with the provision of Clauses 5.1–5.3 of the Preliminary Agreement, taking into consideration the provisions of this Clause.

5.

For the avoidance of any doubt, the Parties hereby additionally agree that the provisions of Clauses 2.1 and 3.1 of the Preliminary Agreement and Clause 4.2 of the Lease Agreement shall apply only in conjunction with the provisions hereof.

6.	The Parties have agreed to set forth Clause 12.1 of the Preliminary Agreement as follows:

“12.1 This Preliminary Agreement shall come into force from the time of signing and remain effective until the date of signing of the Lease Agreement and all the supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement, or, whichever is later, until the expiry date of the Preliminary Agreement, which date is acknowledged by the Parties as the deadline for entering into the Lease Agreement and all supplementary agreements thereto, stipulated by Clause 2.1 of the Preliminary Agreement, namely: until November 1, 2020, inclusive.”

7.	The Parties have agreed the two last paragraphs of Clause 5.12.3 to read as follows:

“The Parties have specially agreed that Security Payment 2 in the amount of RUB twenty-eight million four hundred ninety-six thousand eighty-one and seventy-two kopecks (28,496,081.72), including VAT (20%) in the amount of RUB 4,749,346.96 received by the Lessor in substitution for the Bank Guarantee dd. February 13, 2019 shall be returned by the Lessor to the Lessee solely provided for submittal by the Lessee of the Bank Guarantee in accordance with clause 5.12 hereof using the following procedure:

a)    the amount equal to RUB twenty-three million seven hundred forty-six thousand seven hundred thirty-four and seventy-six kopecks (23,746,734.76), including VAT (20%) in the amount of RUB 3,957,789.13, shall be returned within ten (10) Business Days from the date of submittal of the Bank Guarantee by the Lessee to the Lessor (net of any deductions made in relation to such Security Payment 2 in accordance with the Lease Agreement) but in any case, not earlier than on September 1, 2019.

b)    the amount equal to RUB four million seven hundred forty-nine thousand three hundred forty-six and ninety-six kopecks (4,749,346.96), including VAT (20%) in the amount of RUB 791,557.83, shall be returned within four months from the date of the end of quarter when the Bank Guarantee was submitted but in any case, not earlier than on February 1, 2020.”

8.

Due to a technical error of printing, the numbering of a part of clauses in Sections 2, 4, 5, 6, and 17 of the draft Lease Agreement whose form is attached to the Preliminary Agreement is specified incorrectly, and the Parties have agreed to change the numbering of the clauses of the draft Lease Agreement as follows: change Clauses 2.4 –2.12 for 2.1–2.9, Clauses 4.4 and 4.5 for 4.1 and 4.2, Clauses 5.4–5.15including the subclauses) for 5.1–5.12 (including the subclauses), Clauses 6.2.6–6.2.10 (including the subclauses) for 6.2.1–6.2.5 (including the subclauses), Clauses 17.1.5–17.1.14 for 17.1.4–17.1.9. In case this Supplementary Agreement contains a reference to any Clauses of the Leasing Agreement form, the Parties consider the numbering of such Clauses, taking into consideration the changes provided for in this Clause of the Supplementary Agreement. The Parties have agreed to enter the respective changes into the Lease Agreement at the time of signing it.

7

9.	Amend Appendix No. 3 to the Agreement to read in the revision of Appendix No. 1 to this Supplementary Agreement.

10.

In case of any discrepancies between the conditions of this Supplementary Agreement and Appendix No. 3 (including in the revision of Appendix No. 1 hereto), the provisions of this Supplementary Agreement shall prevail.

11.	Any and all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Preliminary Agreement.

12.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Preliminary Agreement.

13.	This Supplementary Agreement shall enter into effect on the date of its signing and, since this date, it shall become an integral part of the Preliminary Agreement.

14.	This Supplementary Agreement is executed in two (2) equally valid copies, one (1) copy for each Party.

15.	Appendices to the Supplementary Agreement:

Appendix No.1 – Appendix No. 3 The Terms of Reference As Amended

/Signature/	/Signature/
A.I. Pavlovich	Ya. Yu. Trukhan
Attorney in Fact	Attorney in Fact
/seal: Internet Solutions Limited Liability Company, Moscow/	/seal: Caravella Limited Liability Company Solnechnogorsk, Moscow Region/

8

August 9, 2019

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No. 2 to

PRELIMINARY LEASE AGREEMENT

dated December 28, 2018

This Supplementary Agreement No.2 (hereinafter referred to as the “Supplementary Agreement”) to Preliminary Lease Agreement of December 28, 2018 (hereinafter referred to as the “Preliminary Agreement”) was signed on August 9, 2019 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under Primary State Registration Number (OGRN) 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, located at: 10 Presnenskaya nab., unit 1, 41st floor, room 6, Moscow, 123112, represented by its Supply Chain Director Andrey Igorevich Pavlovich acting under Power of Attorney No. 150-yu dd. May 14, 2018 (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	The Parties hereby agree that granting access to the Structure, completion of construction and obtaining the Permit for Commissioning of the Structure shall be arranged in the following order:

1.1.

The Lessor shall provide the Lessee with the access to the Structure with the purpose of Structure preparation by the Lessee for further lease by the Lessee and conducting the Lessee’s Works until February 15, 2020, taking into account the provisions of Clause 3.4 of the Preliminary Agreement. Provision of access to the Structure shall be formalized by means of the Access Certificate to be signed in accordance with the provisions of Clauses 3.2–3.4 of the Preliminary Agreement.

1.2.

The Lessor shall complete construction of the Checkpoint under the terms substantially complying with the Terms of Reference (Appendix No. 1 to this Supplementary Agreement) and obtain the Permit for Commissioning of the Structure by April 1, 2020 (inclusive).

The Lessee and the Lessor undertake to sign (execute) a supplementary agreement to the Lease Agreement for changing the leased property by inclusion of the Structure in it in the form of Appendix 4 to the Preliminary Agreement by April 1, 2020 (inclusive) and concurrently sign the Acceptance Certificate for the Structure.

However, the Parties have agreed that the Lessor may complete construction of the Structure and obtain the permit for commissioning of the Structure before the time set in this Clause, but anyway not before March 1, 2020, leading to the Parties’ obligation to sign the respective supplementary agreement to the Lease agreement for changing the leaded property and the Acceptance Certificate for the Structure. In this case, the Lessor shall provide the Lessee with a copy of the permit for commissioning of the Structure and then, within three (3) business days upon receipt of a copy of the permit for commissioning of the Structure by the Lessee, the Parties shall sign a supplementary agreement to the Lease Agreement for changing the leased property and the Acceptance Certificate for the Structure.

The Lessee’s refusal to sign the Acceptance Certificate for the Structure shall be unacceptable and considered to constitute the Lessee’s evasion from entering into the supplementary agreement to the Lease Agreement.

The Parties confirm that the change in the timelines for provision of access to the Structure, completion of construction and obtaining a permit for commissioning of the Structure specified in this Clause shall not make a violation of the Lessor’s obligations under the Preliminary Agreement, may not be a reason for the Lessee’s refusal to sign the supplementary agreement to the Lease Agreement for changing the leased property and the Acceptance Certificate for the Structure on the date to be determined in accordance with this Clause and/or a reason for charging from the Lessor and payment by it of any penalty provided for in Clause 7.6 of the Preliminary Agreement and/or recovery of any losses from the Lessor and/or imposing any sanctions on the Lessor.

2.	The Parties have also agreed as to the following:

2.1.	The Access Fee to be paid by the Lessee in accordance with Clause 5.1 of the Preliminary Agreement related to Block 1-1 shall be in the amount equal to the sum of the following components:

A) Variable Part of the Lease Payment and Operating Expenses for Block 1-1 and the Structure for the period from the Block 1-1 Access Date and until the Structure Access Date;

B) Variable Part of the Lease Payment and Operating Expenses for Block 1-1 for the period from the Structure Access Date and until the date of signing the Acceptance Certificate for Block 1-1;

2.2.	The Access Fee to be paid by the Lessee in accordance with Clause 5.1 of the Preliminary Agreement related to the Structure shall be in the amount equal to the sum of the following components:

A) Variable Part of the Lease Payment and Operating Expenses for the Structure for the period from the Structure Access Date and until March 1, 2020;

B) Basic Lease Payment, Variable Part of the Lease Payment, and Operating Expenses for the Structure for the period from March 1, 2020 until signing the Acceptance Certificate for the Structure.

Calculation and payment of the Access Fee shall be in accordance with the provision of Clauses 5.1–5.3 of the Preliminary Agreement, taking into consideration the provisions of this Clause.

3.

Due to the agreement reached by the Parties with regard to construction of the Structure, the provisions of Clause 3 of Supplementary Agreement No. 1 dd. July 12, 2019 to the Preliminary Agreement shall not be applied to the Parties relations and the Lease Payment rates to be paid by the Lessee shall be determined based on Clause 5.1 of the Lease Agreement form.

4.

For the avoidance of any doubt, the Parties hereby additionally agree that the provisions of Clauses 2.1 and 3.1 of the Preliminary Agreement and Clause 4.2 of the Lease Agreement shall apply only in conjunction with the provisions hereof.

5.

Amend Appendix No. 3 to the Preliminary Agreement in the part of description of the terms of reference for the Structure (Utility Tunnel) to read in the revision of Appendix No.1 to this Supplementary Agreement.

6.	In case of any discrepancies between the conditions of this Supplementary Agreement and Appendix No. 3 to the Preliminary Agreement, the provisions of this Supplementary Agreement shall prevail.

7.	Any and all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Preliminary Agreement.

8.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Preliminary Agreement.

9.	This Supplementary Agreement shall come into effect on the date of its signing and, since this date, it shall become an integral part of the Preliminary Agreement.

10.	This Supplementary Agreement is executed in two (2) equally valid copies, one (1) copy for each Party.

11.	Appendices to the Supplementary Agreement:

Appendix No. 1 – Terms of Reference for the Structure (Utility Tunnel) As Amended

/signature/ /seal: Internet Solutions Limited Liability Company * State Registration No. 102588 * Moscow * Entered in the seal register under No. LP1118279/	/signature/ /seal/: Caravella LIMITED LIABILITY COMPANY OGRN 1105044002909, Solnechnogorsk, Moscow Region

A.I. Pavlovich	A.I. Postnikov
Supply Chain Director	General Director

This Supplementary Agreement No.3 (hereinafter referred to as the “Supplementary Agreement”) to Preliminary Lease Agreement dated December 28, 2018 (hereinafter referred to as the “Preliminary Agreement”) was signed on October 14, 2019 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, OGRN 1105044002909, INN 5044075570, KPP 504401001, located at building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, OGRN 1027739244741, INN 7704217370, KPP 770301001, with the location at: 10, premise I, 41st floor, office 6, Presnenskaya nab., Moscow, 123112, represented by Andrey Igorevich Pavlovich, Supply Chain Director, acting under Power of Attorney No. 150-yu dated May 14, 2018 (hereinafter referred to as the “Lessee”), on the other part;

hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Parties hereby agreed to adjust the Structure position between Blocks 2 (Block 2-2) and Block 1-1 and amend the graphical appendices to the Terms of Reference in respect of the Structure, set forth in Supplementary Agreement No. 2 dated August 09, 2019, to read as Appendix No. 1 to this Supplementary Agreement.

2.	Any and all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Preliminary Agreement.

3.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Preliminary Agreement.

4.	This Supplementary Agreement shall come into effect on the date of its signing and, since this date, it shall become an integral part of the Preliminary Agreement.

5.	This Supplementary Agreement is executed in two (2) equally valid copies, one (1) copy for each Party.

6.	Appendices to the Supplementary Agreement:

Appendix No. 1 - Appendix No. 1 to the Terms of Reference in respect of the Structure (Utility Tunnel) “General Layout and Section Schemes of the Structure”

/signature/	/signature/
A.I. Pavlovich	A.I. Postnikov
Supply Chain Director	General Director

/seal: Internet Solutions Limited Liability Company * State Registration No. 102588 * Moscow * Entered in the seal register under No. LP1118279/	/seal: Caravella Limited Liability Company OGRN 1105044002909 * Solnechnogorsk, Moscow Region*/

February 28, 2020

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No. 4 to

PRELIMINARY LEASE AGREEMENT

dated December 28, 2018

1

This Supplementary Agreement No.4 (hereinafter referred to as the “Supplementary Agreement”) to Preliminary Lease Agreement dated December 28, 2018 (hereinafter referred to as the “Preliminary Agreement”) was signed on February 28, 2020 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, with the location at: 10, Premise I, Floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich, General Director, acting under Power of Attorney No. 77/719-n/77-2019 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.

The Parties agree to add the arrangement of apertures between Blocks 1-1 and 1-2 at elevations 0, 4.8, 7.2, 9.6 and works related to redesign of Block 1-1 to the list of Works 1 (as defined in Clause 1 of Supplementary Agreement No.1 of July 12, 2019 to the Preliminary Agreement). Requirements to such works are specified in Appendices Nos. 1-4 hereto.

2.

The Parties agree that from the date of signing of the first Acceptance Certificate under the Lease Agreement, the Lessee shall independently, by means the Checkpoints, effect control of access to the Warehouse Complex territory, at its own cost and expense (including 24/7 perimeter guarding to prevent trespassing; 24/7 control of access and exit of automobiles and trucks to and from the territory of the Warehouse Complex, entry and exit of employees and visitors of the Lessee from this territory, 24/7 security system monitoring and prompt response of operational services, 24/7 control of transport transfer within the Warehouse Complex territory), and the Lessee shall, at its own cost and expense, arrange for the pass entry system according to the procedure similar to that specified in the Warehouse Complex Rules. The Lessee’s security personnel shall neither restrict access of the Lessor and the Management Company to the Warehouse Complex territory, Buildings and Premises according to the procedure specified in the Lease Agreement and the Lease Agreement for Phase 1, nor affect protection of the Lessor’s property in the Warehouse Complex. Since the date specified, the Lessee shall, at its own discretion, arrange for and be responsible for protection of the Warehouse Complex territory and the leased Buildings and Premises in accordance with the Lease Agreement and the Lease Agreement for Phase 1. After signing the first Acceptance Certificate under the Lease Agreement, the provisions of this Clause shall prevail over any other provisions of the Lease Agreement as to the procedure for protection and arrangement of access control.

3.

The Parties agree that, for the period from February 1, 2020 to February 29, 2020, the Access Fee to be paid by the Lessee in accordance with clause 5.1 of the Preliminary Agreement, related to Block 1-1, shall be in the amount equal to the sum of the following components:

A) The Variable Part of the Lease Payment and Operating expenses related to Block 1-1, and B) the amount of RUB eighteen million fifteen thousand (18,015,000) along with VAT 20% in the amount of RUB three million six hundred and three thousand (3,603,000).

2

A part of the Access Fee specified in Subclause B) of this clause shall be paid by the Lessee to the Lessor within ten (10) Business Days of the date of signing hereof.

4.	The Parties agree on the change of the methods of securing performance of the Lessee’s obligations under the Preliminary Agreement and the Lease Agreement as follows:

1)

in a form of the Security Payment in the amount of the sum of the following components: the Basic Lease Payment for 2 (two) months of the Lease Period and the Operating expenses / Estimated Operating Expenses due to be paid for two (2) months of the Lease Period for all the Premises in Block 1-1, the Structure and the Checkpoints, and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period, with account for their indexation according to Clause 5.2 of the draft Lease Agreement and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter referred to as “Security Payment 3”). Security Payment 3 shall remain under control of the Lessor for the entire term of the Preliminary Agreement, and under the Lease Agreement — until termination/cancellation of the Lease Agreement and due performance by the Lessee of its obligations under the Lease Agreement, and to be returned according to the procedure specified in Subclause b) of Clause 9 of Appendix No.8 to the draft Lease Agreement as amended hereby.

Security Payment 3 shall ensure performance of the Lessee’s obligations under or in connection with the Preliminary Agreement and subsequently under the Lease Agreement within the meaning of article 381.1 of the Civil Code of the Russian Federation, under terms and condition of Appendix No.8 to the draft Lease Agreement, and, for the avoidance of doubts, shall be indexed based upon the rules of clauses 5.13, 5.14 of the draft Lease Agreement as amended hereby, and replenished on the terms and conditions specified in Clause 5 of Appendix No.8 to the draft Lease Agreement.

The terms and conditions of clauses 8, 9 of Appendix No.8 to the draft Lease Agreement shall apply as amended hereby. When signing the Lease Agreement, the wording of Appendix No. 8 shall be supplemented by references to “Security Payment 3”, subject to the provisions of this clause.

2)

in a form of the Bank Guarantee in the amount of the sum of the following components: the Basic Lease Payment for one (1) month of the Lease Period and the Operating expenses / Estimated Operating Expenses due to be paid for one (1) month of the Lease Period for all the Premises in Block 1-1, the Structure and the Checkpoints, and the Parking Fee for all the Parking Slots for one (1) month of the Lease Period, with account for their indexation according to Clause 5.2 of the draft Lease Agreement and (with regard to the Variable Part of the Operating expenses) review based on the open book principle plus VAT on such an amount.

The procedure for setting off a part of the amount of Security Payment 2, actually received by the Lessor from the Lessee on the date hereof, against Security Payment 3, is set forth in Clause 17 hereof below.

5.	The terms “Guarantor Bank”, “Block 1-1”, “Security Payment” of Article 1 “GLOSSARY” of the Preliminary Agreement shall be amended to read as follows:

“Block 1-1” shall mean a non-residential building owned by the Lessor, with the total area of 18,353.6 sq. m with cadastral number 50:09:0020544:401, located at bld. 32/1, Khorugvino village, Solnechnogorsk Urban District, Moscow Region, Russian Federation, color-coded in red in the Warehouse Complex Plan. The Lessor’s property right to Block 1-1 is confirmed by an entry in the Unified State Register of Real Estate No. 50-50-09/080/2013-409 dated October 25, 2013;

3

“Security Payment” shall mean Security Payment 1, or Security Payment 2, or Security Payment 3, as applicable;

“Guarantor Bank” shall mean the following banking institutions agreed by the Parties: …

6.	Add the term “Security Payment 3” to Article 1 “GLOSSARY” of the Preliminary Agreement to read as follows:

“Security Payment 3” shall mean the security payment which represents a way to ensure the performance of Lessee’s obligations under the Preliminary Agreement and in connection with it according to provisions of Clause 5.13 of the Preliminary Agreement, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation.

7.	The term “Permitted Use” of Article 1 “GLOSSARY” of the Preliminary Agreement shall be amended to read as follows:

“Permitted Use” shall mean the following uses of the Buildings:

Block 1-1:

Warehouse Premises and Mezzanine Premises (as defined in the Lease Agreement)— for storage of goods (food, including packaged food; related non-food items, excluding alcoholic products, and excluding frozen products / products requiring special temperature conditions (temperature chambers)); for warehousing operations (loading/unloading and packaging of goods as well as other related operations) provided that, during such storage and operations, the Lessee shall, at its expense and using its own resources, ensure compliance with appropriate Mandatory Rules, requirements of fire and sanitary safety (including the requirements of the Project Specific Technical Specifications (STU)), as well as other applicable requirements and restrictions established by the Laws, and fire safety category B2, stipulated for the Warehouse Premises and Mezzanine Premises, is to be ensured;

Office Premises (as defined in the Lease Agreement) — for office arrangement; for administrative, business and sanitary purposes (including provision of toilets and shower rooms); for other purposes related to the support of the Lessee’s warehouse operations;

Technical Premises (as defined in the Lease Agreement) — to place and operate the technical equipment serving the Premises.

Structure

•	for passage of people and transfer of goods of the Lessee (by means of a conveyor to be equipped by the Lessee as part of the Lessee’s Works).

Checkpoint

•	for registration and accounting of vehicles entering the area of the Warehouse Complex; for accounting of visitors entering the area of the Warehouse Complex.”

8.	The first and the third paragraphs of Clause 5.10.2 of the Preliminary Agreement shall be amended to read as follows:

The Bank Guarantee shall be issued for the amount of RUB nine million seven hundred eighty-seven thousand four hundred fifty-four and twenty kopecks (9,787,454.20), (taking into account indexation as of January 1, 2020) and the amount of the Bank Guarantee shall be changed (adjusted) in accordance with the procedure and within the time, specified in the Lease Agreement. If any amount under the Bank Guarantee is used by the Lessor in accordance with this Preliminary Agreement, the Lessee shall replenish the Bank Guarantee amount in full to the initial amount specified in the first paragraph of this clause within fifteen (15) Business Days from the date of the Bank Guarantee amount reduction.

4

At any time during the term of this Preliminary Agreement, the amount of the Bank Guarantee available to the Lessor shall not be less than the sum of the following components: the Basic Lease Payment for one (1) month of the Lease Period and the Operating Expenses / Estimated Operating Expenses payable for one (1) month of the Lease Period for all the Premises in Block 1-1, the Structure and the Checkpoints, and the Parking Fee for all the Parking Slots for one (1) month of the Lease Period with account for their indexation according to Clause 5.2 of the draft Lease Agreement and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter referred to as the “Total Guarantee Amount”). The Bank Guarantee shall be issued for a period of at least twelve (12) months. Any Bank Guarantee that expires prior to the date of full performance by the Lessee of its obligations hereunder shall be renewed before expiry for at least twelve (12) months at each renewal, and any such renewed Bank Guarantee, the amount of which shall conform to the Total Guarantee Amount, shall be provided to the Lessor not later than fifteen (15) Business Days prior to the expiry date of the current Bank Guarantee.

9.

The term “Guarantor Bank” in Clause 1 “GLOSARY” of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows: “Guarantor Bank” shall mean the following banking institutions agreed by the Parties: ..).

10.	The term “Mandatory Rules” in Clause 1 “GLOSSARY” of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

“Mandatory Rules” shall mean technical regulations mandatory for use under the Laws and other requirements mandatory under the Laws, including but not limited to: normative technical documents, codes of practice (SPs), construction rules and regulations (SNiPs), sanitary-epidemiological rules and regulations (SanPiNs), state standards (GOSTs), industry standards (OSTs), territorial construction rules (TSN), technological design standards (NTP), fire safety rules (PPB), fire safety standards (NPB), including the requirements of Project Specific Technical Specifications (STU), Electrical Installation Code (PUE), as well as documents of territorial planning and urban zoning, and urban planning standards, to be applied as amended / with account for amendments to the Laws during the Lease Period;”

11.

The term “Permitted Use” in Clause 1 “GLOSSARY” of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows: “Permitted Use” shall mean the following uses of the Buildings:

Block 1-1:

Warehouse Premises and Mezzanine Premises — for storage of goods (food, including packaged food; related non-food items, excluding alcoholic products, and excluding frozen products / products requiring special temperature conditions (temperature chambers)); for warehousing operations (loading/unloading and packaging of goods as well as other related operations) provided that, during such storage and operations, the Lessee shall, at its expense and using its own resources, ensure compliance with appropriate Mandatory Rules, requirements of fire and sanitary safety (including the requirements of the Project Specific Technical Specifications (STU)), as well as other applicable requirements and restrictions established by the Laws, and fire safety category B2, stipulated for the Warehouse Premises and Mezzanine Premises, is to be ensured;

Office Premises — for office arrangement; for administrative, business and sanitary purposes (including provision of toilets and shower rooms); for other purposes related to the support of the Lessee’s warehouse operations;

Technical Premises — to place and operate the technical equipment serving the Premises.

The Permitted Use implies the specified use of the Premises according to the schedule, given in Appendix 1:0, and the requirements of the applicable Laws.

5

Structures — for passage of people and transfer of goods of the Lessee (by means of a conveyor to be equipped by the Lessee as part of the Lessee’s Works under the Preliminary Agreement).

Checkpoints - for registration and accounting of vehicles entering the area of the Warehouse Complex; for accounting of visitors entering the area of the Warehouse Complex”.

12.

The term “Security Payment” in Clause 1 “GLOSSARY” of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows: “Security Payment” shall mean Security Payment 1, or Security Payment 2, or Security Payment 3, as applicable”.

13.	Clause 1 “GLOSSARY” of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be supplemented with the term “Security Payment 3” to read as follows:

“Security Payment 3” shall mean the security payment which represents a way to ensure performance of Lessee’s obligations under this Agreement and in connection with it according to provisions of Clause 5.12 hereof, in the meaning specified in Article 381.1 of the Civil Code of the Russian Federation”.

14.	The first paragraph of Clause 5.12.2 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

The amount of the bank Guarantee as of the date of signing hereof shall be [●] rubles (RUB [●]) [specify the amount of the bank Guarantee as of the Agreement Date with account for the indexation performed]. The amount of the Bank Guarantee available to the Lessor at any time during the term of the Agreement shall not be less than the sum of the following components: the Basic Lease Payment for one (1) month of the Lease Period and the Operating Expenses / Estimated Operating Expenses to be paid for one (1) month of the Lease Period for all the Premises, Structure and Checkpoints to be leased to the Lessee hereunder, and the Parking Fee for all the Parking Slots for one (1) month of the Lease Period, to be provided to the Lessee hereunder, with account for their indexation according to Clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount (hereinafter — the “Total Guarantee Amount”). For compliance with this condition, the Lessee undertakes to ensure the following:”.

15.	Clause 5.12.4 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

“For the avoidance of doubt, the Bank Guarantee shall also secure the performance of the Lessee’s obligation to provide Security Payment 2 in accordance with Subclause 5.12.3 and to provide/increase/replenish Security Payment 3, and, if the Lessee fails to provide the Lessor with Security Payment 2 within the time limits specified in Clause 5.12.3, and/or fails to provide/replenish Security Payment 3 in accordance with the terms and conditions of the Lease Agreement, the Lessor shall have the right to receive the relevant amount equal to Security Payment 2 and/or Security Payment 3 (as applicable), and/or the amount of increase/replenishment of the Security Payment on the basis of filing a claim under the valid Bank Guarantee, specifically, out of the Bank Guarantee issued under the Preliminary Agreement”.

16.	Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be supplemented with clauses 5.13 and 5.14 to read as follows:

Under this Agreement, the Lessee shall provide the Lessor with Security Payment 3 in the amount of [●] rubles (RUB [●]) including VAT [specify the amount, which, as of the Agreement date, is

6

equal to the sum of the following components: the Basic Lease Payment for two (2) months of the Lease Period and the Operating Expenses / Estimated Operating Expenses to be paid for two (2) months of the Lease Period for all the Premises in Block 1-1, the Structure and Checkpoints and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period, with account for their indexation and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount]. The amount of Security Payment 3 shall be calculated as the sum of the following components: the Basic Lease Payment for two (2) months of the Lease Period and the Operating Expenses / Estimated Operating Expenses to be paid for two (2) months of the Lease Period for all the Premises in Block 1-1, the Structure and the Checkpoints, and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period, with account for their indexation according to Clause 5.2 of the Agreement and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount. Security Payment 3 shall remain under control of the Lessor for the entire term of this Agreement and be returned to the Lessee in accordance with the procedure and in cases specified in Subclause b) of Clause 9 of Appendix No.8 to this Lease agreement. Security Payment 3 shall secure the performance of the Lessee’s obligations under this Lease Agreement and in connection with it, specified in Appendix No.8 to this Lease Agreement.

The Parties confirm that, if Security Payment 3 under the Preliminary Agreement is at the disposal of the Lessor, Security Payment 3 under the Preliminary Agreement shall not be subject to return to the Lessee, but shall be set off against Security Payment 3 under this Lease Agreement.

As of the date of this Agreement, the amount of Security Payment 3 paid under the Preliminary Agreement in the amount of [●] rubles (RUB [●]) including VAT is at the disposal of the Lessor. [Specify, if applicable: The Lessee shall within          (        ) Business Days of the date of signing hereof, transfer to the Lessor the shortfall amount to make up the full amount of Security Payment 3, specified in the first paragraph of this Clause 5.13, specifically [●] rubles (RUB [●]) (including VAT)] [specify the amount of extra payment with account for the provisions on the procedure for determination of the amount of the Security Payment in accordance with the first paragraph of Clause 5.13 of the Agreement].

On each Indexation Date (as defined in Clause 5.2 of the Agreement) the amount of Security Payment 3 is indexed automatically as follows: on each Indexation Date, the amount of Security Payment 3 to be paid by the Lessee to the Lessor hereunder shall be recognized as equal to the sum of the following components: the Basic Lease Payment for two (2) months of the Lease Period, the Parking Fee and the Operating Expenses / Estimated Operating Expenses due to be paid for two (2) months of the Lease Period for all the Premises in Block 1-1, the Structure and Checkpoints to be leased to the Lessee under the Agreement, and the Parking Fee for all the Parking Slots for two (2) months of the Lease Period to be provided to the Lessee under the Agreement, with account for their increase according to Clause 5.2 hereof and (with regard to the Variable Part of the Operating Expenses) review based on the open book principle plus VAT on such an amount.

7

The Lessee shall replenish the amount of the Security Payment 3 in order to meet the above-mentioned indexation requirements by transferring additional funds to the Lessor towards the Security Payment 3 within five (5) Business Days from each Indexation Date.

The Lessee shall also replenish the amount of Security Payment 3 throughout the term of the Lease Agreement in case of deductions stipulated in Appendix No.8 to the Lease Agreement.

Provision by the Lessee of security of performance by the Lessee of its obligations under the Lease Agreement in a form of the Security Payment shall be a material condition of this Lease Agreement.

The terms and conditions of indexation of Security Payment 3 described in Clause 5.13 above shall also apply to Security Payment 2, if such payment is to be paid to / is at disposal of the Lessor on the appropriate Indexation Date according to the provisions of clause 5.12.2 of the Agreement”.

17.

Taking into account that the due Indexation Date is January 1, 2020, the amounts of Security Payment 2 and Security Payment 3 to be paid by the Lessee to the Lessor with due regard to the change of the amount of the instrument of security for the Lessee’s obligations hereunder, shall be as follows: Security Payment 2: RUB 9,787,454.20 including VAT of RUB 1,631,242.37;

Security Payment 3: RUB 19,574,908.40 including VAT of RUB 3,262,484.73 (with account for indexation as of January 01, 2020).

A part of Security Payment 2 actually received by the Lessor on February 13, 2019 instead of the Bank Guarantee in the amount of RUB 19,574,908.40 including VAT of RUB 3,262,484.73, shall be set off in full against Security Payment 3.

The remaining amount of the Security Payment (after set off specified in the previous paragraph) of RUB 173.32 including VAT of RUB 1,486,862.22, as well as an amount for additional payment thereof, specified in the following paragraph hereof, shall be at the disposal of the Lessor until submission of the Bank Guarantee, and upon submission thereof, such remaining amount shall be returned to the Lessee according to the procedure described in Clause 19 hereof.

The amount to be paid additionally by the Lessee, related to Security Payment 2 due to its indexation and taking into account the offset of a part of the amount against Security Payment 3, shall be paid by the Lessee within five (5) Business Days from the date of signing hereof.

18.	Clause 7.6.1 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be supplemented with the following paragraph:

“The Parties agree that from the date of signing of the first Acceptance Certificate under the Lease Agreement, the Lessee shall independently, by means the Checkpoints, effect control of access to the Warehouse Complex territory (including 24/7 perimeter guarding to prevent trespassing; 24/7 control of access and exit of automobiles and trucks to and from the territory of the Warehouse Complex, entry and exit of employees and visitors of the Lessee from this territory, 24/7 security system monitoring and prompt response of operational services, 24/7 control of transport transfer within the Warehouse Complex territory), and the Lessee shall, at its own cost and expense, arrange for the pass entry system according to the procedure similar to that specified in the Warehouse Complex Rules. The Lessee’s security personnel shall neither restrict access of the Lessor and the Management Company to the Warehouse Complex territory, Buildings and Premises according to the procedure specified in the Lease Agreement and the Lease Agreement for Phase 1, nor affect protection of the Lessor’s property in the Warehouse Complex. Since the date specified, the Lessee shall, at its own discretion, arrange for and be responsible for protection of the Warehouse Complex territory and the leased Buildings and Premises in accordance with the Lease Agreement and the Lease Agreement for Phase 1. After signing the first Acceptance

8

Certificate under the Lease Agreement, the provisions of this Clause shall prevail over any other provisions of the Lease Agreement as to the procedure for protection and arrangement of access control”.

19.

The last three paragraphs of Clause 5.12.3 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement (as amended by Supplementary Agreement No. 1 dated July 12, 2019) shall be amended to read as follows:

“The Parties specifically agree that Security Payment 2, if made in accordance with the terms and conditions of the Agreement (less any deductions made in respect of such Security Payment 2 in accordance with the Lease Agreement), shall be returned by the Lessor to the Lessee, only if the Lessee provides the Bank Guarantee in accordance with Clause 5.12 hereof as follows:

a)    an amount equal to 80% of the refundable amount of Security Payment 2, including VAT, is to be refunded within ten (10) Business Days from the date when the Lessee has provided the Bank Guarantee to the Lessor.

b)    an amount equal to 20% of the refundable amount of Security Payment 2, including VAT, is to be refunded within four months from the end date of the quarter, when the Bank Guarantee was provided”.

20.	Clause 7.2 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

“7.2    Warehouse Complex Rules

To follow the Warehouse Complex Rules provided that, in case of any inconsistencies between the Warehouse Complex Rules and the Lease Agreement, this Lease Agreement shall prevail, and provided that the provisions of the Warehouse Complex Rules do not amend the Permitted Use established by the Lease Agreement”.

21.	Clause 7.6.2 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

“Not to deliver to the Buildings and not to keep there and in any other parts of the Warehouse Complex the goods not intended for the Permitted Use, as well as weapons and armaments; not to violate the procedure of storage of environmentally and health hazardous substances, stipulated by the Laws”.

22.	Clause 7.8 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

Pollutants and malfunctions

promptly inform the Lessor in writing of any malfunctions or pollutants in Buildings;

7.8.2 if so required by the Lessor, immediately remove any such pollutants from the Premises/Buildings and rectify the malfunctions, if they resulted from the actions / omission of the Lessee.”

23.	Clause 10.1 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

Should any sanctions be imposed on the Lessor or any instructions be issued by authorized authorities solely in relation to the activities of the Lessee carried out in violation of the terms and conditions of the Agreement, in the Buildings or in any other part of the Warehouse Complex/Land Plot, or in relation to violation by the Lessee of fire safety regulations, sanitary and epidemiological requirements, or any other requirements/Mandatory Rules/terms and conditions of

9

this Agreement in relation to the activity of the Lessee in the Buildings or in any other part of the Warehouse Complex/Land Plot, the Lessee shall, at its own cost and expense, comply with the requirements of appropriate instructions and/or reimburse the Lessor in full for any expenses incurred by the Lessor with regard to payment of relevant sanctions and/or following the instructions, within five (5) Business Days from the receipt of the respective written notice from the Lessor.

The Parties also acknowledge that, should any administrative measures (penalties) be applied by authorized authorities, specifically, in the form of suspension of operations in the Buildings / Warehouse Complex solely in relation to the activities of the Lessee carried out in violation of the terms and conditions of the Agreement, in the Buildings or in any other part of the Warehouse Complex/Land Plot, or in relation to violation by the Lessee of fire safety regulations, sanitary and epidemiological requirements, or any other requirements/Mandatory Rules/terms and conditions of this Agreement in relation to the activity of the Lessee in the Buildings or in any other part of the Warehouse Complex/Land Plot, then it is not the Lessor’s responsibility and it neither release the Lessee from its obligation to pay the Lease Payment, nor grant any right of claim to the Lessee against the Lessor including application of sanctions against the Lessor, claim for any consideration, termination of the Agreement, etc.”

24.	Paragraph 5 of Clause 3 of Appendix No. 7 “Variable Part of the Lease Payment” to Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

“- heating supply - depending on which rate per each consumed Gcal (less VAT) is greater:

a.    RUB one thousand five hundred ninety-seven and twelve kopecks (1,597.12) (the rate is indicated as of the Indexation Date — January 1, 2020) with further indexation according to the provisions of clause 5.2 of the Lease Agreement, applied to indexation of this rate in a similar way; or

b.    a rate annually determined by the Lessor, based on the expected Lessor’s expenses for heating supply to all heat consumers (expected overall cost for heat generation divided by expected amount of Gcal generated by a boiler house) for the following calendar year, including without limitation:

•	fuel costs;

•	expenses for loading, discharging and delivery of such fuel to the Warehouse Complex;

•	costs of water supply and power supply for technological support of a boiler house;

•	costs of materials for a boiler house operation: chemicals, lubricants,etc.;

•	and other expenses incurred by the Lessor in relation to the boiler house, hereinafter referred to as the “Heating Supply Costs”.

The Parties specifically agree that the following costs and expenses are not and will not be included in the Heating Supply Costs: expenses related to scheduled, unscheduled and overhaul repair of the boiler house, equipment, networks and fittings, and any other maintenance items; expenses for re-equipment, modification, upgrade, replacement of equipment or any other enhancement,

10

improvement of the Boiler house, equipment, networks and fittings, and any other maintenance items, except for expenses for materials and operation maintenance and day-to-day operation of the boiler house and related infrastructure required for maintaining its proper operation.

The Lessor is entitled, unilaterally and on an annual basis, starting from December 31, 2020 and further on an annual basis, recalculate the actual amount of the Heating Supply Costs for the period not exceeding one last calendar year. The Heating Supply Costs shall be recalculated if the average cost per one Gcal (less VAT) for the last calendar year calculated on the basis of the Heating Supply Costs actually incurred by the Lessor exceeds the cost per one Gcal (less VAT) for the last calendar year established by the Lessor according to foregoing clause a) or b). The Lessor shall recalculate the cost of heating supply services within thirty (30) business days from the date of the beginning of a new calendar year. The Lessee shall additionally pay the positive delta for the last calendar year when such delta took place within five (5) Business Days from the date of issuance by the Lessor of the invoice for extra payment. At the same time, the Lessor shall provide to the Lessee, based on recalculation, the calculation of the cost of one Gcal (less VAT) on the basis of the Heating Supply Costs actually incurred by the Lessor.

The rate per one Gcal (less VAT) in the related calendar year established by the Lessor in accordance with clause (b) or based on the results of recalculation of the Heating Supply Costs made by the Lessor following the results of the calendar year, shall not exceed the following value: an average heating rate per one Gcal (less VAT) calculated as the arithmetic mean of the minimum and maximum rates for business entities established by the Committee on Prices and Rates for Moscow region or other competent authority invested with the authorities of the Committee related to heating supply tariff regulation within the territory of Solnechnogorsk urban district, Moscow region (hereinafter — the “Competent Authority”) for the related calendar year, increased by twenty (20) percent (hereinafter — the “Marginal Heating Rate”). The Marginal Heating Rate in 2020 amounts to RUB two thousand seven hundred thirteen (2,713) per one Gcal (less VAT).

Should the Competent Authority fail to set the heating rate for the next calendar year, then the Marginal Heating Rate in the relevant calendar year shall not exceed the Marginal Rate for one Gcal (less VAT) specified in this clause hereof for the previous calendar year. Should the Competent Authority fail to set the heating rate for more than one (1) calendar year, then starting from the second (2) calendar year (hereinafter — the “Marginal Heating Rate Indexation Date”) when the heating rate is not set for, the Marginal Heating Rate in the relevant calendar year, as well as in every calendar year thereafter, provided that the Competent Authority doesn’t establish the heating rate, shall not exceed the Marginal Rate per one Gcal (less VAT) calculated in accordance with the provisions of this clause of the Agreement for the previous calendar year, increased by the RF CPI level in the relevant calendar year. If, as of the Marginal Heating Rate Indexation Date, the RF CPI indicator (in December in % to December of the last year) is not published, the Marginal Heating Rate subject to indexation shall be calculated after publication of the RF CPI indicator, and the new value of the Marginal Heating Rate shall be applied to the period starting from the Marginal Heating Rate Indexation Date. The Lessee shall pay extra for the heating supply as part of the Variable Part of the Lease Payment for the period from the Marginal Heating Rate Indexation Date subject to indexation, but not more than for one calendar year preceding the recalculation, within 5 (five) Business Days from the date of receipt of an appropriate invoice from the Lessor. After the heating rate for the year(s) specified is established by the Competent Authority, the Lessor is entitled, on a unilateral basis, to recalculate the Marginal Heating Rate and, if necessary, the rate for previous period(s) but no more than for one calendar year preceding the recalculation, and for the period not exceeding the period when the heating rate was established by

11

the Competent Authority, as soon as such rate is published, not waiting for the end of the current period (calendar year). The Lessee shall additionally pay to the Lessor the positive delta for heating supply for the last period(s) when such delta took place within five (5) calendar days from the date of issuance by the Lessor of the invoice subject to adjustment”.

In any case, including recalculation, the heating fee as a part of the Variable Part of the Lease Payment shall not be calculated with the use of the rate per each consumed Gcal (less VAT) exceeding the value which is the greater: calculated according to para. a) above or equal to the Marginal Heating Rate”.

25.	Clause 8 of Appendix No. 8 to Appendix No. 4 to the Preliminary Agreement “Lease Agreement Form” shall be amended to read as follows:

“By the decision of the Lessor, the amount of Security Payment 2 or Security Payment 3 (its part) may be set off against the Lease Payments.”

26.	Subclause b) of Clause 9 of Appendix No. 8 to Appendix No. 4 to the Preliminary Agreement “Lease Agreement Form” shall be amended to read as follows:

b) Security Payment 2 (if no Bank Guarantee has been provided by the Lessee) and the Security Payment 3 shall retain under control of the Lessor until termination/cancellation of the Lease Agreement and shall be returned to the Lessee within thirty (30) Business Days from the date of termination of the Lease Agreement and return of the Buildings to the Lessor, save to the extent that at the time of return the Buildings fail to meet the requirements of clause 11.1 of the Lease Agreement, as well as except for the cases when at the time of return of the Buildings to the Lessor there is damage caused to any part of the Warehouse Complex by the Lessee (including employees, representatives, contractors, subcontractors, sub-lessees or any other visitors of the Lessee) but not eliminated by the Lessee (or at the cost of the Lessee) when the amount of the Security Payment is held and used by the Lessor for the purpose of elimination of such defects/damage. Upon elimination of such defects/damage specified herein, the part of the Security Payment remaining after its use by the Lessor to cover elimination of such defect/damages, shall be returned to the Lessee. Should the Lessor’s costs for elimination of such defect/damages exceed the amount of the Security Payment which is at the disposal of the Lessor, then the Lessee shall reimburse the relevant exceeding amount to the Lessor within ten (10) Business Days from the date of a written request of the Lessor”.

27.

Clause 4.6 of Appendix No. 14 “Warehouse Complex Rules” to Appendix No. 4 to the Preliminary Agreement “Lease Agreement Form” shall be amended to read as follows: 4.6. Within the Territory of the Complex, it is prohibited for the Lessees:

•	to arrange for storage rooms in the stairways and floor corridors and keep goods, furniture and flammable materials under stair flights and on the landings;

•

to remove doors of emergency exits in floor corridors, halls, lobbies, entrances and stairways, previously defined in the project, and other doors preventing fire spreading along the escape routes. To introduce any changes in layouts and arrangements resulting in deterioration of the conditions of safe evacuation; restrict access to fire extinguishers, fire cocks or any other fire safety equipment or decrease the area of automatic fire protection systems (automatic fire-alarm system, fixed automatic firefighting equipment, smoke exhaust system, fire warning and evacuation management system);

12

•	to install additional doors or change swing directions (in derogation from the design), if it prevents easy evacuation or deteriorates evacuation possibility;

•

to clutter up the doors, passageways to adjoined sections and exits to external staircase with furniture, equipment (except for the conveyor line to be equipped by the Lessee as part of the Lessee’s Works) and other items;

•	to use mechanical floors, ventilation chambers and other technical premises for the purpose of goods storage;

•	to perform cleaning of premises and washing of clothes with the use of gasoline, kerosene and other highly flammable and combustible fluids;

•	to leave greasy wiping materials”.

28.	The Parties agreed to amend Clause 1.1 of Supplementary Agreement No. 2 dated August 09, 2019 to the Preliminary Agreement to read as follows:

“The Lessor shall provide the Lessee with the access to the Structure with the purpose of Structure preparation by the Lessee for further lease by the Lessee and conduct of Lessee’s Works until March 15, 2020, taking into account the provisions of Clause 3.4 of the Preliminary Agreement. Provision of access to the Structure shall be formalized by means of the Access Certificate to be signed in accordance with the provisions of clauses 3.2–3.4 of the Preliminary Agreement.”

29.	The Parties agreed to amend the first, the second and the third paragraph of Clause 1.2 of Supplementary Agreement No. 2 dated August 09, 2019 to the Preliminary Agreement to read as follows:

“The Lessor shall complete construction of the Structure under the terms substantially complying with the Terms of Reference (Appendix No. 1 to this Supplementary Agreement) and obtain the Permit for Commissioning of the Structure, and the Lessor shall complete Works 1 in Block 1-1 by April 30, 2020 (inclusive).

The Lessor and the Lessee shall, within ten (10) Business Days of the date of completion of Works 1 in Block 1-1 and/or construction of the Structure and obtaining the Permit for commissioning of the Structure, sign the Lease Agreements for the Buildings, subject to simultaneous signing of the Acceptance Certificate for the Buildings. After the state registration of the Lessor’s property right to Structure (at the discretion of the Lessor, for a separate property item or for a constituent part of Block 1, respectively), the Parties shall, within five (5) Business Days from the date of such state registration of the Lessor’s property right to the Structure, sign (execute) a supplementary agreement to the Lease Agreement, specifying the detailed characteristics of the Structure/Block 1-1 (cadastral number and other identification data) according to the form substantially complying with that agreed by the Parties in Appendix No. 13 to the Draft Lease Agreement, to submit such supplementary agreement for the state registration of the Lessee’s lease right to the Structure/Block 1-1.

The Parties agreed that the Lessor shall have the right to complete Works 1 in Block 1-1 and/or construction of the Structure and obtain the Permit for commissioning of the Structure for the time set in accordance with this clause, but, in any case, not earlier than March 01, 2020, which entails the Parties’ obligation to sign (execute) the Lease Agreement for Block 1-1 and/or the Structure or (if applicable) a supplementary agreement to the Lease Agreement as to the change of the leasable property by inclusion of Block 1-1/the Structure therein), subject to simultaneous signing of the Acceptance Certificate for Block 1-1 and/or the Structure, respectively.”

13

30.

For the avoidance of doubts, the Parties confirm that the condition of the term of obligation to execute the Lease Agreement for the Buildings, specified in the second paragraph of Clause 2.1 of the initial version of the Preliminary Agreement dated December 28, 2018, shall not apply, the Lease Agreement and the Acceptance Certificate shall be signed within the time and in accordance with the procedure specified in Clause 29 of this Supplementary Agreement.

31.

The Parties agreed that from March 01, 2020 until the Starting date of the lease Agreement in respect of Block 1-1, the Access Fee for Block 1-1 shall be charged and paid in the amount equivalent to the sum of the following components: the Basic Lease Payment, the Variable Part of the Lease Payment, Operating Expenses and Parking Fee with account for their indexation in accordance with the procedure stipulated in Clause 5.2 of the draft Lease Agreement.

The Access Fee shall be calculated and paid within the time limits, under the conditions and in accordance with the procedure to be determined similarly to the provisions applicable to the calculation and payment of the Basic Lease Payment, the Variable Part of the Lease Payment, the Operating Expenses and the Parking Fee under the Lease Agreement form.

32.	Appendix No. 2 “Premises Plans (Layouts)” to the Preliminary Agreement as regards layouts of Block 1-1 shall be amended to read as Appendix No. 1 to this Supplementary Agreement.

33.	Sections 2.2, 2.6 and 2.9 of Appendix No. 3 “Terms of Reference” to the Preliminary Agreement shall be amended to read as Appendix No. 2 hereto.

34.

Appendix No. 3 “Terms of Reference” to the Preliminary Agreement shall be supplemented with Appendix “Connection Points of Technical Equipment for Blocks 1-1 and 1-2. The location of apertures between Blocks 1-1 and 1-2” as amended by Appendix No.3 hereto.

35.	Appendix No. 3 “Terms of Reference” to the Preliminary Agreement shall be supplemented with Appendix “Layout of Foundations for Technical Equipment and Pits” as amended by Appendix No.4 hereto.

36.	The first paragraph of Clause 3 of Appendix No. 4 “Lease Agreement Form” to the Preliminary Agreement shall be amended to read as follows:

Power supply — on the basis of officially applicable rates of power supplier rendered to the Lessor; and for power supply with the use of alternative energy source (DDG) — on the basis of the Lessor’s expenses for support of operation of such alternative energy source, equal to the calculation of compensation for used fuel calculated as follows:

•

the compensation for the used fuel for a diesel-driven generator shall be calculated on the basis of worked engine hours multiplied by the DDG fuel consumption rate as indicated in DDG datasheet (applicable if the DDG datasheet does not include possible options of fuel consumption depending on DDG load);

•

if the technical specification provides for a number of possible options of fuel consumption depending on DDG load, the compensation shall be calculated based on the formula as follows: amount of generated energy for the calculation period is divided by DDG engine hours worked during such period, the percent of load and fuel consumption are defined based on the table specified in the DDG datasheet, the datasheet fuel consumption rate is multiplied by the worked engine hours;

the energy meter reading for the energy generated by the DDG for the calculated period shall be deducted from the energy meter reading for primary input for the same period provided that the meter reading for the energy generated by the DDG is available.”

37.	Any and all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Preliminary Agreement.

14

38.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Preliminary Agreement.

39.	This Supplementary Agreement shall come into force since the date of its signing and cover the relations between the Parties arisen since February 1, 2020.

40.	This Supplementary Agreement is executed in two (2) equally valid copies, one (1) copy for each Party.

41.	Appendices to the Supplementary Agreement:

Appendix No. 1 - Premises Plans (Layouts) as Regards Block 1-1 Layouts.

Appendix No. 2 - Restated Sections 2.2, 2.6 and 2.9 of Appendix No. 3 “Terms of Reference” to the Preliminary Agreement.

Appendix No.3 — Connection points of technical equipment for Blocks 1-1 and 1-2. The location of apertures between Blocks 1-1 and 1-2.

Appendix No.4 - Layout of foundation for technical equipment and pits.

/Signature/	/Signature/

A.I. Postnikov General Director	A.I. Pavlovich Attorney in Fact
/seal: Caravella Limited Liability Company 1105044002909, Solnechnogorsk, Moscow Region/	/seal: Internet Solutions Limited Liability Company, Reg. No. 103588 Moscow/

15

March 10, 2020

Caravella Limited Liability Company

and

Internet Solutions Limited Liability Company

Supplementary Agreement No.5 to

PRELIMINARY LEASE AGREEMENT

dated December 28, 2018

1

This Supplementary Agreement No.5 (hereinafter referred to as the “Supplementary Agreement”) to Preliminary Lease Agreement dated December 28, 2018 (hereinafter referred to as the “Preliminary Agreement”) was signed on March 10, 2020 in the city of Moscow, Russian Federation, between:

Caravella Limited Liability Company, a legal entity under the laws of the Russian Federation, registered by the Inspectorate of the Federal Tax Service for Solnechnogorsk, Moscow Region, date of registration: August 24, 2010, under OGRN 1105044002909 (certificate series 50 No. 011065200), INN 5044075570, KPP 504401001, with location at: building 32/2, Khorugvino village, Peshkovskoye settlement, Solnechnogorsk District, Moscow Region, 141533, represented by Andrey Igorevich Postnikov, General Director, acting under the Articles of Association (hereinafter referred to as the “Lessor”), on the one part; and

Internet Solutions Limited Liability Company, a legal entity under the laws of the Russian Federation, registered on September 24, 2002 under the primary state registration number 1027739244741 (certificate series 77 No. 007780301), INN 7704217370, KPP 770301001, located at 10, premise I, 41st floor, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich, acting under Power of Attorney No. 77/719-n/77-2019- 14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”), on the other part, hereinafter jointly referred to as the “Parties”, and individually as a “Party”, on the following:

1.	The Parties agreed to amend Clause 1.1 of Supplementary Agreement No. 2 dated August 09, 2019 to the Preliminary Agreement to read as follows:

“The Lessor shall provide the Lessee with the access to the Structure with the purpose of Structure preparation by the Lessee for further lease by the Lessee and conduct of Lessee’s Works until May 08, 2020, taking into account the provisions of Clause 3.4 of the Preliminary Agreement. Provision of access to the Structure shall be formalized by means of the Access Certificate to be signed in accordance with the provisions of clauses 3.2–3.4 of the Preliminary Agreement.”

2.	Any and all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Preliminary Agreement.

3.	With respect to everything else beyond the scope of this Supplementary Agreement, the Parties shall be governed by the provisions of the Preliminary Agreement.

4.	The Supplementary Agreement shall come into effect on the date of its signing.

5.	This Supplementary Agreement is executed in two (2) equally valid copies, one (1) copy for each Party.

/Signature/	/Signature/
A.I. Postnikov	A.I. Pavlovich
General Director	Attorney in Fact

/seal: Caravella Limited Liability Company * Solnechnogorsk, Moscow Region/	/seal: Internet Solutions Limited Liability Company * Moscow/

2